UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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American Express Company

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A COMMITMENT TO OUR PEOPLE – AND OUR PLANET

At American Express, we know that we're only as strong as our people – and we only win when we win together. Last year, we were proud to release our inaugural Diversity, Equity, and Inclusion (DE&I) report which outlined progress towards our $1 Billion DE&I Action Plan to promote racial, ethnic and gender equity and inclusion for our colleagues, customers and communities.

What's more, we're committed to actionable sustainability initiatives. We've only got one planet and protecting it is paramount to our commitment to backing our communities. That's why we're investing in new ways to minimize our carbon footprint in order to preserve the world for diverse generations to come.

March 18, 2022

Items of Business

To vote on the following proposals:

Election of directors proposed by our Board of Directors for a term of one year, as set forth in this proxy statement
Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2022
Advisory resolution to approve executive compensation
One shareholder proposal, if properly presented at the meeting
Such other business that may properly come before the meeting

ADMISSION

We do not require tickets for admission to the meeting but do limit attendance to shareholders as of the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, and photo identification.

If you are attending the meeting, you will be asked to comply with the special precautions we are taking in light of COVID-19, as described in this proxy statement. Detailed information regarding our 2022 Annual Meeting of Shareholders, including how to cast your vote, can be found in “Other Information” starting on page 84 of this proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2022 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 3, 2022:

Our proxy statement and annual report are available online at http://ir.americanexpress.com*. We will mail to certain shareholders a notice of internet availability of proxy materials, which contains instructions on how to access these materials and vote online. We expect to mail this notice and to begin mailing our proxy materials on or about March 18, 2022.

Your vote is important to us. Please exercise your shareholder right to vote.

By Order of the Board of Directors,

Kristina V. Fink

Corporate Secretary and Chief Governance Officer

*	Web links throughout this document are provided for convenience only. Information from the American Express website is not incorporated by reference into this proxy statement.

WHEN

Tuesday, May 3, 2022

9:00 a.m. Eastern Time

WHERE

American Express Company

200 Vesey Street

New York, New York 10285

RECORD DATE

March 7, 2022

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties. You can identify forward-looking statements by words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” “estimate,” “predict,” “potential,” “continue” or other similar expressions. Actual results may differ from those set forth in the forward-looking statements due to a variety of factors, including those contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and the Company’s other filings with the U.S. Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements.

2022 PROXY STATEMENT     i   •

Notice of Annual Meeting of Shareholders

1	Proxy Summary

6	Corporate Governance at American Express

	6	Item 1: Election of Directors for a Term of One Year

	6	Our Director Nominees

	14	Our Retiring Director

	14	Our Board’s Composition

	16	Director Onboarding

	16	Our Board Evaluation Process

	18	Our Board Leadership Structure

	19	Our Board’s Primary Role and Responsibilities, Structure and Processes

	22	Our Board Committees

	25	Our Corporate Governance Framework

	28	Shareholder Engagement

	31	Compensation of Directors

	33	Director Stock Ownership

	33	Director and Officer Liability Insurance

	33	Certain Relationships and Transactions

34	Our Commitment to Environmental, Social and Governance (ESG)

	35	New ESG Goals

	36	2021 ESG Highlights

	37	ESG Governance

	37	Office of Enterprise Inclusion, Diversity and Business Engagement

	38	Our ESG Ratings

	38	Diversity, Equity, and Inclusion

	38	2021 Global Workforce Representation

	39	Creating an Inclusive Workplace Culture

	39	Introducing a More Flexible Way of Working for the Future

	40	Supporting Colleague Health, Safety and Well-Being

	40	Fostering Personal and Professional Growth

	41	Awards and Recognition

	41	Learn More about Environmental, Social and Governance Matters at American Express

42	Audit Committee Matters

	42	Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm

	44	PricewaterhouseCoopers LLP Fees and Services

	45	Report of the Audit and Compliance Committee

46	Executive Compensation

	46	Item 3: Advisory Resolution to Approve Executive Compensation (Say-on-Pay)

47	Compensation Discussion and Analysis

	48	Section 1: Compensation Governance and Pay Principles

	50	Section 2: Company Performance Summary

	52	Section 3: Compensation Programs

	58	Section 4: Compensation Determination Process

	60	Section 5: Compensation Policies and Practices

	63	Section 6: Report of the Compensation and Benefits Committee

	64	Compensation Tables

	77	Equity Compensation Plans

	77	Pay Ratio

78	Shareholder Proposal

	78	Item 4: Shareholder Proposal Relating to Independent Board Chairman

82	Stock Ownership Information

84	Other Information

	84	Attending the Annual Meeting of Shareholders and Webcast

	85	Notice of Business to Come Before the Meeting

	85	Additional Voting Information

	87	Multiple Shareholders Sharing the Same Address

	87	2023 Annual Meeting of Shareholders Information

	88	Availability of Form 10-K

A-1	Annex A—Information Regarding Non-GAAP Financial Measures

2022 PROXY STATEMENT	1	•

Proxy Summary

Our Company’s Strategic Imperatives

American Express is a globally integrated payments company that provides customers with access to products, insights and experiences that enrich lives and build business success. Our integrated payments platform includes card-issuing, merchant-acquiring and card network businesses. We are a leader in providing payments products and services to a broad range of customers, including consumers, small businesses, mid-sized companies and large corporations around the world. Following an unprecedented year in 2020 with the onset of the COVID-19 pandemic, in 2021 we focused on rebuilding our growth momentum by investing in our customers, brand and talent and making progress against our four long-term strategic imperatives:

Business Performance

Our key focus in 2021 was to rebuild our growth momentum while continuing to invest in initiatives that advance our long-term strategic imperatives. Business performance highlights in 2021 include:

◾	Maintained customer satisfaction scores and card retention rates above pre-pandemic (2019) levels;

◾	Added 9.7 million new proprietary cards;

◾	Grew worldwide network volumes(1) by 24% versus the prior year, surpassing 2019 levels, with growth driven by consumer and small and mid-sized business spending;
◾	Sustained virtual parity coverage in the U.S., with approximately 99% of credit-card accepting merchants able to accept American Express(2), and remained committed to growing coverage globally, adding over 7 million merchant locations outside of the U.S.; and

◾	Continued to invest in marketing, value propositions, technology, and colleagues, while retaining financial flexibility.

(1)	Represents the total of billed business on our proprietary cards and processed network volumes, including alternative payment solutions facilitated by AXP.

(2)	Source: AXP internal data and The Nilson Report, February 2022.

Financial Results

2021 financial highlights include:

◾	Delivered $42.4 billion in revenue;

◾	Total revenue for the year grew by 17% versus the prior year, reflecting momentum in Card Member spending and growth in card fees as Card Member acquisition increased and retention remained high;

◾	Credit metrics remained around historic lows throughout the year;
◾	Diluted earnings per share (EPS) for the full year 2021 were $10.02, up from $3.77 the prior year, reflecting momentum in core business performance, credit reserve releases due to continued strong credit performance and an improving macroeconomic outlook, and sizeable net gains on equity investments; and

◾	Return on equity (ROE) was 33.7% and we returned $9 billion of capital to our shareholders through both share repurchases and dividends.

2022 PROXY STATEMENT	2	•

Financial Performance Highlights

(1)	Attributable to common shareholders. Represents net income less earnings allocated to participating share awards, dividends on preferred shares and other items.

(2)	Return on equity (ROE) is calculated by dividing the preceding twelve months of net income by the one-year monthly average of total shareholders’ equity.

How Our Compensation Program Supports Our Business Strategy

Our executive compensation program is designed to support the longevity and stability of the Company by driving long-term business outcomes, promoting strong governance practices and encouraging responsible risk-taking. This is achieved by linking individual pay with the Company’s performance on a diverse set of measures as well as financial and strategic goals. All senior executives have a large portion of compensation that is variable and covers annual and multi-year performance periods. Long-Term Incentive Awards are designed to align executives with the Company’s long-term performance using performance-based equity awards in the form of Restricted Stock Units and Stock Options. Further, the Company Scorecard incentivizes performance and includes key objectives in four categories: Shareholder, Customer, Colleague and Strategic.

In 2021, the Compensation and Benefits Committee modified its charter to include reviewing strategies relating to diversity, equity, and inclusion initiatives as well as key talent metrics. In addition, executive compensation is also increasingly linked to our ESG goals. For example, in years past, the annual scorecard’s Colleague category included diversity representation, talent retention, culture and inclusion metrics as part of the calculation to determine incentive compensation for all eligible colleagues and in 2021, we also incorporated key ESG initiatives into our executive compensation program under the Strategic category of our Company Scorecard.

To support strong oversight, our Board’s Compensation and Benefits Committee approves performance goals across our categories and certifies performance outcomes.

Our executive compensation program, including compensation principles and strategy, is discussed in detail under the Compensation Discussion and Analysis section of this proxy statement.

2022 PROXY STATEMENT	3	•

Our Board of Directors

The following provides current summary information about each director nominee. Our director nominees possess a range of diverse skills, backgrounds, experience and viewpoints that we believe are integral to an effective and well-functioning board. Detailed information about each nominee’s qualifications, experience, skills and expertise along with select professional and community contributions can be found starting on page 7.

Our Director Nominees

Name	Position	Age	Director Since	AC	CB	NGPR	R

Thomas J. Baltimore	Director	58	2021	∎

Charlene Barshefsky	Director	71	2001				∎

John J. Brennan	Lead Independent Director	67	2017	∎	●

Peter Chernin	Director	70	2006		∎	●

Ralph de la Vega	Director	70	2016	●	∎

Michael O. Leavitt	Director	71	2015	∎		∎

Theodore J. Leonsis	Director	66	2010		∎	∎

Karen L. Parkhill	Director	56	2020	∎			●

Charles E. Phillips	Director	62	2020				∎

Lynn A. Pike	Director	65	2020		∎

Stephen J. Squeri	CEO & Chairman	63	2018

Daniel L. Vasella	Director	68	2012		∎	∎

Lisa W. Wardell	Director	52	2021				∎

Christopher D. Young	Director	50	2018			∎	∎

∎  Member     ●  Chair

AC	Audit and Compliance	CB	Compensation and Benefits	NGPR	Nominating, Governance and Public Responsibility	R	Risk

2022 PROXY STATEMENT	4	•

Director Nominee Demographics

(1)	Based on self-identified characteristics.

Director Experience Highlights

Our director nominees have a diversity of skills, viewpoints and expertise, including in the following areas:

2022 PROXY STATEMENT	5	•

Corporate Governance Highlights

BOARD STRUCTURE AND INDEPENDENCE

◾  Engaged and autonomous Lead Independent   Director with explicit duties and responsibilities

◾  All directors are independent
  except the Chairman

◾  Diverse and highly skilled Board that provides   a range of viewpoints

◾  Annual Review of optimal Board leadership   structure for the Company

◾  Executive sessions of the independent directors led by the Lead   Independent Director at each regular in-person   Board meeting without management present

◾ Executive sessions at committee meetings led by independent committee chairs without management present

SHAREHOLDER RIGHTS

◾ Proxy access rights ◾ Annual election of all directors	◾ Majority voting for directors (in uncontested elections)	◾ Shareholders representing at least 25% of outstanding shares are able to call special meetings

BOARD OVERSIGHT

◾  Oversees the Company’s annual business plan   and corporate strategy, succession planning   and risk management

◾  Monitors the Company’s workplace culture,   “tone at the top” and values

◾  Proactive, comprehensive and strategic Board   and senior management succession planning

◾  Annual dedicated Board meeting focused on   Company strategy

◾  Key management and rising talent reviewed at   an annual talent review

◾  Director access to experts and advisors, both internal and external

◾  The Audit and Compliance Committee oversees the integrity of the Company’s financial statements and legal and regulatory compliance

◾  The Nominating, Governance and Public   Responsibility Committee   oversees Environmental, Social and Governance (ESG)   matters

◾  The Compensation and   Benefits Committee   oversees the Company’s   strategies relating   to diversity, equity, and   inclusion initiatives as well   as key talent metrics

◾  Risk-aware culture overseen by the Risk Committee, which also   oversees cybersecurity and ESG risks

STRONG CORPORATE GOVERNANCE PRACTICES

◾  Prohibition of hedging and
  pledging transactions by
  executive officers and directors

◾  Sound policy on public company
  board service

◾  Responsive, active and ongoing shareholder   engagement

◾  Strategic succession planning resulting in   regular Board and committee refreshment with   a range of tenures

◾  Robust Code of Business Conduct for
  Members of the Board of Directors and Code of   Conduct for American Express colleagues,   each with an annual certification requirement

◾  Annual written Board and committee   performance evaluations

◾  Comprehensive clawback policy for senior   executives

◾  Robust annual risk assessment of executive   compensation programs, policies and practices

◾ Significant share ownership requirements for senior executives and directors ◾ Mandatory retirement age of 72 ◾ Strong commitment to ESG, including net-zero carbon emissions by 2035
◾ Wide-ranging and comprehensive director onboarding program along with robust continuing educational programs

For a detailed discussion of our corporate governance framework and our director nominees, please see “Corporate Governance at American Express” beginning on page 6.

2022 PROXY STATEMENT	6 •

Corporate Governance at American Express

Item 1: Election of Directors for a Term of One Year

Our Board currently has 15 members. Fourteen of our directors are standing for re-election to hold office until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified. One of our current directors, Ronald A. Williams, is retiring and not standing for re-election. For more information, please see “Our Retiring Director” on page 14. Our Board has appointed Laureen E. Seeger, Richard Starr and Kristina V. Fink as proxies to vote your shares on your behalf. The proxies intend to vote for the election of each of the 14 candidates nominated by the Board unless you indicate otherwise on your proxy or voting instruction form or when you vote by telephone or online. Each candidate has consented to being named in this proxy statement and serving as a director, if elected. However, if any nominee is not able to serve, the Board can either nominate a different person or reduce the size of the Board. If the Board nominates another individual, the persons named as proxies may vote for that nominee.

Our Director Nominees

Our director nominees hold and have held senior positions as leaders of various large, complex businesses and organizations and in government, demonstrating their ability to develop and execute significant policy and operational objectives at the highest levels. Our nominees include current and former chief executive officers, chief financial officers, chief operating officers and members of senior management of large, global businesses. Through these roles, our nominees have developed expertise in core business strategy, operations, finance, human capital management and leadership development, compliance, controls and risk management, as well as the skills to respond to rapidly evolving business environments and foster innovation and business transformation. Additionally, our nominees’ experience serving in government and on other public, private and non-profit boards bring valuable knowledge and expertise, including in the areas of public policy, ESG, succession planning, compensation, cybersecurity, financial reporting and regulatory compliance.

Detailed biographical information for each director nominee follows. We have included career highlights, other public directorships and select professional and community contributions along with the top qualifications, experience, skills and expertise that we believe each director brings to our Board. Our Board considered all of the aforementioned attributes and the results of our annual board evaluations when deciding to re-nominate the following directors.

2022 PROXY STATEMENT	7 •

Thomas J. Baltimore	Director since 2021 | Independent | Age 58 Committee: Audit and Compliance

Career Highlights

◾  Chairman and CEO of Park Hotels & Resorts, Inc. (2016-present), an NYSE-listed lodging real estate investment trust (REIT) focused on upper-upscale and luxury hotel assets with 60 assets owned in the U.S.

◾  Former President, CEO and Director of RLJ Lodging Trust (2011-2016), an NYSE-listed lodging REIT focused on premium branded hotels in the U.S.

Specific Qualifications, Experience,
Skills and Expertise

◾  Public company CEO

◾  Hospitality and real estate industry expert

◾  Core business, operations and management

◾  Financial accounting expertise

◾  Public company governance

Other Current Public Directorships

◾  Park Hotels & Resorts, Inc.

◾  Prudential Financial Inc.

Other Public Directorships in the Past Five Years

◾  AutoNation

◾  Duke Realty Corporation

◾  RLJ Lodging Trust

Select Professional and Community Contributions

◾  Executive Committee Member, American Hotel & Lodging Association

◾  Director, University of Virginia Investment Management Company

◾  Executive Board Member, National Association of Real Estate Investment Trusts

◾  Director, The Real Estate Roundtable

Charlene Barshefsky	Director since 2001 | Independent | Age 71 Committee: Risk

Career Highlights

◾  Former Senior International Partner at WilmerHale (2001-2021), where she advised U.S. and international companies on international business transactions, government relations, market access, and foreign government regulation of business and investments

◾  Former U.S. Trade Representative and member of President Clinton’s Cabinet, where she served as chief trade negotiator and principal trade policymaker for the United States, negotiating complex market access, regulatory and investment agreements with virtually every major country in the world

Specific Qualifications, Experience,
Skills and Expertise

◾  High-level government service

◾  Expertise negotiating with foreign governments

◾  Advisor to firms on doing business in international markets

◾  Broad legal and public policy experience

◾  Public company governance

Other Current Public Directorships

◾  The Estée Lauder Companies Inc.

◾  Stagwell Inc. (fka MDC Partners Inc.)

Other Public Directorships in the Past Five Years

◾  Starwood Hotels & Resorts Worldwide, Inc.

◾  Intel Corporation

Select Professional and Community Contributions

◾  Trustee, Howard Hughes Medical Institute

◾  Member, Council on Foreign Relations

2022 PROXY STATEMENT	8 •

John J. Brennan	Director since 2017 | Lead Independent Director | Age 67 Committees: Audit and Compliance | Compensation and Benefits (Chair)

Career Highlights

◾  Chairman Emeritus and Senior Advisor of The Vanguard Group, Inc. (2010-present), a global investment management company

◾  Former CEO, CFO and Chairman of the Board of The Vanguard Group, Inc.

◾  Former Chairman of the Board of Governors of The Financial Industry Regulatory Authority (FINRA), a U.S. financial services industry regulator

◾  Former Chairman of the Financial Accounting Foundation, an overseer of financial accounting and reporting standard-setting boards

Specific Qualifications, Experience,
Skills and Expertise

◾  Core business, operations and management

◾  CFO and financial accounting expertise

◾  Risk and audit oversight

◾  Financial industry operations and regulation

◾  Institutional investor perspective

Other Current Public Directorships

◾  None

Other Public Directorships in the Past Five Years

◾  General Electric Company

◾  LPL Financial Holdings, Inc.

Select Professional and Community Contributions

◾  Chairman, Board of Trustees of the University of Notre Dame

◾  Chairman, Vanguard Charitable Endowment Program

◾  Founding Trustee, King Abdullah University of Science and Technology

Peter Chernin	Director since 2006 | Independent | Age 70 Committees: Compensation and Benefits | Nominating, Governance and Public Responsibility (Chair)

Career Highlights

◾  Founder and CEO of Chernin Entertainment (2009-present), a film and television production company, and The Chernin Group, LLC, which focuses on strategic opportunities in media, technology and entertainment

◾  Co-Founder and Partner of TCG, a multi-stage investment firm dedicated to building consumer businesses

◾  Former President, Chief Operating Officer and director of News Corporation

◾  Former Chairman and CEO of the Fox Group, where he oversaw the global operations of the company’s film, television, satellite cable and digital media businesses

Specific Qualifications, Experience,
Skills and Expertise

◾  Core business, operations and management

◾  Experience building global media businesses

◾  Digital business development

◾  Brand and marketing expertise

◾  Public company governance

Other Current Public Directorships

◾  None

Other Public Directorships in the Past
Five Years

◾  Pandora Media, Inc.

◾  Twitter, Inc.

Select Professional and Community Contributions

◾  Co-Chairman and Co-Founder, Malaria No More

◾  Director and Co-chair, Board of Visitors of the University of California, Berkeley

◾  Former Director, Harvard AIDS Initiative

2022 PROXY STATEMENT	9 •

Ralph de la Vega	Director since 2016 | Independent | Age 70 Committees: Audit and Compliance (Chair) | Compensation and Benefits

Career Highlights

◾  Chairman of the De la Vega Group (2018-present)

◾  Former Vice Chairman of AT&T Inc. and CEO of Business Solutions and International (2016), where he led AT&T’s Integrated Business Solutions group (both mobile and IP services), which served nearly all of the Fortune 1000 firms globally, AT&T’s Mexican wireless business and DIRECTV Latin America

◾  Former President and CEO of AT&T Mobile and Business Solutions (2014-2016)

◾  Former CEO of AT&T Mobility

◾  Former Chief Operating Officer of Cingular Wireless

Specific Qualifications, Experience, Skills
and Expertise

◾  Core business, operations and management

◾  Global business leader

◾  Extensive business experience in Latin America

◾  Digital and mobile technology expertise

◾  Financial accounting expertise

Other Current Public Directorships

◾  Amdocs Ltd.

Other Public Directorships in the Past
Five Years

◾  None

Select Professional and Community
Contributions

◾  Former Chairman and Current Director, Junior Achievement Worldwide

◾  Director, Latino Donor Collaborative

◾  Former Executive Board Member, Boy Scouts of America

Michael O. Leavitt	Director since 2015 | Independent | Age 71 Committees: Audit and Compliance | Nominating, Governance and Public Responsibility

Career Highlights

◾  Founder and Chairman of Leavitt Partners, LLC (2009-present), a health care consulting firm, and Chairman of Leavitt Equity Partners, a private equity fund

◾  Former U.S. Secretary of Health and Human Services

◾  Former Administrator of the U.S. Environmental Protection Agency

◾  Former Governor of Utah

Specific Qualifications, Experience, Skills
and Expertise

◾  Extensive government experience

◾  Core business, operations and management

◾  Broad public policy experience

◾  Regulatory experience

◾  Public company governance

Other Current Public Directorships

◾  Royal Caribbean Cruises Ltd.

Other Public Directorships in the Past
Five Years

◾  HealthEquity, Inc.

◾  Medtronic, Inc.

Select Professional and Community
Contributions

◾  Board of Advisors, Center for Presidential Transition, Washington D.C.

2022 PROXY STATEMENT	10 •

Theodore J. Leonsis	Director since 2010 | Independent | Age 66 Committees: Compensation and Benefits | Nominating, Governance and Public Responsibility

Career Highlights

◾  Founder, Chairman and CEO of Monumental Sports & Entertainment, LLC (2010-present), a sports, entertainment, media and technology company that owns the NBA’s Washington Wizards, NHL’s Washington Capitals, the WNBA’s Washington Mystics, the Capital City Go-Go, Wizards District Gaming, Caps Gaming and the Capital One Arena in Washington, D.C.

◾  Former Vice Chairman Emeritus of AOL LLC, a leading global ad-supported web company

◾  Former Chairman of Revolution Money, Inc., acquired by American Express in January 2010

Specific Qualifications, Experience, Skills
and Expertise

◾  Successful innovator and entrepreneur

◾  Core business, operations and management

◾  Expertise in social media and digital trends

◾  Brand and marketing expertise

◾  Public company governance

Other Current Public Directorships

◾  Groupon, Inc.

Other Public Directorships in the Past
Five Years

◾  None

Select Professional and Community
Contributions

◾  Chairman, D.C. College Access Program, Inc.

◾  Co-Founder and Vice-Chair, Greater Washington Partnership

◾  Co-Founder and Co-Executive Chairman, aXiomatic Gaming

◾  Council Member, National Museum of African American History and Culture

Karen L. Parkhill	Director since 2020 | Independent | Age 56 Committees: Audit and Compliance | Risk (Chair)

Career Highlights

◾  Executive Vice President and Chief Financial Officer of Medtronic, Inc. (2016-present), where she leads the global finance organization and key supporting functions including Treasury, Controller, Tax, Internal Audit, Investor Relations, Business Development, Information Technology and Enterprise Business Services

◾  Former Vice Chairman and Chief Financial Officer of Comerica Inc. (2011-2016), where she directly managed the Finance department overseeing Accounting, Business Finance, Corporate Planning and Development, Investor Relations, Treasury and Economics, with responsibility for all financial reporting

◾  Former Chief Financial Officer of the Commercial Banking business at JP Morgan Chase and Co.

Specific Qualifications, Experience, Skills
and Expertise

◾  Public company CFO

◾  Financial accounting expertise

◾  Banking industry expertise

◾  Core business, operations and management

◾  Risk and audit oversight

Other Current Public Directorships

◾None

Other Public Directorships in the Past
Five Years

◾  Comerica Inc.

Select Professional and Community
Contributions

◾  Former Member, International Women’s Forum

◾  Former National Trustee, Boys and Girls Clubs of America

◾  Former Director, Methodist Health System

2022 PROXY STATEMENT	11 •

Charles E. Phillips	Director since 2020 | Independent | Age 62 Committee: Risk

Career Highlights

◾  Managing Partner and Co-Founder of Recognize (2020-present), a technology private equity firm

◾  Former Chairman and CEO of Infor, Inc. (2010-2020), an enterprise software application provider

◾  Former President of Oracle Corporation

Specific Qualifications, Experience, Skills
and Expertise

◾  Technology industry expertise

◾  Core business, operations and management

◾  Financial services industry and investment expertise

◾  Risk oversight

◾  Regulatory experience

Other Current Public Directorships

◾  Paramount Global

Other Public Directorships in the Past
Five Years

◾  BancoSantander SA

Select Professional and Community
Contributions

◾  Former Director, Federal Reserve Bank of New York

◾  Director, Apollo Theater

◾  Director, Council on Foreign Relations

Lynn A. Pike	Director since 2020 | Independent | Age 65 Committee: Compensation and Benefits

Career Highlights

◾  Former President of Capital One Bank (2007-2012) and a former member of the Capital One Executive Committee

◾  Former President of Business Banking at Bank of America, as well as the former President of California for that corporation

Specific Qualifications, Experience, Skills
and Expertise

◾  Unique perspective as Co-Chair of the Board of Directors of American Express National Bank

◾  Banking industry expertise

◾  Core business, operations and management

◾  Payments and network industry expertise

◾  Regulatory experience

Other Current Public Directorships

◾  Hiscox Ltd.

Other Public Directorships in the Past
Five Years

◾  None

Select Professional and Community
Contributions

◾  Co-Chair, Board of Directors of American Express National Bank

◾  Director, Hiscox USA (HICI)

◾  Director, BankWork$

◾  Director, California State University Channel Islands Foundation

2022 PROXY STATEMENT	12 •

Stephen J. Squeri	Director since 2018 | Chairman and CEO since 2018 | Age 63 Committees: None

Career Highlights

◾  Chairman and CEO of American Express Company (2018 to present)

◾  Mr. Squeri has held many positions during his 36 years at American Express, including Vice Chairman, Group President of Global Corporate Services, Group President of Global Services and Executive Vice President and Chief Information Officer

Specific Qualifications, Experience, Skills
and Expertise

◾  Unique perspective as Company CEO

◾  Global business leader

◾  Core business, operations and management

◾  Payments and network industry expertise

◾  Expertise in digital and mobile innovation

Other Current Public Directorships

◾  None

Other Public Directorships in the Past
Five Years

◾  None

Select Professional and Community
Contributions

◾  Chair, Business Roundtable Corporate Governance Committee

◾  Trustee, Valerie Fund

◾  Trustee, Manhattan College

◾  Member, Board of Governors of Monsignor McClancy Memorial High School

Daniel L. Vasella	Director since 2012 | Independent | Age 68 Committees: Compensation and Benefits | Nominating, Governance and Public Responsibility

Career Highlights

◾  Honorary Chairman and former Chairman and CEO of Novartis AG (1996-2013), a company that engages in the research, development, manufacture and marketing of health care products worldwide

◾  Former CEO and Former Chief Operating Officer, Senior Vice President, Head of Worldwide Development and Head of Corporate Marketing at Sandoz Pharma Ltd.

◾  Chairman, Numab Therapeutics AG

Specific Qualifications, Experience, Skills
and Expertise

◾  Core business, operations and management

◾  Finance, investment and M&A experience

◾  Global business leader

◾  Led a highly regulated business

◾  Public company governance

Other Current Public Directorships

◾  PepsiCo, Inc.

◾  SciClone Pharmaceuticals, Inc.

Other Public Directorships in the Past
Five Years

◾  None

Select Professional and Community
Contributions

◾  Foreign Honorary Member, American Academy of Arts and Sciences

◾  Former Trustee, Carnegie Endowment for International Peace

◾  Former Member, International Business Leaders Advisory Council for the Mayor of Shanghai

2022 PROXY STATEMENT	13 •

Lisa W. Wardell	Director since 2021 | Age 52 Committee: Risk

Career Highlights

◾  Executive Chairman of Adtalem Global Education Inc. (2021-present), where she leads the board of directors and helps guide Adtalem’s mission and strategy, as well as representing Adtalem and interacting with key stakeholders to help advance Adtalem’s mission

◾  Former CEO and Chairman of Adtalem Global Education, Inc. (2016-2021), where she oversaw the strategic repositioning of Adtalem’s portfolio, successfully acquiring and integrating companies in Adtalem’s financial services vertical, and led turnarounds and divestitures of Adtalem’s non-core assets

◾  Former Executive Vice President and Chief Operating Officer for The RLJ Companies (2004-2016), where she was responsible for managing The RLJ Companies portfolio, including strategic partnerships, mergers and acquisitions, business strategy, operations and finance

Specific Qualifications, Experience,
Skills and Expertise

◾  Core business, operations and management

◾  Risk oversight

◾  Finance, investment and M&A experience

◾  Public company governance

◾  Experience building global education business

Other Current Public Directorships

◾  Adtalem Global Education Inc.

Other Public Directorships in the Past
Five Years

◾  Christopher and Banks, Inc.

◾  Lowe’s Companies, Inc.

◾  THINK450

Select Professional and Community
Contributions

◾  Member, The Business Council

◾  Member, The Executive Leadership Council

◾  Member, CEO Action for Diversity and Inclusion

Christopher D. Young	Director since 2018 | Independent | Age 50 Committees: Nominating, Governance and Public Responsibility | Risk

Career Highlights

◾  Executive Vice President – Business Development, Strategy and Ventures of Microsoft Corp. (2020-present), responsible for developing Microsoft’s global business development strategies that drive growth across the company

◾  Former CEO of McAfee, LLC (2017-2020), one of the world’s leading independent cybersecurity companies

◾  Former Senior Vice President and General Manager at Intel Security Group (2014-2017), where he led the initiative to spin out McAfee

Specific Qualifications, Experience, Skills
and Expertise

◾  Cybersecurity expert

◾  Core business, operations and management

◾  Experience in national security and emergency preparedness

◾  Product development and marketing experience

◾  Risk oversight

Other Current Public Directorships

◾  None

Other Public Directorships in the Past
Five Years

◾  Rapid7, Inc.

◾  Snap Inc.

Select Professional and Community
Contributions

◾  Member, CISA Cybersecurity Advisory Committee

◾  Former Member, President’s National Security Telecommunications Advisory Committee

◾  Former Director, Cyber Threat Alliance

◾  Former Member, Board of Trustees of Princeton University

2022 PROXY STATEMENT	14 •

Our Retiring Director

Ronald A. Williams is retiring from our Board at the end of his current term and, therefore, will not stand for reelection at our Annual Meeting of Shareholders. We thank Mr. Williams for his years of dedicated service and wish him continued success in the future.

Our Board’s Composition

As illustrated by the director biographies on the previous pages, our Board is made up of a diverse group of leaders with substantial experience in their respective fields. Our Board believes that the combination of the various skills, qualifications and experiences of the director nominees contributes to an effective and well-functioning Board and that, individually and as a whole, the director nominees possess the necessary qualifications to provide effective oversight and insightful strategic guidance.

We continually review our Board’s composition to identify the skills needed for our Company both in the near term and into the future. Ongoing strategic board succession planning, along with our mandatory retirement age for directors, ensures that the Board continues to maintain an appropriate mix of objectivity, skills and experiences to provide fresh perspectives and effective oversight and guidance to management, while leveraging the institutional knowledge and historical perspective of our longer-tenured directors. Over the next few years, several of our current Board members will retire due to our mandatory retirement age. With this in mind, our Board has been actively engaged in succession planning and added two new members in 2021. We believe that increasing the size of our Board in the short term to allow for knowledge transfer and information sharing between our newer directors and our retiring directors will help ensure an orderly and effective Board succession process over the next few years.

Ideal Director Nominee Attributes

The Nominating, Governance and Public Responsibility Committee assesses potential candidates based on their history of achievement, the breadth of their business experiences, whether they bring specific skills or expertise in areas that the committee has identified as desired and whether they possess personal attributes and experiences that will contribute to the sound functioning of our Board.

Diversity is also a key consideration in our nomination and succession planning processes. Our Corporate Governance Principles provide that the Board should be diverse, engaged and independent. When reviewing potential board nominees, the Nominating, Governance and Public Responsibility Committee considers the holistic diversity of the Board, including gender, race, ethnicity, age, sexual orientation and nationality, and does not discriminate on any basis. Specifically, we seek individuals who:

◾	have established records of significant accomplishment in leading global businesses and large, complex organizations

◾	have achieved prominence in their fields and possess skills or significant experience in areas of importance to our business strategy and expected future business needs

◾	possess integrity, independence, energy, forthrightness, strong analytical skills and the commitment to devote the necessary time and attention to the Company’s affairs

◾	demonstrate they can constructively challenge and stimulate management and exercise sound judgment

◾	demonstrate a willingness to work as part of a team in an atmosphere of trust and candor and a commitment to represent the interests of all shareholders rather than those of a specific constituency

◾	will contribute to the diversity of skills, experience and backgrounds on our Board

Process for Identifying and Adding New Directors

The Nominating, Governance and Public Responsibility Committee uses a professional search firm to help identify, evaluate and conduct due diligence on potential director candidates. Using a professional search firm supports the committee in conducting a broad search and looking at a diverse pool of potential candidates. The committee also maintains an ongoing list of potential candidates and considers recommendations made by the Board’s independent directors.

In addition, the Nominating, Governance and Public Responsibility Committee considers all shareholder recommendations for director candidates and applies the same standards in considering candidates submitted by shareholders as it does in evaluating all other candidates. Shareholders can recommend candidates by writing to the committee in care of the Company’s Corporate Secretary and Chief Governance Officer, whose contact information is on page 30. Shareholders who wish to submit nominees for election at an annual or special meeting of shareholders should follow the procedure described on page 87.

2022 PROXY STATEMENT	15 •

The Nominating, Governance and Public Responsibility Committee identifies and adds new directors using the following process:

1	Collect Candidate Pool

Independent search firms

Independent director recommendations

Shareholder recommendations

2	Holistic Candidate Review

Potential candidates are comprehensively reviewed and the subject of rigorous discussion during Nominating, Governance and Public Responsibility Committee meetings and Board meetings.

The candidates that emerge from this process are interviewed by members of the Nominating, Governance and Public Responsibility Committee and other Board members, including the Chairman and Lead Independent Director.

During these meetings, directors assess candidates on the basis of their skills and experience, their personal attributes and their expected contribution to the diversity of skills, experiences and backgrounds on our Board.

Extensive due diligence is conducted by third parties, including soliciting feedback from other directors and applicable persons outside the Company.

3	Recommendation to the Board

The Nominating, Governance and Public Responsibility Committee presents qualified candidates to the Board for review and approval.

Seven New Independent Directors Added Since 2017
Racial, ethnic and gender diversity

Current and former CEOs Current and former CFOs

Regulatory expertise

Global business leaders

Investment and M&A expertise

Technology and cybersecurity expertise

Hospitality industry expertise

Financial services, banking and payments industry expertise

2022 PROXY STATEMENT	16 •

Director Onboarding

The Company maintains a comprehensive director onboarding program. In light of the COVID-19 pandemic, the Company’s director onboarding program was transitioned to a virtual experience to facilitate the seamless integration of new directors into their roles, all while maintaining consistency, integrity and efficiency within the Company’s existing onboarding process. The Company’s virtual director onboarding program includes all elements of the in-person experience and each onboarding session is individually tailored to take into account a director’s prior experience and background. New processes were developed for the virtual environment to introduce new directors and facilitate integration on the Board.

Our Board Evaluation Process

Our Board continually seeks to improve its performance. Our Lead Independent Director has regular one-on-one discussions with our Board members and conveys their feedback on an ongoing basis to our Chairman. Separately, our Chairman, Chief Legal Officer, and Corporate Secretary and Chief Governance Officer each routinely communicates with our Board members to obtain real-time feedback.

Our Nominating, Governance and Public Responsibility Committee oversees the formal annual evaluation process of the effectiveness of our Board and its standing committees. Conducting a robust annual evaluation process allows the Board to assess its performance and practices and identify areas for improvement. As part of the evaluation process, our Board analyzes and assesses the performance of both the Chairman and the Lead Independent Director, as well as the culture of the Board.

Our annual Board evaluations cover several areas, including the following:

Board efficiency and overall effectiveness

Board and committee structure

Board and committee composition

Satisfaction with the performance of the Chairman

Satisfaction with the performance of the Lead Independent Director

Board member access to the Lead Independent Director, CEO and other members of senior management

Quality of Board discussions and balance between presentations and discussion

Quality and clarity of materials presented to directors

Board and committee information needs

Satisfaction with Board agendas and the frequency and format of meetings and time allocations

Areas where directors want to increase their focus

Board dynamics and culture

Board and committee access to experts and advisors

Satisfaction with the format of the evaluation

Our Board plans to periodically engage an independent third-party evaluation firm as we have in the past to augment the Board’s annual evaluation process.

We believe that this continuous feedback cycle, along with our formal annual evaluation process, contributes to the overall functioning and ongoing effectiveness of our Board.

2022 PROXY STATEMENT	17 •

Below is a summary of our Board evaluation process:

1

Annual Board and Committee Evaluations

The process, including evaluation method, is reviewed annually by the Nominating, Governance and Public Responsibility Committee.

Written questionnaires are used for the Board and each standing committee and are updated and tailored each year to address the significant processes that drive Board effectiveness. Each director completes a written questionnaire on an unattributed basis for the Board and for each committee on which they serve. The questionnaires include open-ended questions and space for candid commentary.

2

Summary of the Written Evaluations

Reports are produced summarizing the written questionnaires, which include all responses and highlight year-over-year trends.

All comments are unattributed, included verbatim and shared with the full Board and each applicable committee.

3

Board and Committee Review

The Chair of the Nominating, Governance and Public Responsibility Committee leads a discussion of the written Board and committee evaluation results at the Board level. Separately, each committee chair leads a discussion of the applicable written committee evaluation at each committee meeting and reports on their discussions to the full Board.

Directors also deliver feedback to the Lead Independent Director and Chairman of the Board and suggest changes and areas for improvement.

4

Actions taken in response to the evaluation process over the years include:

◾  Streamlined Board committee structure and meeting cadence;

◾  Board meetings in international locations with Company site visits are under consideration when permitted by health and travel conditions;

◾  Director onboarding program was modified and enhanced;

◾  Management with varying degrees of seniority present to the Board and its committees;

◾  Information and materials regularly provided to directors continue to evolve to alleviate “information overload” and to enable directors to focus on the key data;

◾  Format of Board meetings has been altered to enable more time for director discussion with and without the CEO present;

◾  Number of informal meetings between directors and key executives has been increased;

◾  Increased time for informal director-only gatherings;

◾  Director education and presentations on emerging risk areas, corporate governance, industry disruptors and competitors; and

◾  Board members added with expertise in areas critical to the Company’s business strategy and operations.

2022 PROXY STATEMENT	18 •

Our Board Leadership Structure

We believe that strong independent leadership is essential for our Board to effectively perform its primary oversight functions. We also believe it is critically important for our Board to retain flexibility to determine its leadership structure based on the particular composition of the Board, the individuals serving in leadership positions, the needs and opportunities of the Company as they change over time and considerations such as continuity of leadership, sound succession planning and the additional factors described below.

The Board believes that a combined Chairman and CEO role allows the Company to effectively convey its business strategy and core values to shareholders, customers, colleagues, regulators and the public in a single, consistent voice. The Board also recognizes the necessity of having a strong Lead Independent Director with a clearly defined role and set of responsibilities (as detailed below) where there is a combined Chairman and CEO or where the Chairman is not independent. Their leadership is supplemented by engaged and expert committee chairs along with independent-minded, skilled and committed directors.

The Board’s succession planning discussions surrounding the recent changes in the Lead Independent Director role included extensive discussions of the Board’s leadership structure. Further, our Board and Nominating, Governance and Public Responsibility Committee recently completed its annual review of the Board’s leadership structure and considered the insightful, effective and sound leadership provided by Mr. Brennan as well as the tangible benefits of having a Chairman and CEO with an operational focus and extensive company experience given the global and complex nature of our business. In addition, the review also considered how the Company’s robust corporate governance practices combined with the Board’s current leadership structure helps to ensure both clear, strategic alignment throughout the Company and independent oversight of management. Taking all of this into account, our Board continues to believe that our current structure, led by Messrs. Squeri and Brennan, allows the Board to focus on key strategic, policy and operational issues, provides critical and effective leadership (both internally and externally), and creates an environment in which the Board can work effectively and appropriately challenge management, all of which we believe will benefit the long-term interests of our shareholders.

Strong Lead Independent Director with Defined Role and Responsibilities

John J. Brennan was elected by the independent directors of our Board to serve as Lead Independent Director, effective September 26, 2021. Mr. Brennan succeeds Ronald A. Williams, who has reached our mandatory retirement age and will not stand for reelection at our annual meeting.

Mr. Brennan joined our Board in 2017. During his tenure as a Board member, Mr. Brennan has established strong and effective working relationships with his fellow directors and garnered their trust and respect. Furthermore, he has demonstrated strong leadership skills, independent thinking and a deep understanding of our business. In connection with his election to Lead Independent Director, Mr. Brennan rejoined our Compensation and Benefits Committee as Chair. He was the Chair of the Risk Committee up until his election and was succeeded in that role by Ms. Parkhill. He remains a member of the Audit and Compliance Committee.

Mr. Brennan was selected to serve as Lead Independent Director as a result of a vigorous vetting process led by the Nominating, Governance and Public Responsibility Committee, which included extensive discussions of potential candidates with all members of the Board to seek input and reach alignment. These robust discussions took into account independent director tenures and committee membership histories along with a potential candidate’s willingness and capacity to serve as Lead Independent Director, understanding that the position entails significant responsibility. The Board recognizes that in circumstances like ours where the positions of Chairman and CEO are combined, a strong Lead Independent Director with a clearly defined role and set of responsibilities is paramount for constructive and effective leadership. Therefore, the position of Lead Independent Director at American Express comes with a clear mandate and significant authority and responsibilities that are detailed as follows in our Board-approved Corporate Governance Principles:

Preside at all meetings of the Board at which the Chairman is not present, including the executive sessions of the independent directors, and apprise the Chairman of the issues considered and decisions reached at those sessions;

Call additional meetings of the independent directors as needed;

Lead the Board in putting forth its expectations for “tone at the top”;

Meet regularly with the Chairman and serve as a liaison between the Chairman and the independent directors;

Facilitate effective and candid communication to optimize Board performance;

Serve as the Chair of the Compensation and Benefits Committee;

Coordinate with the Chair of the Nominating, Governance and Public Responsibility Committee (as needed) to recruit and interview qualified candidates for the Board;

Lead the annual evaluation of the Chairman and Chief Executive Officer, and together with the Chair of the Nominating, Governance and Public Responsibility Committee, the evaluation of the performance and effectiveness of the Board;

Advise the Chairman of the Board’s informational needs, participate in the setting of Board meeting agendas, including requesting the inclusion of additional agenda items at his or her discretion, and review and approve the types of information sent to the Board;

Review and approve the schedule of Board meetings to ensure there is sufficient time for discussion of all agenda items;

Monitor and coordinate with the Chairman on appropriate governance issues and developments;

Be available as appropriate for consultation and direct communication with major shareholders;

2022 PROXY STATEMENT	19 •

Advise and meet with the Chairs of each Committee of the Board as needed to assist with the fulfillment of each such Committee Chair’s responsibilities to the Board; and

Consult with the Chair of the Nominating, Governance and Public Responsibility Committee and the Board on succession planning and appointments for each Committee of the Board.

In addition, all Board members are encouraged to propose the inclusion of additional Board agenda items that they deem necessary or appropriate in carrying out their duties. All Board members have direct access to the Chairman and to the Lead Independent Director.

Our Board’s Primary Role and Responsibilities, Structure and Processes

Our Board bears the responsibility for the oversight of management on behalf of our shareholders in order to ensure long-term value creation. In that regard, the primary responsibilities of our Board include, but are not limited to (i) oversight of the Company’s annual business plan and development of the Company’s strategy, including strategic objectives for the Company’s businesses, (ii) ongoing succession planning and talent management, including the review of the results of the Company’s Annual Colleague Experience Survey and (iii) risk management, including the oversight of the development of the Company’s risk appetite.

How our Board Oversees our Annual Business Plan and Corporate Strategy

Our Board is responsible for overseeing the development of the Company’s strategy, which articulates the Company’s strategic objectives for its businesses; helps establish and maintain an effective risk management structure and control function; and provides direction to senior management to determine which business opportunities to pursue. At the beginning of each year, our senior management presents our consolidated annual business plan to the Board, and the Board discusses the Company’s results relative to the plan periodically throughout the year. The Board holds senior management accountable for effectively implementing the Company’s strategy consistent with its risk appetite, while maintaining an effective risk management framework and system of internal controls. In 2021, in addition to continuing to analyze and oversee the impact of the COVID-19 pandemic on the Company’s strategy and performance throughout the year, our Board engaged in a virtual three-day meeting (in place of our in-person off-site meeting) to conduct a deep dive into the Company’s strategic goals, timeline to achieve these goals and execution plans.

2022 PROXY STATEMENT	20 •

How our Board Engages in Ongoing CEO and Key Executive Succession Planning

Our Board ensures that we have the right management talent to pursue our strategies successfully.

The entire Board is involved in the critical aspects of the CEO succession planning process, including establishing selection criteria that reflect our business strategies, identifying and evaluating potential internal candidates and making key management succession decisions. Succession and development plans are regularly discussed with the CEO as well as without the CEO present in executive sessions of the Board. The Board makes sure that it has adequate opportunities to meet with and assess development plans for potential CEO and senior management successors to address identified gaps in skills and attributes. This occurs through various means, including informal meetings, Board dinners, presentations to the Board and committees, attendance at Board meetings and the comprehensive annual talent review. In addition, the Board has developed an emergency CEO succession plan.

The Board also oversees management’s succession planning for other key executive positions. Our Board calendar includes at least one meeting each year at which the Board conducts a detailed talent review, which includes a review of the Company’s talent strategies, leadership pipeline and succession plans for key executive positions.

Additionally, the detailed results of the Company’s Annual Colleague Experience Survey are reviewed each year with the Board. Our Annual Colleague Experience Survey provides insights into employee satisfaction, leadership efficacy, learning opportunities, and career development. The insights provided by the survey help improve the American Express colleague experience, workplace culture and business results. We believe that maintaining our strong workplace culture, adhering to our Blue Box Values and ensuring that our people feel included, valued, recognized and backed will help us attract, retain and develop the right talent to lead the Company and successfully execute our corporate strategy. Please see page 39 for additional information about our workplace culture.

2022 PROXY STATEMENT	21 •

How our Board Oversees Risk Management

Board of Directors

We are committed to Board-level risk management. Our Board monitors our “tone at the top” and risk culture and oversees emerging strategic risks. Risk management is overseen by our Board through three Board committees: Risk, Audit and Compliance and Compensation and Benefits. Each committee consists entirely of independent directors and provides regular reports to the Board regarding matters reviewed at their committee. The committees meet regularly in executive sessions with our Chief Financial Officer, Chief Legal Officer, Chief Risk Officer, Chief Compliance & Ethics Officer, Chief Audit Executive and other members of senior management with regard to our risk management processes, controls, talent and capabilities

Risk Committee

Provides oversight of our enterprise risk management framework, processes and methodologies. Approves our Enterprise Risk Management policy, which covers risk governance, risk oversight and risk appetite, including credit risk, market risk, liquidity risk, operational risk, reputational risk, country risk, model risk, asset-liability management risk and strategic, business risk and ESG risk, including, but not limited to, climate change risk. Our Enterprise Risk Management policy:

◾	Defines the authorized risk limits to control exposures within our risk capacity and risk tolerance, including stressed forward-looking scenarios

◾	Establishes principles for risk taking in the aggregate and for each risk type, and is supported by a comprehensive system for monitoring limits, escalation triggers and assessing control programs

Reviews and concurs in the appointment, replacement, performance and compensation of our Chief Risk Officer

Receives regular updates from the Chief Risk Officer on key risks, transactions and exposures

Receives reports on cybersecurity and related risks at least twice a year

Reviews our risk profile against the tolerances specified in the Risk Appetite Framework, including significant risk exposures, risk trends in our portfolios and major risk concentrations

Provides oversight of management’s execution of capital management, liquidity planning and resolution planning

Monitors the quality and effectiveness of the Company’s technology security, data privacy and disaster recovery capabilities

Audit and Compliance Committee

Assists the Board in its oversight responsibilities relating to the integrity of our annual and quarterly consolidated financial statements and financial reporting process, internal and external auditing, including the qualifications and independence of the Company’s independent registered public accounting firm and the performance of our internal audit services function, and the integrity of our systems of internal control over financial reporting and legal and regulatory compliance

Provides oversight of our Internal Audit Department

Periodically reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s accounting policies, critical accounting estimates and critical auditing matters

Reviews and concurs in the appointment, replacement, performance and compensation of our Chief Audit Executive and approves Internal Audit’s annual audit plan, charter, policies, budget and overall risk assessment methodology

Receives regular updates on the status of the audit plan and results including significant reports issued by Internal Audit and the status of our corrective actions

Reviews and approves our compliance policies, which include our Compliance Risk Tolerance Statement

Reviews the effectiveness of our Corporate-wide Compliance Risk Management Program

Appoints, replaces, reviews and evaluates the qualifications of the Company’s independent registered public accounting firm

Compensation and Benefits Committee

Works with the Chief Colleague Experience Officer and the Chief Risk Officer to ensure our overall compensation programs, as well as those covering our business units and risk-taking employees, appropriately balance risk with business incentives and that business performance is achieved without taking imprudent or excessive risk

◾	Our Chief Risk Officer is actively involved in setting goals, including for our business units

◾	Our Chief Risk Officer also reviews the current and forward-looking risk profiles of each business unit and provides input into performance evaluations

◾	Our Chief Risk Officer meets with the committee and attests as to whether performance goals and results have been achieved without taking imprudent risks

Uses a risk-balanced incentive compensation framework to decide on our bonus pools and the compensation of senior executives

2022 PROXY STATEMENT	22 •

Board Oversight of Cybersecurity

We are a global financial services company and understand the substantial operational risks for companies in our industry as well as the importance of preserving the trust of our customers and protecting personal information. To that end, we have an extensive cybersecurity governance framework in place. Our Board receives reports on cybersecurity at least once a year and our Risk Committee receives reports on cybersecurity at least twice a year, including in at least one joint meeting with the Audit and Compliance Committee, and all receive ad hoc updates as needed. In addition, the Risk Committee annually approves the Company’s Information Security Program.

Our cybersecurity program is designed to protect the confidentiality, integrity and availability of information and information systems from unauthorized access, use, disclosure, disruption, modification or destruction. The program is built upon a foundation of advanced security technology, a well-staffed and highly trained team of experts, and robust operations based on the National Institute of Standards and Technology Cybersecurity Framework. This consists of controls designed to identify, protect, detect, respond to and recover from information and cybersecurity incidents. The framework defines risks and associated controls which are embedded in our processes and technology. Those controls are measured and monitored by a combination of subject matter experts and a security operations center with our integrated cyber detection, response and recovery capabilities.

Program Highlights

We have a robust Cyber Crisis Response Plan in place that provides a documented framework for handling high-severity security incidents and facilitates coordination across multiple parts of the Company.

We deploy a defense-in-depth strategy with multiple layers of controls, including embedding security into our technology investments.

We invest in threat intelligence and are active participants in industry and government forums to improve sector cybersecurity defense.

We collaborate with our peers in the areas of threat intelligence, vulnerability management and response and drills.

We routinely perform simulations and drills at both a technical and management level.

We incorporate external expertise and reviews in all aspects of our program.

All colleagues receive annual cybersecurity awareness training.

We continuously assess the risks and changes in the cyber environment and dynamically adjust our program and investments as appropriate.

How our Management Oversees Risk

We use our comprehensive Enterprise Risk Management program to identify, aggregate, monitor and manage risks. The program also defines our risk appetite, governance, culture and capabilities. The implementation and execution of the Enterprise Risk Management program is headed by our Chief Risk Officer.

There are several internal management committees, including the Enterprise Risk Management Committee (ERMC), chaired by our Chief Risk Officer. The ERMC is the highest-level management committee to oversee all firm-wide risks and is responsible for risk governance, risk oversight and risk appetite. It maintains the enterprise risk appetite framework and monitors compliance with limits and escalations defined in it. The ERMC oversees implementation of certain risk policies Company-wide. The ERMC reviews key risk exposures, trends and concentrations, and significant compliance matters, and provides guidance on the steps to monitor, control and report major risks.

Our Board Committees

Our Board’s current standing committee membership information is listed on the following pages. Effective March 9, 2022, our Board approved revisions to the membership of our standing committees (see page 3 for our Board’s current committee membership). The Compensation and Benefits Committee Chair and Risk Committee Chair reflected below assumed those positions in connection with the election of our new Lead Independent Director on September 26, 2021. Each current member of our standing committees and each member in 2021 was independent and fulfilled the requirements applicable to each committee on which he or she served.

2022 PROXY STATEMENT	23 •

Board Committee Responsibilities

Audit and Compliance Committee

COMMITTEE HIGHLIGHTS	9 Meetings in 2021	2021 Members Thomas J. Baltimore John J. Brennan Ralph de la Vega (Chair) Michael O. Leavitt Karen L. Parkhill	Independence Each member of the committee is independent and financially literate.	Audit Committee Financial Expert Each of Mr. Brennan, Mr. de la Vega and Ms. Parkhill meet the requirements as defined by U.S. Securities and Exchange Commission (SEC) rules.

Role and Responsibilities

◾  Assists the Board in its oversight of the integrity of our consolidated financial statements and related financial reporting processes, and internal and external auditing, including the qualifications and the independence of the independent registered public accounting firm, the performance of the Company’s Internal Audit services function, the integrity of our systems of internal control over financial reporting, and legal and regulatory compliance. See page 45 under Report of the Audit and Compliance Committee for additional information regarding the duties of the committee with respect to oversight of our financial reporting process

◾  Appoints, replaces, reviews and evaluates the qualifications of the Company’s independent registered public accounting firm

◾  Oversees the process for the receipt, retention and treatment, on a confidential basis, of complaints we receive regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters

◾  Reviews and discusses reports from management regarding significant reported ethics violations under our Code of Conduct and other corporate governance policies

◾  Meets regularly in executive session with management, including with the Company’s Chief Financial Officer, Chief Legal Officer, Chief Compliance & Ethics Officer and Chief Audit Executive, and also with the Lead Engagement Partner from the Company’s independent registered public accounting firm

Compensation and Benefits Committee

COMMITTEE HIGHLIGHTS	6 Meetings in 2021	2021 Members John J. Brennan (Chair) Peter Chernin Ralph de la Vega Theodore J. Leonsis Lynn A. Pike Daniel L. Vasella Ronald A. Williams	Independence Each member of the committee is independent.

Role and Responsibilities

◾  Oversees the compensation of our executive officers and designated key employees, considering the results of the Company’s most recent Say on Pay vote

◾  Oversees our employee compensation plans and arrangements and employee benefit plans

◾  Approves an overall compensation philosophy and strategy for the Company and its executive officers, including the selection of performance measures that appropriately balance risk with business objectives, and the review of our compensation practices so business performance is achieved without taking imprudent or excessive risk, with appropriate input from the Company’s Chief Risk Officer

◾  Evaluates potential conflicts of interest with respect to its advisors

◾  The committee may delegate certain of its responsibilities to one or more of its members or to executive officers or designated senior executives, to the extent permissible under its charter, the Company’s bylaws, the terms of the applicable plans, laws, rules, regulations and listing standards, and subject to any limitations imposed by our Board from time to time

◾  Reviews strategies relating to diversity, equity, and inclusion as well as key talent metrics, and such other matters as the committee deems appropriate from time to time

Compensation and Benefits Committee Interlocks and Insider Participation

◾  Neither any current member of the committee nor any person who served as a member of the committee during the last fiscal year is a former or current officer or employee of the Company or any of its subsidiaries. Neither any current member of the committee nor any person who served as a member of the committee during the last fiscal year has any relationship required to be disclosed under this caption under the rules of the SEC.

2022 PROXY STATEMENT	24 •

Nominating, Governance and Public Responsibility Committee

COMMITTEE HIGHLIGHTS	5 Meetings in 2021	2021 Members Peter Chernin (Chair) Michael O. Leavitt Theodore J. Leonsis Daniel L. Vasella Ronald A. Williams Christopher D. Young	Independence Each member of the committee is independent.

Role and Responsibilities

◾  Considers and recommends candidates for election to the Board, consistent with criteria approved by the Board

◾  Provides oversight of and advice with respect to corporate governance matters at the Company consistent with the long-term best interests of the Company and its shareholders

◾  Advises the Board on director compensation

◾  Oversees the annual performance evaluation process for the Board and Board committees, including establishing criteria for evaluating their performance

◾  Advises the Board on Board leadership

◾  Considers feedback from shareholders regarding governance practices

◾  Administers the Related Person Transaction Policy

◾  Supports the Board with respect to CEO and management succession planning

◾  Reviews legislation, regulations and policies affecting us and the communities we serve, as well as our philanthropic programs, our political action committee, our corporate political contributions and our government relations activities

◾  Reviews the Company’s practices, positions, strategy, formal reporting, policies and programs on ESG matters, including those related to sustainability, climate change, human rights, social impact and philanthropy, and the impact those matters have on the Company’s business and key stakeholders

Political Engagement Activities

We communicate with policymakers on public policy issues important to the Company. In addition to our advocacy efforts, we participate in the political process through the American Express Political Action Committee (AXP PAC) and through corporate political contributions in those jurisdictions where it is permissible. AXP PAC is funded solely by voluntary employee contributions and does not contribute to presidential campaigns. We maintain comprehensive compliance procedures to ensure that our activities are conducted in accordance with all relevant laws, and management regularly reports to the committee regarding its engagement in the public policy arena and its political contributions. Information regarding our Company’s political activities, including U.S. political contributions, may be found at
https://ir.americanexpress.com/governance-and-corporate-responsibility/policy-engagement-and-political-activity/default.aspx.

Risk Committee

COMMITTEE HIGHLIGHTS	7 Meetings in 2021	2021 Members Charlene Barshefsky Karen L. Parkhill (Chair) Charles E. Phillips Lisa W. Wardell Christopher D. Young	Independence Each member of the committee is independent.

Role and Responsibilities

◾  Assists the Board in its oversight of the Company’s Enterprise Risk Management framework and roles and responsibilities of the three lines of defense, and other risk management policies and procedures established by management to identify, assess, measure and manage key risks facing the Company

◾  Assists the Board in its oversight of management’s execution of capital management, liquidity planning and resolution planning

◾  Monitors the quality and effectiveness of the Company’s information technology security

◾  Meets regularly in executive session with the Company’s Chief Risk Officer

Please see How our Board Oversees Risk Management on page 21 for additional information regarding the activities of the committee.

2022 PROXY STATEMENT	25 •

Our Corporate Governance Framework

We have adopted Corporate Governance Principles that, together with the charters of the four standing committees of the Board (Audit and Compliance, Compensation and Benefits, Nominating, Governance and Public Responsibility and Risk), our Code of Conduct (which constitutes our code of ethics for colleagues) and the Code of Business Conduct for Members of the Board of Directors, provide our governance framework. Key governance policies and processes also include our Whistleblower Policy, our comprehensive Enterprise Risk Management Program, our commitment to transparent financial reporting and our systems of internal checks and balances. Comprehensive management policies, many of which are approved at the Board committee level, guide the Company’s operations.

Our Board, along with management, regularly reviews our Corporate Governance Principles and practices to ensure that they are appropriate and reflect our high standards and Blue Box Values. In reviewing our Corporate Governance Principles and making recommendations, the Nominating, Governance and Public Responsibility Committee considers the views of shareholders expressed to us in engagement meetings, as well as publicly available discourse on governance.

You may view the following documents by clicking on the “Corporate Governance” link found on our Investor Relations webpage at http://ir.americanexpress.com and then selecting “Governance Framework.” You may also access our Investor Relations webpage through our main website at www.americanexpress.com by clicking on the “About American Express” link, which is located at the bottom of the Company’s homepage. You may also obtain free copies of the following materials by writing to our Company’s Corporate Secretary and Chief Governance Officer:

◾	Corporate Governance Principles

◾	Charters for each of the four standing Board committees

◾	Code of Conduct (which constitutes our code of ethics for colleagues)

◾	Code of Business Conduct for Members of the Board of Directors

Majority Voting Standard for Director Elections

In a non-contested election, directors are elected by a majority of “for” votes cast by shareholders. A non-contested election is an election where the number of nominees is the same as the number of directors to be elected. If a director receives a greater number of votes “against” than votes “for” his or her election, the director is required to immediately submit his or her resignation to the Board. The Board, excluding such individual, will decide whether or not to accept such resignation and will promptly disclose and explain its decision in a Form 8-K filed with the SEC.

In a contested election, the director nominees who receive the plurality of votes cast are elected as directors. Under the plurality standard, the number of persons equal to the number of vacancies to be filled who receive more votes than other nominees are elected to the Board, regardless of whether they receive a majority of votes cast. An election is considered contested under our Certificate of Incorporation if there are more nominees than positions on the Board to be filled at the meeting of shareholders as of the fourteenth day prior to the date on which we file our definitive proxy statement with the SEC.

Our Policy on Director Outside Board Commitments

Our Board expects individual directors to allot sufficient time and attention to Company matters and to use their judgment and consider all of their commitments when accepting additional directorships on other corporations or charitable organizations. Our Board also recognizes that some directors have the time and ability to maintain the focus and commitment expected at our Board and committee meetings as well as those of other public companies. Our Corporate Governance Principles provide that a director should not serve on the boards of more than four public companies (including ours) or, if the director is an active Chief Executive Officer or equivalent of another public company, on the boards of more than three public companies (including ours). Additionally, a director who serves on our Audit and Compliance Committee should not serve on more than two other public company audit committees. Our Board believes that our policy strikes the right balance by allowing for the depth and breadth of experience gained through membership on other boards and the time commitment needed for engaged board service.

Our Nominating, Governance and Public Responsibility Committee believes it is important for directors to balance the insights gained from their roles on other boards with the ability to prepare for, attend and participate effectively in our Board and committee meetings. As a result, the Nominating, Governance and Public Responsibility Committee evaluates director performance to ensure directors continue to have the time and commitment to fulfill their obligations to our Board. When vetting prospective directors, a key component of the Company’s due diligence process includes inquiry into whether an individual has sufficient capacity to devote to being an engaged and productive member of our Board. During the annual re-nomination process, the Nominating, Governance and Public Responsibility Committee considers a number of factors when deciding whether to renominate a director, including meeting attendance, individual contributions at meetings, the role of a director on other boards (with consideration given to public company board leadership positions), the commitment levels and time demands of outside activities, peer review feedback from one-on-one meetings held by each of our Chairman and Lead Independent Director with directors throughout the year and the results of the annual Board evaluation. Specifically, our annual evaluation process overseen by the Nominating, Governance and Public Responsibility Committee addresses topics including director commitment levels, engagement, effectiveness, and preparedness, and the results are discussed by each committee and our Board. Our Nominating, Governance and Public Responsibility Committee confirms that all of our directors standing for re-election comply with our outside board commitment policy at this time.

2022 PROXY STATEMENT	26 •

We are aware that some of our shareholders have their own outside board commitment policies that are more restrictive than our policy and, specifically, that Thomas J. Baltimore, Jr. exceeds some of our shareholders’ policies as a public company CEO sitting on three public company boards. As indicated above, when our Nominating, Governance and Public Responsibility Committee was considering whether to nominate Mr. Baltimore to our Board, extensive due diligence regarding his capacity to serve was conducted, including consideration of his other public company leadership roles and outside commitments. Mr. Baltimore’s long-standing track record of effective engagement and stellar attendance records at his other public boards as well as professional references regarding his active participation on other public company boards were among the many factors that guided the Company in proceeding with Mr. Baltimore’s nomination. Our Nominating, Governance and Public Responsibility Committee reviewed and considered the factors and information described above when deciding to renominate Mr. Baltimore this year. Mr. Baltimore has also met with certain of our shareholders at their request to discuss his board commitments and his capacity to serve. Our Board believed, and continues to believe, that Mr. Baltimore allocates ample time and attention to Company matters.

Our Board seeks the right mix of directors with skills to accomplish our long-term goals and strategy, and conducts extensive due diligence when evaluating prospective director nominees and during the annual renomination process. Our Board requests that shareholders consider the points above when applying their respective director commitment criteria and/or policies.

Director Attendance

Our meeting attendance policy is set forth in our Corporate Governance Principles. During 2021, our Board met six times and our committees met 27 times. All directors attended 75% or more of the meetings of the Board and Board committees on which they served in 2021.

All of our directors serving on our Board at the time of our 2021 Annual Meeting of Shareholders (held virtually due to the COVID-19 pandemic) attended the meeting virtually. Our Board strongly encourages all of its members to attend the Annual Meeting of Shareholders but understands there may be exigent circumstances, especially during these unprecedented times. Despite the extraordinary circumstances created by the pandemic, the Board continued to meet regularly on a virtual basis throughout the year.

Executive Sessions

Executive sessions of independent directors, led by our Lead Independent Director, enable the Board to discuss matters, such as strategy, CEO and senior management performance and compensation, succession planning and board effectiveness, without management present. Any director may request additional executive sessions of independent directors. During 2021, our independent directors met in executive session at each regularly scheduled Board meeting.

Our Board’s Size

Our Corporate Governance Principles provide that while the Board need not adhere to a fixed number of directors, generally a board of 12-14 directors offers a sufficiently large and diverse group to address the important issues facing the Company and provides a wide range of perspectives, while being small enough to encourage personal involvement and discussion. We recognize that at times the number of directors on our Board may be higher than this range during periods of succession planning-related transitions, and when this occurs, expect the size of our Board to subsequently come back to within this range (12-14) as directors do not stand for re-election in accordance with our mandatory retirement age or to pursue other interests.

Proxy Access

A shareholder or group of no more than 20 shareholders that has owned at least 3% of our common shares for at least three years may nominate directors to our Board and include the nominees in our proxy materials to be voted on at our Annual Meeting of Shareholders. The maximum number of shareholder nominees that will be included in our proxy materials with respect to any such Annual Meeting of Shareholders is the greater of (i) two or (ii) 20% of directors to be elected. A shareholder who seeks to nominate a director or directors to our Board must provide proper notice to the Company’s Corporate Secretary and Chief Governance Officer under the terms of our bylaws.

Trading in Company Securities

We prohibit hedging and pledging transactions in Company securities by executive officers and directors. Employees that are not executive officers are also prohibited from hedging Company securities and discouraged from pledging Company securities.

2022 PROXY STATEMENT	27 •

Additionally, we require members of senior management as well as our directors to pre-clear every transaction in Company securities for themselves, their immediate family members, and any family trust with the Corporate Secretary and Chief Governance Officer. This includes gifts, transactions in discretionary accounts and non-routine transactions such as optional cash purchases in the Dividend Reinvestment Plan.

Our Board’s Independence

13/14
Director Nominees are Independent

Our Corporate Governance Principles require that a significant majority of our directors shall meet the criteria for independence required by the New York Stock Exchange (NYSE). A director is considered independent if the Board determines that he or she does not have a material relationship with the Company. In making its annual independence determinations, the Board considers transactions between each director nominee and the Company. Our Board has established guidelines to assist it in determining director independence. These guidelines can be found within our Corporate Governance Principles and cover, among other things, employment and compensatory relationships, relationships with our auditors, customer and business relationships, and contributions to nonprofit organizations.

Based on our guidelines, the Board determined in March 2022 that all of its members in 2022, other than Mr. Squeri, and all of the Board’s director nominees for election at the 2022 Annual Meeting of Shareholders, other than Mr. Squeri, are independent.

Effective March 1, 2021, Ambassador Barshefsky retired as a partner from the law firm of WilmerHale, an international law firm based in Washington, D.C. From time to time and in the ordinary course of its business, WilmerHale provides legal services to American Express that we consider to be de minimis in nature. Ambassador Barshefsky did not provide any such legal services, and she did not receive any compensation from the firm that is generated by or related to our payments to WilmerHale for such services. The Nominating, Governance and Public Responsibility Committee determined, based on fees paid to the firm over the past three years, that WilmerHale does not perform substantial legal services for the Company on a regular basis. The fees and expenses paid to WilmerHale represented less than 1% of the firm’s annual revenue in each of the past three years and represented less than 0.1% of American Express’ revenues in each such year. Further, the Nominating, Governance and Public Responsibility Committee reviewed the nature of American Express’ engagement of WilmerHale and the services rendered, including the expertise and relevant experience of the firm and the specific partners engaged to work on the matters for which we have engaged the firm, and determined that Ambassador Barshefsky’s service on our Board should not impair our ability to engage WilmerHale when we determine such engagements to be appropriate and in our best interests. The committee is satisfied that WilmerHale, when engaged for legal work, is chosen by American Express’ legal group on the basis of the directly relevant factors of experience, expertise and efficiency. After considering the foregoing, the committee determined and recommended to the Board that American Express’ professional engagement of WilmerHale does not impair Ambassador Barshefsky’s independence.

2022 PROXY STATEMENT	28 •

Shareholder Engagement

Our Board’s Commitment to Shareholder Engagement

Why We Engage

Our directors and management recognize the benefits that come from robust dialogue with shareholders and other relevant parties and we have embraced an active engagement strategy for many years. We engage with shareholders throughout the year in order to:

◾  Provide visibility and transparency into our business, our performance and our corporate governance, ESG and compensation practices;

◾  Discuss with our shareholders the issues that are important to them, hear their expectations for us and share our views; and

◾  Assess emerging issues that may affect our business, inform our decision making, enhance our corporate disclosures and help shape our practices.

2022 PROXY STATEMENT	29 •

How We Engage

Following our 2021 Annual Meeting of Shareholders, we engaged with shareholders representing approximately 45% of our outstanding shares on corporate governance, ESG, diversity, equity, and inclusion (DE&I), executive compensation and related matters. During these meetings, depending on the investor’s priorities, we discussed and sought direct feedback on a broad number of issues including company strategy and performance, board composition, ESG, DE&I, climate commitments and executive compensation programs. The below table provides a snapshot of our ongoing engagement process and outcomes.

Board Involvement

Our Lead Independent Director who also serves as our Compensation and Benefits Committee Chair is available for engagement with shareholders, including participating in joint corporate governance and investor relations meetings. We deliver extensive feedback to our Board regarding shareholder meetings.

Actions Taken by the Board Following Shareholder Engagement

Shareholder feedback is delivered to our Board and thoughtfully considered and has led to modifications in our executive compensation programs, governance practices and disclosure. Some of the actions we have taken that are informed by shareholder feedback over the last several years include:

  Redesigned performance restricted stock unit awards to include relative ROE metric and relative TSR modifier

  Eliminated Portfolio Grant (long-term cash) program in 2019 and transitioned target award values to 100% equity tied to Company and stock performance for Named Executive Officers (NEOs)

  Modified our perquisites policy to eliminate cash perquisite allowance paid to NEOs

  Continued to align compensation program with the Company’s strategic priorities

  Released our 2020-2021 ESG report (available on our website), which includes our full EEO-1 data and outlines our new ESG Strategy Roadmap focused on three core pillars: promoting DE&I, building financial confidence, and advancing climate solutions each with new long-term goals and initiatives

  Released our inaugural DE&I report (available on our website), which includes recruitment, retention and promotion data, documents our progress on DE&I commitments and initiatives and details the diversity representation of colleagues and our history of fostering an inclusive and equitable culture through real stories from colleagues, customers and community leaders

  Achieved 100% pay equity for colleagues across genders globally and across races and ethnicities in the U.S and enhanced transparency on equal pay with the disclosure of our “raw median pay gap”

  Adopted proxy access

  Adopted shareholder right to call special meetings

  Changed our executive compensation peer group

  Simplified our Annual Incentive Award program to be more formulaic and based on a single Company scorecard

  Committed to not provide office support to future retiring CEOs

  Enhanced our website disclosures on political contributions

  Continued to evolve and enhance our proxy disclosures

  Amended our Corporate Governance Principles to limit the number of public company boards on which our directors may serve

  Added directors with financial services, payments, cybersecurity and digital backgrounds

  Committed to net-zero emissions by 2035 in alignment with the Science Based Targets initiative

Investor Relations and
Senior Management

We provide investors with many opportunities to provide feedback to our Board and senior management. We participate in:

◾  Formal events

◾  One-on-one meetings

◾  Group meetings throughout the year

To learn more about our engagement, you may visit our Investor Relations website at
http://ir.americanexpress.com.

Corporate Secretary’s Office

We engage with governance representatives of our major shareholders through in-person meetings and conference calls that occur during and outside of the proxy season. Members of the corporate governance, investor relations and executive compensation groups discuss, among other matters, company performance, emerging governance practices generally and specifically with respect to our Company, the reasons behind a shareholder’s voting decisions at prior annual shareholder meetings, our executive compensation practices and ESG strategy and framework.

2022 PROXY STATEMENT	30 •

How to Communicate with our Board

You may communicate with the Board or an individual director by letter or email, directed in care of the Company’s Corporate Secretary and Chief Governance Officer, who will forward your communication to the intended recipient. However, at the discretion of the Corporate Secretary and Chief Governance Officer, materials considered to be inappropriate or harassing, unsolicited advertisements, or promotional materials and invitations to conferences may not be forwarded.

If you have an inquiry about our financial statements, accounting practices or internal controls, please direct your concern to the Chair of the Audit and Compliance Committee. If the inquiry relates to our governance practices, business ethics or corporate conduct, it should be directed to the Chair of the Nominating, Governance and Public Responsibility Committee or the Lead Independent Director. Matters relating to executive compensation may be directed to the Chair of the Compensation and Benefits Committee. If you are unsure of the category to which your concern relates, you may communicate it to any one of the independent directors, to the Lead Independent Director or to the Chairman.

Please direct such communications in care of the Corporate Secretary and Chief Governance Officer as follows:

Kristina V. Fink

Corporate Secretary and Chief Governance Officer

American Express Company

200 Vesey Street

New York, NY 10285

corporatesecretarysoffice@aexp.com

2022 PROXY STATEMENT	31 •

Compensation of Directors

The Nominating, Governance and Public Responsibility Committee reviews director compensation and seeks to compensate our directors in a manner that attracts and retains highly qualified directors and aligns the interests of our directors with those of our long-term shareholders. No changes were made to the Company’s non-management director compensation programs for 2021.

The following table provides information on the 2021 compensation of non-management directors who served for all or a part of 2021. We reimburse directors for reasonable out-of-pocket expenses attendant to their board service.

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
Thomas J. Baltimore(4)	$109,111	$200,000	$1,613	$310,724
Charlene Barshefsky	$120,000	$200,000	$120,666	$440,666
John J. Brennan(5)	$166,746	$219,769	$27,441	$413,956
Peter Chernin	$145,000	$200,000	$78,360	$423,360
Ralph de la Vega	$151,333	$200,000	$28,099	$379,432
Anne L. Lauvergeon(6)	$41,785	$—	$17,398	$59,183
Michael O. Leavitt	$135,000	$200,000	$39,243	$374,243
Theodore J. Leonsis	$130,000	$200,000	$59,728	$389,728
Karen L. Parkhill	$145,272	$200,000	$13,255	$358,527
Charles E. Phillips	$116,333	$200,000	$1,803	$318,136
Lynn A. Pike	$117,792	$200,000	$135,255	$453,047
Daniel L. Vasella	$134,694	$200,000	$60,653	$395,347
Lisa W. Wardell(7)	$98,000	$200,000	$1,498	$299,498
Ronald A. Williams(8)	$159,456	$255,231	$137,510	$552,197
Christopher D. Young	$135,042	$200,000	$18,006	$353,048

(1)

Annual Retainers. For service in 2021, we paid non-management directors an annual retainer of $100,000 for board service. We paid an additional annual retainer of $20,000 to members of the Audit and Compliance and Risk Committees, $15,000 to members of the Compensation and Benefits Committee and Nominating, Governance and Public Responsibility Committee. We also paid an annual retainer to the Chair of each of the Board committees as follows: Audit and Compliance and Risk, $20,000; and Compensation and Benefits and Nominating, Governance and Public Responsibility, $15,000. We pay no fees for attending meetings, but the annual retainer for board service of $100,000 is reduced by $20,000 if a director does not attend at least 75% of his or her aggregate board and committee meetings. Our Lead Independent Director receives an annual retainer of $100,000, of which $25,000 is paid in cash and included in this column and the remaining $75,000 is credited to the director’s stock equivalent unit (SEU) account (see footnote 2). During 2021, we had two Lead Independent Directors, Ronald A. Williams and John J. Brennan, who received pro-rated retainers of $73,641 and $26,359, respectively,

All non-management directors, except Charlene Barshefsky, Theodore J. Leonsis, Karen L. Parkhill, Lynn A. Pike and Ronald A. Williams, deferred all or a portion of their 2021 retainers into a cash account, a SEU account, or both, under the deferred compensation plan described below in footnote 2.

(2)

Share Equivalent Unit Plan. To align our non-management directors’ annual compensation with shareholder interests, each non-management director is credited with common SEUs upon election or reelection at each annual meeting of shareholders. Each SEU reflects the value of one common share. Directors receive additional SEUs as dividend equivalents on the units in their accounts. SEUs do not carry voting rights and must be held at least until a director ends his or her service on the Board. Each SEU is payable in cash equal to the then-value of one common share at the time of distribution to the director. On May 4, 2021, the date of last year’s annual meeting, each non-management director elected to the Board was credited with SEUs having a value of $200,000, which consisted of 1,339 SEUs, based on the market price of our common shares for the average of the 15 trading days immediately preceding such date. In addition, our Lead Independent Directors during 2021, Ronald A. Williams and John J. Brennan, received a pro-rated annual SEU retainer of $55,231 and $19,769, respectively, which consisted of 351 and 121 SEUs, respectively, based on the market price of our common shares for the average of the last 10 trading days of such calendar quarter. We report in this column the aggregate grant date fair value of these SEUs in accordance with FASB ASC Topic 718, Compensation—Stock Compensation.

Deferred Compensation Plan for Directors. Non-management directors may defer the receipt of up to 100% of their annual retainer fees into either: (1) a cash account in which amounts deferred will be credited at the rate of 120% of the applicable federal long-term rate for December of the prior year or (2) their SEU account. Directors will receive cash payments upon payout of their deferrals.

2022 PROXY STATEMENT	32 •

The balances in directors’ SEU accounts as of December 31, 2021, are set forth in the table below. These amounts represent the aggregate number of SEUs granted under the SEU Plan for all years of service as a director and additional units credited because of the reinvestment of dividend equivalents and, for directors who participated in the SEU option under our deferred compensation plan for directors, retainer amounts deferred into their SEU account and dividend equivalents thereon.

Name	Number of SEUs
Thomas J. Baltimore	2,027
Charlene Barshefsky	71,249
John J. Brennan	17,464
Peter Chernin	46,494
Ralph de la Vega	17,674
Anne L. Lauvergeon	4,072
Michael O. Leavitt	23,604
Theodore J. Leonsis	35,591
Karen L. Parkhill	3,716
Charles E. Phillips	2,151
Lynn A. Pike	3,716
Daniel L. Vasella	36,641
Lisa W. Wardell	1,948
Ronald A. Williams	76,593
Christopher D. Young	11,697

(3)

Insurance. We provide our non-management directors with group term life insurance coverage of $50,000. The group life insurance policy is provided to the directors on a basis generally available to all Company employees. This column includes the premium paid for such coverage.

Dividend Equivalents. Dividend equivalents are reinvested in additional units for all directors based upon total SEUs held at the time of Company quarterly dividend payment dates. This column includes the fair market value of the dividend equivalents received by the directors during 2021 in these amounts: Mr. Baltimore $1,561, Amb. Barshefsky $120,614, Mr. Brennan $27,390, Mr. Chernin $78,309, Mr. de la Vega $28,047, Ms. Lauvergeon $17,381, Gov. Leavitt $39,192, Mr. Leonsis $59,676, Ms. Parkhill $5,203, Mr. Phillips $1,751, Ms. Pike $5,203, Dr. Vasella $60,601, Ms. Wardell $1,459, Mr. Williams $129,458, and Mr. Young $17,954.

Directors’ Charitable Award Program. We maintain a Directors’ Charitable Award Program for directors elected prior to July 1, 2004. To fund this program, we purchased joint life insurance on the lives of participating directors. The death benefit of $500,000 funds a donation to a charitable organization that the director recommends. The Company paid no premiums for the policies of non-management directors who served for all or part of 2021.

Matching Gift Program. Directors are eligible to participate in the Company’s Matching Gift Program on the same basis as Company employees. Under this program, the American Express Foundation matches gifts to approved charitable organizations up to $8,000 per calendar year. This column includes the amounts matched with respect to calendar year 2021.

Other Retainers. Ms. Pike is Co-Chair of the Board of Directors of American Express National Bank (AENB), our U.S. bank subsidiary. For her services as Co-Chair and member of both the Audit Committee and Risk and Compliance Committee of AENB, Ms. Pike received an annual cash retainer totaling $130,000, which is included in this column.

(4)	Mr. Baltimore was elected to our Board effective January 27, 2021.

(5)	Mr. Brennan was elected as Lead Independent Director effective September 26, 2021.

(6)	Ms. Lauvergeon retired from our Board effective May 4, 2021.

(7)	Ms. Wardell was elected to our Board effective March 8, 2021.

(8)	Mr. Williams stepped down as Lead Independent Director effective September 25, 2021.

2022 PROXY STATEMENT	33 •

Director Stock Ownership

Our Corporate Governance Principles provide that non-management directors are required to obtain a personal holding of shares (directly or through SEUs) with a value of $1 million within five years of joining the Board. All non-management directors have achieved or are on track to achieve this requirement during the required time period.

Director and Officer Liability Insurance

We have an insurance program in place to provide coverage for director and officer liability. The coverage provides that, subject to the policy terms and conditions, the insurers will: (i) reimburse us when we are legally permitted to indemnify our directors and officers; (ii) pay losses, including settlements, judgments and legal fees, on behalf of our directors and officers when we cannot indemnify them; and (iii) pay our losses resulting from certain securities claims. A portion of the insurance program is blended with certain other insurances covering the Company. The insurance program is effective from November 30, 2021 to November 30, 2022 and is provided by a consortium of insurers. ACE American Insurance Company and XL Specialty Insurance Company are the lead insurers with various other insurers providing excess coverage. We expect to obtain similar coverage upon expiration of the current insurance program. The annual premium for the insurance program is approximately $5.7  million.

Certain Relationships and Transactions

In the ordinary course of our business, we engage in transactions, arrangements and relationships with many other entities, including financial institutions and professional organizations. Some of our directors, director nominees, executive officers, greater than 5% shareholders, and their immediate family members (each, a Related Person) may be directors, officers, partners, employees or shareholders of these entities. We carry out transactions with these entities on customary terms and, in many instances, these Related Persons may not have knowledge of them. To the Company’s knowledge, since January 1, 2021, no Related Person has had a material interest in any of our ongoing business transactions or relationships except as described in this section.

Our Related Person Transaction Policy

Our written Related Person Transaction Policy governs company transactions, arrangements and relationships involving more than $120,000 in which a Related Person has a direct or indirect material interest (Related Person Transactions). Under the policy, the Nominating, Governance and Public Responsibility Committee must provide prior review and oversight of, and approval or disapproval of, Related Person Transactions, other than certain pre-approved transactions (described below). The committee will only approve a transaction if, after reviewing the relevant facts and circumstances, it determines that the transaction is consistent with the best interests of the Company. In the event we become aware of a Related Person Transaction that was not approved under the policy, the committee will consider the options available, including ratification, revision or termination of the transaction. The policy does not supersede any other company policy or procedure that may apply to any Related Person Transaction, including our Corporate Governance Principles and codes of conduct.

The Company’s Corporate Secretary is responsible for assisting the Nominating, Governance and Public Responsibility Committee in carrying out its responsibilities, and management is required to present to the committee the material facts of any transaction that it believes may require review. In cases when it is impracticable or undesirable to delay a decision on a proposed transaction until the next meeting of the Nominating, Governance and Public Responsibility Committee, the Chair may review and approve the transaction and then report any approval to the full committee at its next regularly scheduled meeting. If a matter before the Nominating, Governance and Public Responsibility Committee involves a member of the committee, the member must recuse themselves and may not participate in deliberations or vote on the matter.

Pre-Approved Categories of Related Person Transactions

The Nominating, Governance and Public Responsibility Committee has pre-approved certain categories of transactions as being consistent with the best interests of the Company. These categories, which may exceed the proscribed threshold for Related Person Transactions, include but are not limited to, director and executive officer compensation, use of Company products and services, transactions involving indebtedness to the Company, certain banking-related transactions, certain ordinary course transactions, charitable contributions and indemnification payments.

Related Person Transactions

Our executive officers and directors may from time to time take out loans from certain of our subsidiaries on the same terms that these subsidiaries offer to the general public. For example, our U.S. card-issuing bank may extend credit to our directors and executive officers under our charge or lending products. All indebtedness from these transactions is in the ordinary course of our business and is on the same terms, including interest rates and collateral, in effect for comparable transactions with other people. Such indebtedness involves normal risks of collection and does not have features or terms that are unfavorable to our subsidiaries. Our executive officers and directors may also enter into transactions with us involving other goods and services, such as travel services and investments in deposit products offered by subsidiaries of the Company. These transactions are also in the ordinary course of our business, and we provide them on terms that we offer to our customers generally. Occasionally, we may have employees who are related to our executive officers, directors or director nominees. We compensate these individuals in a manner consistent with our practices that apply to all employees. The sister-in-law of Mr. Squeri, our Chairman and CEO, is employed by the Company in a non-executive position and received compensation in 2021 of between $315,000 and $355,000. The compensation and other terms of employment of Mr. Squeri’s sister-in-law are determined on a basis consistent with the Company’s human resources policies.

Certain executive officers, directors and members of their immediate families are directors, employees or have equity interests in companies with whom the Company has entered into ordinary course business relationships from time to time and with whom the Company may enter into additional ordinary course business relationships. These may include ordinary course merchant acceptance relationships pursuant to which these companies accept our charge and credit card products and pay us fees when their customers use these cards, as well as use of the Company’s cards and financial and other products and services, including extensions of credit, on terms and conditions similar to those available to other customers generally. From time to time, we may enter into joint marketing or other relationships with one or more of these companies in the ordinary course that encourage customers to apply for and use our cards. We may engage in other commercial transactions with these companies and pay or receive fees in those transactions. We have a number of similar ordinary course relationships with Berkshire Hathaway Inc. and its subsidiaries. We have also purchased insurance and other products from subsidiaries of Berkshire Hathaway Inc. in the ordinary course of business and on arm’s-length terms. For information regarding a letter agreement between us and Berkshire Hathaway Inc. related to Berkshire’s investment in the Company, please see Stock Ownership Information on pages 82-83. Additionally, the Company may from time to time make charitable contributions to nonprofit organizations where our directors or executive officers are directors or trustees.

2022 PROXY STATEMENT	34 •

Our Commitment to Environmental, Social and Governance (ESG)

At American Express, we believe effective ESG management can help chart a path to a sustainable, inclusive, and successful future. For years, we have mobilized our business to address pressing global challenges and back our colleagues, customers, communities, and partners.

In 2020 and 2021, we built on these strong foundations by rolling out a new global ESG strategy that sets ambitious goals in three critical areas for our Company, stakeholders, and society: Promote Diversity, Equity, and Inclusion (DE&I); Build Financial Confidence; and Advance Climate Solutions. This new global ESG strategy represents an evolution of our longstanding commitment to Corporate Social Responsibility (CSR) and is based on an assessment of the priority ESG issues that matter most to our business and stakeholders.

ESG Strategy Framework

MISSION: BACK PEOPLE AND BUSINESSES TO THRIVE AND CREATE EQUITABLE, RESILIENT, AND SUSTAINABLE COMMUNITIES GLOBALLY

STAKEHOLDERS INCLUDING SHAREHOLDERS, COLLEAGUES, CUSTOMERS, AND COMMUNITIES

SOUND GOVERNANCE INCLUDING BUSINESS ETHICS, TRANSPARENCY, AND ACCOUNTABILITY

Key Pillars

Nominating, Governance, and Public Responsibility Committee

EXECUTIVE COMMITTEE

ESG STEERING COMMITTEE

ESG WORKING GROUPS

2022 PROXY STATEMENT	35 •

New ESG Goals

Our ESG strategy roadmap lays out the new goals we developed in 2020 and 2021 to support our ESG pillars. Our new goals build on our previously announced targets, including our $1 billion DE&I Action Plan, longstanding support of small businesses, and pledge to maintain carbon neutral operations.

Promote Diversity, Equity, and Inclusion

New Goals

◾  Maintain 100% pay equity across genders globally and across races and ethnicities in the US

◾  Double annual spend with diverse and minority- owned suppliers in the US from a 2019 baseline to $750 million by the end of 2024, including increasing spend with Black-owned suppliers to at least $100 million annually

◾   Provide access to capital and financial education to at least 250,000 Black- and minority-owned small- and medium-sized businesses in the US from late 2020 through 2024

◾  Develop more inclusive marketing initiatives, as well as design and build product experiences and programs that better meet the needs of underrepresented consumer and business customers

◾   Provide $50 million in grants from late 2020 through 2024 to nonprofits led by people of color or members of underrepresented groups, including organizations focused on addressing inequality and promoting social justice

◾   Increase the representation of American Express Leadership Academy participants in the US who are people of color or from underrepresented groups from 50% in 2019 to 75% by the end of 2024

Build Financial Confidence

New Goals

◾  Provide access to credit to at least 4 million individuals from underserved or underrepresented populations from 2021 through 2025

◾  Provide at least 5 million individuals with tools, resources, and educational content to improve financial well-being from 2021 through 2025

◾  Support small businesses, including by reaching $100 billion in spending by consumers at small, independently owned retailers or restaurants on Small Business Saturday and during other Shop Small campaigns from 2021 through 2025[1]

◾   Invest $500 million to build more resilient and equitable communities from 2021 through 2025

Advance Climate Solutions

New Goals

◾  Commit to net-zero emissions by 2035 in alignment with the Science Based Targets initiative (SBTi)

◾  Enhance the management of climate-related risks and opportunities across our business

◾  Pilot low-carbon product innovations, including carbon tracking and offset solutions, by the end of 2022

◾  Provide at least $10 million to support initiatives, partnerships, and programs that address the adverse effects of climate change and pollution on communities from 2021 through 2025

◾   Engage our colleagues in sustainability initiatives through the Green2Gether program

Learn more about our 2025 operational environmental goals on page 58 of our 2020-2021 ESG Report

[1]	Based on spend as reported by consumers in surveys commissioned by American Express (not actual receipts or sales).

2022 PROXY STATEMENT	36 •

2021 ESG Highlights

Promote Diversity, Equity, and Inclusion

◾  Spent more than $800 million on DE&I initiatives since announcing our $1 billion DE&I Action Plan in October 2020 through December 2021

◾  Published our inaugural Diversity, Equity, and Inclusion Report documenting our progress on our DE&I commitments and initiatives

◾  Maintained 100% pay equity for colleagues across genders globally and across races and ethnicities in the United States

◾  Provided more than $10 million in grants to nonprofits led by people of color or members of underrepresented groups, including organizations focused on addressing inequality and promoting social justice, bringing the total to more than $14 million since announcing our commitment of $50 million by 2024 in October 2020

◾  Enhanced our ESG disclosures, including publishing our US EEO-1 data, workforce diversity data on the company’s hiring, promotions, and colleague retention efforts, and the “raw median pay gap” for women globally and for racially or ethnically diverse colleagues in the U.S.

◾  Partnered with the U.S. Black Chambers, Inc. to launch “ByBlack,” a first-of-its-kind, national certification exclusively for Black-owned businesses to verify that they are majority-owned by Black and African American individuals

Build Financial Confidence

◾  Supported small businesses, including an all-time high estimated $23.3 billion in reported spending by US consumers at independent retailers and restaurants on Small Business Saturday in 2021[1]

◾  Maintained the lowest US fraud rates among major credit card networks

◾  Created the “Backing Small” initiative, which includes $13.75 million in funds committed through 2024 to support small businesses including through the Coalition to Back Black Businesses, Backing Historic Small Restaurants and Inclusive Backing programs

◾  Provided more than $11 million in philanthropic support for COVID-19 relief efforts since the start of the pandemic

◾  Underwrote $265 million in community development loans and investments through The American Express Center for Community Development to support small business needs, job creation and retention, and affordable housing, including the development of 1,947 units for families in need

◾  Expanded our Credit Passport® program, in partnership with Nova Credit, to four new countries, helping to extend credit access to newcomers to the U.S.

Advance Climate Solutions

◾  Committed to net-zero emissions by 2035 in alignment with the Science Based Targets initiative (SBTi) and joined the “Business Ambition for 1.5°C”

◾  Maintained carbon neutral operations powered by 100% renewable electricity since 2018[2]

◾  Became a Task Force on Climate-Related Financial Disclosures (TCFD) supporter and conducted a qualitative climate risk scenario analysis to assess physical and transition risks to our business in alignment with the TCFD recommendations

◾  Attended the UN Climate Change Conference (COP26), where we announced joining the World Economic Forum’s Clean Skies for Tomorrow Coalition (which is focused on the transition to sustainable aviation fuels) as well as the Forum’s Global Future Council on Sustainable Tourism

◾  Created a new goal to provide at least $10 million in philanthropic support for initiatives, partnerships, and programs that address the adverse effects of climate change and pollution on communities by the end of 2025

◾  Following extreme weather events, provided more than $650,000 to support disaster response efforts related to Hurricane Ida, wildfires in California, flooding in the EU, tornadoes in the South and Midwest, and winter storms in Texas

1

The American Express 2021 Small Business Saturday Consumer Insights Survey was conducted by Teneo on behalf of American Express and the National Federation of Independent Business (NFIB). The study is a nationally representative sample of 2,426 U.S. adults 18 years of age or older. The sample was collected using an email invitation and an online survey. The study gathered self-reported data and does not reflect actual receipts or sales. It was conducted anonymously on November 28, 2021. The survey has an overall margin of error of +/- 2.0%, at the 95% level of confidence. Projections are based on the current U.S. Census estimates of the U.S. adult population, age 18 years and over.

2

Achieved carbon neutral operations for Scope 1 (direct emissions from sources owned or controlled by American Express), Scope 2 (indirect location-based and market-based emissions), and Scope 3 (waste and employee business travel, including third-party air, rail, and rental cars) emissions through renewable energy credits, carbon offsets, and reduced GHG emissions. Operations include all our managed facilities, field sites, and data centers. Managed facilities are individual properties operationally managed by our global real estate team and housing critical business functions. Field sites are individual properties that are not operationally managed by our global real estate team but directly by our business units. They are typically smaller sites, less than 30,000 square feet (including airport lounges, foreign exchange kiosks, and sales offices) that are owned or leased by American Express.

2022 PROXY STATEMENT	37 •

ESG Governance

Our Board’s Nominating, Governance, and Public Responsibility Committee reviews our ESG strategy and CSR program, monitors progress against our goals, and provides guidance on our efforts. Our Executive Committee also reviews and evaluates ESG performance and long-term goals with support from our ESG Steering Committee. Led by senior executives from across the Company, the ESG Steering Committee developed the goals for our ESG strategy, drawing on the expertise of cross-functional ESG Working Groups. Day to day, our ESG team is responsible for oversight and coordination of ESG issues and works with colleagues throughout the company to shape our ESG programs and monitor progress against our goals.

Additionally, ESG risks, in particular climate risk, have been included as an emerging risk for the Company, and are part of our Enterprise Risk Management framework. Climate-related risks are currently managed as part of our Enterprise Risk Management process. The Risk Committee of our Board of Directors provides oversight of our Enterprise Risk Management framework, processes, and methodologies, and approves our Enterprise Risk Management policy, which governs risk governance, risk oversight, and risk appetite.

Executive compensation is also increasingly linked to our ESG goals. For example, in years past, the Company’s annual scorecard’s Colleague category included diversity representation, talent retention, culture and inclusion metrics as part of the calculation to determine incentive compensation for all eligible colleagues and in 2021, we also incorporated the management of key ESG priorities, including metrics, into our executive compensation program under the Strategic category of our annual scorecard. The Compensation and Benefits Committee of the Board oversees performance goals and certifies performance outcomes on topics including diversity representation and talent retention metrics. For more information, see the Compensation, Discussion & Analysis section of this proxy statement.

Office of Enterprise Inclusion, Diversity and Business Engagement

In 2020, we established a new Office of Enterprise Inclusion, Diversity, and Business Engagement, reporting directly to the Chairman and CEO. This expert team guides the DE&I Action Plan’s rollout, partnering closely with our Executive Committee, Chief Colleague Diversity, Equity & Inclusion and Talent Officer, and Colleague Advisory Networks worldwide (see graphic below).

Chairman and CEO

Office of Enterprise Inclusion, Diversity, and Business Engagement

Colleague Advisory Networks

Key Pillars

Brand Authentically build brand relevance and brand affinity for AmEx with Black, Latinx, Asian, LGBTQ+ and other underrepresented communities, customers and colleagues.	Customer Develop holistic strategy across the Enterprise to strengthen our business with underrepresented consumers and small businesses.	Culture Become a company where explicit consideration of equity is integrated in everything we do to embody true inclusion.	Colleague Create a culture that respects, values and recognizes everyone by removing systemic barriers to achieve inclusion and advancement that drives company success.	Business Develop holistic strategy across the Enterprise to strengthen our business with all underrepresented minority suppliers and investments in underrepresented minority businesses.	Community Combat systemic racism and promote equity and advancement through our community initiatives and charitable priorities.

2022 PROXY STATEMENT	38 •

Our ESG Ratings

We monitor our performance across several environmental, social and governance-related ratings and rankings. Highlights from 2021 include:

CDP (Climate Change) Rating A-	Human Rights Campaign Corporate Equality Index – Score of 100%	Inclusion in Bloomberg’s Gender-Equality Index

Inclusion in FTSE4Good Index Series	MSCI (ESG) Rating AA

Diversity, Equity, and Inclusion

We have a longstanding commitment to building an inclusive and diverse workplace that values every voice, rewards teamwork, celebrates different points of view, and reflects the diversity of the communities in which we operate.

That ongoing commitment is reflected in one of the core pillars of our new ESG strategy—Promoting Diversity, Equity, and Inclusion. Within this pillar, we have commitments to enhance diverse representation, provide equal pay and opportunity, and ensure an inclusive culture for our colleagues. Also included in this pillar is our $1 billion multi-year DE&I Action Plan, which is designed to drive meaningful, long-term progress both within and beyond our own workplace. Through 2021, we have spent more than $800 million on a range of actions within the plan, including increasing spend with diverse suppliers, providing financial assistance and resources for minority and women-owned businesses, making investments in pay equity, education, and training for colleagues, and increasing our philanthropic contributions. For more information on how diversity is also a key consideration in our nomination and succession planning processes, please refer to the Ideal Director Nominee Attributes section of this proxy statement.

2021 Global Workforce Representation

To ensure more balanced representation across all levels of our company, we have established recruitment, hiring, and promotion practices to attract, develop, and retain a diverse workforce. Our focus is on promoting an inclusive and equitable culture for all colleagues.

4

Based on data for the 2021 US Employer Information Report (EEO-1) submission for Black/African American, Hispanic/Latino, Asian, Native American or Alaskan Native, Native Hawaiian or Pacific Islander, and two or more races.

2022 PROXY STATEMENT	39 •

Maintaining 100% Pay Equity

In 2021, we maintained 100% pay equity for colleagues across genders globally and across races and ethnicities in the United States.

At American Express, we strive to treat everyone who works for us fairly and equally. We are committed to paying all colleagues equitably and maintaining bias-free, transparent compensation practices, and we are proud of our leadership in this area.

Our compensation practices reward colleagues based on performance, and we have policies and processes in place to help ensure we compensate all colleagues fairly and equitably. We review these practices regularly, and since 2017 we have also worked each year with independent experts to conduct a pay equity review. Since 2019, this analysis has covered our entire global colleague base across genders globally and across races and ethnicities in the U.S., assessing pay on a statistical basis and considering key factors that influence compensation, including but not limited to tenure, role, level, geography, and performance.

In 2020, we reached 100% pay “equity”—meaning no statistical differences in pay—for all genders globally, as well as for colleagues of all races and ethnicities in the U.S. In 2021, we maintained 100% pay equity and continued to make necessary investments and appropriate salary adjustments to reach this goal. We are proud of this achievement and are committed to maintaining this goal going forward.

In 2021, we also raised the level of transparency on pay and other DE&I metrics including disclosing our “raw median pay gap” as well as providing data on the company’s hiring, promotions, and retention efforts for colleagues across gender globally and race and ethnicity in the United States. The “raw median pay gap” metric compares differences in raw median base pay making no adjustments for factors such as role, level, tenure, performance, or geography. Learn more in our inaugural DE&I report.

Creating an Inclusive Workplace Culture

We work hard to be a great place for our colleagues to join and grow their careers. Our aim is to create a welcoming culture across our global locations, and it starts with our Blue Box Values, which include “We Embrace Diversity” and “We Stand for Inclusion.”

Feedback from our colleagues suggests that they feel valued and that we have their backs. We conduct an annual online Colleague Experience Survey to better understand their needs and perspectives, and our Board of Directors and senior management review the results. In 2021, 90% of participants said they would recommend American Express as a great place to work. Based on the survey’s findings, we will continue our focus on strong enterprise leadership, and maximizing the positive shift we are seeing in the way we work when it comes to flexibility and agile decision-making. Through our voluntary Self-ID initiative, we will also seek to learn more about how our colleagues identify themselves in order to inform our commitment to DE&I.

Our dedicated colleague networks bring together people who share common experiences and interests. Today, we actively support 14 colleague networks, have over 100 chapters worldwide, and know that on average 1 in every 3 colleagues engages in at least one network.

In 2021, 85% of colleagues received recognition from their peers through Reward Blue. Reward Blue is a global reward and recognition program that we have run since 2010 to reinforce a culture of appreciation where colleagues praise one another’s everyday effort, recognize exceptional results, and celebrate important anniversaries.

Introducing a More Flexible Way of Working for the Future

Since the beginning of the COVID-19 pandemic, we pivoted quickly to provide the flexibility, resources, and support colleagues needed to stay safe, healthy, and productive. We introduced a range of offerings delivered virtually, including personal counseling, pharmacist and dietitian appointments, wellness coaching, meditation classes, and exercise programs to help colleagues cope with the unprecedented challenges and stress brought about by the pandemic. We offered up to 14 calendar days of COVID-19 leave to all colleagues globally in order to ensure support for those unable to work due to COVID-19 related symptoms. For colleagues enrolled in our US medical plans, we provided coverage for all out-of-pocket medical and pharmacy costs related to COVID-19 testing and treatment.

To provide colleagues with flexibility to obtain the COVID-19 vaccine and boosters, we provided up to twelve hours of paid time off. We also partnered with departments of health and hospitals in the US and India to host on-site vaccine clinics for our colleagues, families, and contractors, and we provided a number of oxygen concentrators free of charge to colleagues and their dependents in India who had been prescribed the equipment to deal with health issues associated with COVID-19.

In 2021, we also granted US colleagues up to one full day of paid time off to vote in federal, state, and local elections, extending the three hours of paid time off provided for voting in 2020.

2022 PROXY STATEMENT	40 •

In October 2021, we announced Amex Flex, the company’s new way of working model that will provide greater flexibility for colleagues while seeking to preserve the important benefits of our special in-person culture. With Amex Flex, we want to build on the progress we’ve made working virtually, including becoming more efficient and agile, gaining greater flexibility to manage our professional and personal lives, and levelling the playing field for colleagues across levels and locations.

At the same time, the office will continue to play an important role in our future. We believe being together, in person, has benefits that our colleagues have missed and want to regain, including spontaneous connections and idea sharing, meeting new colleagues and rekindling existing working relationships, team bonding and camaraderie, workspaces designed for creativity and teamwork, and more opportunities for mentorship, in-person coaching, and networking.

Ultimately, our goal is to achieve the best of both worlds—maintaining the creativity, connections, collaboration and relationship building of working together in person, while also retaining the flexibility and progress we have made together in this virtual world.

Supporting Colleague Health, Safety and Well-Being

The health and well-being of our colleagues plays an integral role in their ability to thrive at work and at home. We take a holistic approach to well-being, providing resources that address the physical, financial and emotional health of our colleagues and their families to help them be and feel their best.

Through our award-winning health and mental well-being programs, we offer diverse healthcare plans, both on-site and virtual medical care, and 24/7 free, personal counseling. We offer a robust suite of benefits to support colleagues facing medical issues while also promoting preventive resources like free wellness coaching and livestreamed workout sessions.

We communicate regularly about the importance of health and well-being and the resources we offer. For example, on World Mental Health Day in October 2021, our Chief Colleague Experience Officer launched “Note to Self,” a campaign that encouraged colleagues to prioritize their mental well-being as we continue to navigate through uncertain times. We also host wellness webinars, available live and on-demand, that feature subject matter experts discussing topics like ergonomics, nutrition, stress management and caregiving during a pandemic. And to support colleagues dealing with loss, we rolled out a new Grief and Loss Support program, with one-on-one counseling from licensed therapists, as well as access to numerous articles on coping with loss.

As the world and our current landscape continues to evolve, we continue to reevalute our benefits and enhance programs to best meet the needs of our colleagues and their loved ones. During the global pandemic, our ongoing programs and new initiatives helped colleagues stay engaged and healthy while working from home and managing multiple responsibilities. In addition to flexible work schedules, caregivers can access free, expert-led virtual learning resources for children globally and colleagues in 5 of our office locations (U.S., U.K., India, Canada, and Germany) also have access to back-up child and adult/elder care. Our Healthy Living team delivered regular livestreamed workout sessions and posted workout plans and recordings, and wellness coaches introduced an ongoing Happiness Program and Virtual 5K Challenge.

Fostering Personal and Professional Growth

The growth and development of our colleagues has been and continues to be an important priority. We invest in professional development for our colleagues, including tools and guidance for maximizing learning on the job, preparing for their next career move, and development overall, professionally, and personally - as well as providing assignments across country borders and business units. All colleagues take part in our performance management process, which includes defined performance, career, and development conversations as well as year-round check-ins with their managers. We also offer career coaching, mentoring, professional networking, rotation opportunities, and both asynchronous and classroom instruction.

Our Colleague Experience Group designs and delivers a wide range of innovative learning experiences that build new skills. In addition to our internal curriculum, in 2021, we introduced LinkedIn Learning, providing quick and easy access to thousands of online courses and videos in seven languages on topics including leadership, business skills, technology, and personal development. All colleagues globally can use the platform to grow in their current role, prepare for their next career move, and develop their skills and talents.

2022 PROXY STATEMENT	41 •

Awards and Recognition

Our commitment to be a great place to join, stay and grow a career continues to earn us industry awards and recognition. Here are some of the recognitions from 2021 that make us proud:

◾	Anita Borg Top Companies for Women Technologists

◾	Forbes America’s Best Employers for Diversity—ranked #24

◾	Forbes Best Companies to Work for in Spain

◾	FORTUNE 100 Best Companies to Work For—ranked #10

◾	FORTUNE Best Workplaces in Financial Services & Insurance—ranked #3

◾	FORTUNE Best Workplaces in New York—ranked #1

◾	FORTUNE 100 Best Workplaces for Women—ranked #2

◾	FORTUNE World’s Most Admired Companies—ranked #20

◾	Great Place to Work: Best Workplaces in Italy—ranked #2

◾	Human Rights Campaign Corporate Equality Index—score of 100%

◾	JUST Capital—JUST 100 List

◾	Newsweek and Statista America’s Most Responsible Companies—ranked #13

◾	People Companies that Care—ranked #48

◾	Working Families Top 10 Employers in the U.K.

◾	Seramount 100 Best Companies

◾	Seramount Companies for Dads

Learn More about Environmental, Social and Governance Matters at American Express

Please visit amex.co/ESG for our 2020-2021 ESG Report, 2021 Inaugural Diversity, Equity & Inclusion Report, TCFD Index, SASB Index, GRI Content Index and to learn more about our ESG activities. These reports, or any other information from the American Express website, are not incorporated by reference into this proxy statement.

2022 PROXY STATEMENT	42 •

Audit Committee Matters

Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Our Board recommends that you vote FOR the following resolution:

The Audit and Compliance Committee has sole authority to appoint and replace the Company’s independent registered public accounting firm, which reports directly to the Committee, and is directly responsible for its compensation and oversight of its work. The Audit and Compliance Committee conducted its annual evaluation of PricewaterhouseCoopers LLP (PwC) and, after assessing the performance and independence of PwC, the Committee believes that retaining PwC is in the best interests of the Company. The Audit and Compliance Committee reappointed PwC as our independent registered public accounting firm for 2022.

We are asking you to ratify this appointment. If shareholders fail to ratify the appointment, the Audit and Compliance Committee will consider it a directive to consider other accounting firms for the subsequent year. One or more representatives of PwC will be present at the meeting, will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

RESOLVED, that the appointment by the Audit and Compliance Committee of the Company’s Board of Directors of PricewaterhouseCoopers LLP, as independent registered public accounting firm for the Company, to audit the financial statements of the Company and its subsidiaries for 2022, is hereby ratified and approved.

2022 PROXY STATEMENT	43 •

Actions Taken by the Audit and Compliance Committee to Support its Recommendation

A Detailed Assessment

PwC has been our independent auditor since 2005. The Audit and Compliance Committee charter requires a detailed review of the independent audit firm, including as compared to other firms, at least every 10 years. This review, conducted in 2014, assessed PwC’s performance across the following criteria: professional expertise, audit engagement team performance, including the quality of information provided on accounting and auditing issues and regulatory developments, communications, independence and objectivity, and fees. In addition, the review considered the advisability and the potential impact of selecting a different independent registered public accounting firm. A wide range of internal stakeholders were surveyed and asked to comment generally, identify areas for recognition and improvement, and indicate how PwC’s performance was trending over time. PwC’s audit fees were benchmarked against other firms based on publicly available data. The positive results of the review resulted in the decision to continue to engage PwC and also identified several areas of opportunity for improvement that were discussed with PwC.

PwC’s Objectivity and Independence

The Audit and Compliance Committee reviews relationships between PwC and American Express that may reasonably be thought to bear on independence and reviews PwC’s annual independence evaluation and assesses its independence. Recognizing that independence and objectivity can be compromised by an auditor’s provision of non-audit services, the Audit and Compliance Committee has approved a management policy governing the provision of services by PwC.

Quality of PwC’s Auditing Practices

The Audit and Compliance Committee reviews issues raised by the Public Company Accounting Oversight Board (PCAOB) reports on PwC, PwC’s internal quality control procedures and results of PwC’s most recent quality control reviews, as well as issues raised by recent governmental investigations, if any. The Audit and Compliance Committee also discusses PwC’s quality initiatives and the steps PwC is taking to enhance the quality and efficiency of its audits with the lead engagement partner.

PwC’s Performance as Auditor

The Audit and Compliance Committee discusses and comments on PwC’s audit plan and strategy for the audit, including the objectives, overall scope and structure, the resources provided and available at the firm, and the Audit and Compliance Committee’s expectations. The Audit and Compliance Committee also receives periodic updates from the lead engagement partner on the status of the audit and areas of focus by PwC.

Performance of Lead Engagement Partner

The lead engagement partner of PwC is subject to a mandatory five-year rotation period. The Audit and Compliance Committee chair is involved in selecting the lead engagement partner. During the year, the Audit and Compliance Committee chair meets one-on-one with the lead engagement partner to promote a candid dialogue and the Audit and Compliance Committee meets in executive session with the lead engagement partner to discuss the progress of the audit and any audit issues, deliver Audit and Compliance Committee feedback and discuss any other relevant matters.

PwC’s Communications with the Audit and Compliance Committee
The Audit and Compliance Committee gives feedback to the lead engagement partner on the clarity, thoroughness and timeliness of PwC’s communications to the Audit and Compliance Committee.

Terms of the Engagement and Audit Fees
The Audit and Compliance Committee reviews the engagement letter and approves PwC’s audit and non-audit fees.

2022 PROXY STATEMENT	44 •

PricewaterhouseCoopers LLP Fees and Services

Fees for 2021 and 2020

The following table sets forth the aggregate fees billed or to be billed by PwC for each of the last two fiscal years (in thousands):

Types of Fees	2021	2020
Audit Fees	$29,003	$27,256
Audit-Related Fees(1)	2,757	2,778
Tax Fees	1,200	426
All Other Fees	59	104
TOTAL	$33,019	$30,564

(1)

PwC performs the audit of the Company’s pension plan for Hong Kong (and previously for Switzerland, which plan has since been liquidated) where the fees are paid by the plan. These fees, which totaled $16K and $26K in 2021 and 2020, respectively, are not included in Audit-Related Fees since they were not paid by the Company.

In the table above, in accordance with SEC rules, “Audit Fees” consist of fees for professional services rendered for the integrated audit of our consolidated financial statements, review of the interim consolidated financial statements included in quarterly reports, and services provided in connection with statutory and regulatory filings or engagements and other attest services. “Audit-Related Fees” consist of fees for assurance and related services that were reasonably related to the performance of the audit or review of our financial statements. The services included due diligence, internal control reviews, attest services not required by statute or regulation and attest services for non-financial information, consultations on financial accounting and reporting matters not classified as audit and, in 2020, also included employee benefit plan audits. “Tax Fees” consist of fees for professional services rendered for tax compliance and tax consulting services. “All Other Fees” are fees for any services not included in the first three categories.

Policy on Pre-Approval of Services Provided by PricewaterhouseCoopers LLP

The terms of our engagement of PwC are subject to the pre-approval of the Audit and Compliance Committee. All audit and permitted non-audit services require pre-approval by the Audit and Compliance Committee in accordance with pre-approval procedures established by the Audit and Compliance Committee. In accordance with SEC rules, the Audit and Compliance Committee’s pre-approval procedures have two different approaches to pre-approving audit and permitted non-audit services performed by PwC.

The Audit and Compliance Committee specifically pre-approves the terms and fees of the planned annual audit and permitted non-audit services that are to be performed by PwC. Other proposed engagements may be pre-approved up to an aggregate fee threshold, pursuant to procedures established by the Audit and Compliance Committee that are detailed as to the particular and defined classes of services without consideration by the Audit and Compliance Committee of the specific case-by-case services to be performed. We refer to this pre-approval method as “general pre-approval” and the Company’s Controller reports such pre-approved engagements to the Audit and Compliance Committee at least quarterly.

The procedures also require all proposed engagements of PwC for services of any kind that have not received specific or general pre-approval as described above to be approved by the Audit and Compliance Committee (or, should a time-sensitive need arise, its Chair) prior to the beginning of any such services. All services provided by our independent registered public accounting firm have been pre-approved in accordance with these procedures. The Audit and Compliance Committee has reviewed the services performed by PwC and the related fees were consistent with the maintenance of PwC’s independence.

Other Transactions with PricewaterhouseCoopers LLP

We have a number of business relationships with individual member firms of the worldwide PwC organization. Our subsidiaries provide card services to some of these firms and these firms pay fees to our subsidiaries. These services are in the normal course of business, and we provide them pursuant to arrangements that we offer to other similar clients.

2022 PROXY STATEMENT	45 •

Report of the Audit and Compliance Committee

A role of the Audit and Compliance Committee is to assist the Board in its oversight of the Company’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. PwC is responsible for auditing the Company’s financial statements and its internal control over financial reporting, in accordance with the standards of the PCAOB, and expressing opinions as to the conformity of the financial statements with accounting principles generally accepted in the United States and the effectiveness of internal control over financial reporting.

In the performance of its oversight function, the Audit and Compliance Committee has reviewed and discussed with management and PwC the Company’s audited financial statements. The Audit and Compliance Committee also has discussed with PwC the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit and Compliance Committee has received from PwC the written disclosures and letters required by applicable requirements of the PCAOB regarding PwC’s communications with the audit committee concerning independence, has discussed with PwC their independence from the Company and its management, and has considered whether PwC’s provision of non-audit services to the Company is compatible with maintaining the firm’s independence.

The Audit and Compliance Committee discussed with the Company’s Chief Audit Executive and PwC the overall scope and plan for their respective audits. Internal Audit is responsible for preparing an annual audit plan and conducting internal audits under the direction of the Company’s Chief Audit Executive, who is accountable to the Audit and Compliance Committee. The Audit and Compliance Committee met with the Chief Audit Executive, the Controller and PwC, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. In addition, the Audit and Compliance Committee met with management to discuss the processes that they have undertaken to evaluate the accuracy and fair presentation of the Company’s financial statements and the effectiveness of the Company’s systems of disclosure controls and procedures and internal control over financial reporting.

Based on the reviews and discussions referred to above, the Audit and Compliance Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

AUDIT AND COMPLIANCE COMMITTEE

Ralph de la Vega (Chair)

Thomas J. Baltimore

John J. Brennan

Michael O. Leavitt

Karen L. Parkhill

2022 PROXY STATEMENT	46 •

Executive Compensation

Item 3: Advisory Resolution to Approve Executive Compensation (Say-on-Pay)

The Board recommends a vote FOR this item.

Pursuant to regulations under Schedule 14A of the Securities Exchange Act of 1934, we are asking you to approve, on an advisory basis, the compensation of the Company’s Named Executive Officers (NEOs) disclosed in the Compensation Discussion and Analysis (CD&A), the compensation tables, notes and narrative in this Proxy Statement.

Our Board believes that the compensation of our executive officers is aligned with performance, is sensitive to our share price and appropriately motivates and retains our executives. We believe our executive compensation program delivers pay that is strongly linked to Company performance over time.

We engage with shareholders throughout the year, including discussing our compensation program and practices, and we also obtain feedback through this annual say-on-pay vote. Although this advisory vote is non-binding, the results of this vote and the views expressed by our shareholders in these discussions will inform the Compensation and Benefits Committee’s future decisions about our executive compensation.

RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including in the CD&A, compensation tables, notes and narrative discussion, is hereby approved.

Section Table of Contents

48	Section 1: Compensation Governance and Pay Principles

	48	Governance Practices

	48	Pay Principles

	49	Say-on-Pay

	49	Shareholder Engagement

50	Section 2: Company Performance Summary

	50	2021 Company Performance

	51	CEO Total Direct Compensation

52	Section 3: Compensation Programs

	53	Base Salary

	53	Annual Incentive Award

	56	Long-Term Incentive Award

58	Section 4: Compensation Determination Process

	58	Annual Compensation and Decision-Making Process

	58	Peer Group and Benchmarking

	59	Role of Independent Compensation Consultant

	59	2022 Annual Target Direct Compensation

	59	Settlement of Performance RSUs Awarded in January 2019

60	Section 5: Compensation Policies and Practices

	60	Discouraging Imprudent Risk Taking

	60	Stock Ownership Guidelines

	61	Clawback and Recoupment Policies

	61	Perquisites

	62	Post-Employment Compensation

	62	Tax Treatment

63	Section 6: Report of the Compensation and Benefits Committee

Compensation Tables

	64	Summary Compensation Table

	65	All Other Compensation

	65	Perquisites and Other Personal Benefits

	66	Grants of Plan-Based Awards

	67	Outstanding Equity Awards at Fiscal Year-End 2021

	69	Option Exercises and Stock Vested in 2021

	70	Retirement Plan Benefits

	71	Non-Qualified Deferred Compensation

	73	Potential Payments Upon Termination or CIC

77	Equity Compensation Plans

77	Pay Ratio

2022 PROXY STATEMENT	47 •

Compensation Discussion and Analysis

Our CD&A describes our executive compensation programs and compensation decisions for our NEOs, who for 2021 were:

Stephen J. Squeri Chairman and CEO

Stephen J. Squeri is Chairman and Chief Executive Officer of American Express Company. Since being named to this role in February of 2018, Steve has built a culture focused on backing customers, colleagues and communities and has evolved the company’s operating model through an enterprise-wide strategy focused on delivering sustainable, long-term growth. Under his leadership, American Express has launched innovative payments, financial management and lifestyle offerings for consumers and businesses, expanded strategic partnerships, enhanced digital capabilities, reshaped the Company’s strategy to drive growth in international markets and became the first foreign payments network to receive a clearing license in mainland China. Additionally, Steve spearheaded the development of the company’s ESG framework and established the Office of Enterprise Inclusion, Diversity and Business Engagement. In his previous role as Vice Chairman, Steve led the company’s Global Commercial Services group, as well as its shared services groups. Steve joined American Express in 1985 as a manager in the Travellers Cheque Group. From 2000 to 2002, he served as President of the Establishment Services group in the U.S. and Canada, and he was President of the Corporate Card group from 2002 to 2005, during which time he globalized the business. Steve became the company’s Chief Information Officer in 2005 and also led the Corporate Development function, overseeing mergers and acquisitions. In 2009, Steve was named Group President and led the formation of the Global Services Group, consolidating and globalizing the company’s shared services functions.

Jeffrey C. Campbell Vice Chairman and Chief Financial Officer

Jeff Campbell serves as Vice Chairman and Chief Financial Officer of American Express, overseeing the company’s financial operations worldwide. As a member of the Executive Committee and an officer of the company appointed to Vice Chairman in April 2021, Jeff plays an important role in developing the strategic direction for American Express and represents the company to the financial community. Before joining American Express in 2013, Jeff was CFO of the McKesson Corporation, the largest healthcare services company in the United States. He played an essential role as McKesson grew significantly and expanded its leadership in healthcare distribution and technology. Previously, Jeff spent 13 years at AMR Corp. and its principal subsidiary, American Airlines, ultimately becoming their CFO in 2002.

Douglas E. Buckminster Vice Chairman and Group President, Global Consumer Services Group

Doug Buckminster is Vice Chairman and Group President, Global Consumer Services Group of American Express. As a member of the Executive Committee, appointed to Vice Chairman in April 2021, Doug leads the ongoing evolution of the company’s global consumer business, and Enterprise Innovation Partners, which is responsible for digital incubation, strategic partnerships, and corporate development. He also plays a central role in driving the overall strategic direction of the company and accelerating growth opportunities globally. Doug previously served as Group President of Global Consumer Services responsible for consumer products and services, digital strategy and capabilities, and risk and information management; President, Global Network & International Card Services responsible for growing the consumer and bank partnership businesses in more than 150 countries; and President, International Consumer and Small Business Services. Doug has also served as regional president for American Express International’s Latin America, Canada, and Caribbean (LACC) region, and general manager of the International Lending and Insurance Services organizations.

Anré D. Williams	Group President, Enterprise Services and CEO American Express National Bank

Anré Williams is Group President, Enterprise Services and Chief Executive Officer of American Express National Bank (AENB), a role he assumed in April 2021. As Group President of Enterprise Services, Anré is a member of the American Express Executive Committee and leads American Express’ largest shared services organizations that support the company globally, including its technology, digital capabilities, customer servicing, consumer travel, real estate, purchasing and enterprise transformation functions. The organizations he oversees comprise approximately two-thirds of the company’s total workforce. In addition, as CEO of AENB, Anré oversees all aspects of American Express’ U.S. banking operation, which is responsible for over 60 percent of the company’s total billings and revenues. Previously, he was Group President of American Express’ Global Merchant & Network Services (GMNS) organization responsible for managing relationships with the millions of merchants around the world that accept American Express Cards, as well as the company’s payments network, bank partnerships, international loyalty coalition programs, and relationships with its largest strategic partners.

Laureen E. Seeger Chief Legal Officer

Laureen E. Seeger is Chief Legal Officer of American Express Company, a position she assumed in July 2014. As a member of the Executive Committee, she oversees the Law, Government Affairs, Global Security and Corporate Secretarial functions for American Express and its subsidiaries. She is also a member of the Enterprise Risk Management Committee. Prior to American Express, Laureen served as Executive Vice President, General Counsel and Chief Compliance Officer of McKesson Corporation. Preceding her appointment in March 2006, she was Vice President and General Counsel of McKesson Provider Technologies (MPT), McKesson’s health care information technology solutions business. Before joining McKesson, Laureen was Partner-In-Charge of the Technology Litigation Section at the law firm Morris, Manning & Martin, LLP.

2022 PROXY STATEMENT	48 •

Section 1: Compensation Governance and Pay Principles

Governance Practices

The Company’s executive compensation program is overseen by the Compensation and Benefits Committee with the advice and support of the Company’s independent compensation consultant as well as the Company’s management team. The following are key characteristics of the Company’s executive compensation program, which we believe best serve the interests of our shareholders and promote good governance.

WHAT WE DO

Our programs and practices continue to:

 Link a significant portion of pay to business and stock performance

 Employ robust goal-setting process to align goals with Company strategy

 Bind cash incentives and equity awards to recoupment and forfeiture provisions

 Apply clawback provisions for all NEOs based on detrimental conduct

 Recoup the CEO’s annual cash incentive award at the discretion of the Compensation and Benefits Committee if the Company does not achieve acceptable performance in the following year

 Discourage imprudent risk taking, including the Chief Risk Officer’s review of goals and results to confirm that actual results were achieved within the Company’s risk appetite framework

 Maintain significant NEO stock ownership requirements

 Cap annual cash incentive payment for NEOs (187.5% of target for extraordinary performance)

 Prohibit executive officers from hedging company stock or margining or pledging shares

 Have double-trigger change-in-control provisions

WHAT WE DON’T DO

Our programs and practices do not:

 Pay dividends or dividend equivalents on Performance Restricted Stock Units granted to NEOs unless they vest

 Provide excessive perquisites, benefits or severance benefits

 Make excise tax gross-ups upon a change-in-control

 Maintain individual employment agreements or change-in-control arrangements

 Reprice options

Pay Principles

We believe our executive compensation program is thoughtful, consistent and continues to align with the Company’s business strategies.

◾	We align pay with Company performance and to support a long-term, high-performance business model.

◾	We link the majority of pay for senior executives to long-term business strategies and key priorities. The CEO’s pay has added emphasis on performance-based incentives (95% of CEO’s pay) with a substantial stockholding requirement.
◾	We measure performance against challenging goals, including effective risk management, established at the start of each performance cycle that are aligned with our key business priorities.

◾	We discourage imprudent risk taking by avoiding undue emphasis on any one metric or short-term goal.

We continue to review our pay principles with input from shareholders and regulators, including the Board of Governors of the Federal Reserve System (Federal Reserve) and the Office of the Comptroller of the Currency (OCC).

2022 PROXY STATEMENT	49 •

Say-On-Pay

The Compensation and Benefits Committee values the input of our shareholders and regularly engages with them on executive compensation matters to foster a constructive dialogue on the programs and decision-making process. The Compensation and Benefits Committee considers the long-term interests of the Company and our shareholders when making decisions regarding our compensation program.

  Following our 2021 Annual Meeting of Shareholders, we met with shareholders representing approximately 45% of our outstanding shares and other constituents to discuss executive compensation, corporate governance, ESG and related matters.

  95.4% of the votes cast at our 2021 Annual Meeting of Shareholders favored our say-on-pay proposal. The strong support for our compensation programs, reflected by our say-on-pay results, and our shareholder engagement discussions influenced the Compensation and Benefits Committee’s decision to continue the 2020 program design for 2021.

Shareholder Engagement and Responsiveness to the 2021 Say-On-Pay Vote

We have a longstanding practice of engaging with our shareholders throughout the year on executive compensation matters and taking appropriate action considering feedback received.

Our Shareholder Engagement Approach	What We Heard from Shareholders with Whom We Engaged	Compensation and Benefits Committee Actions
▪ Following our 2021 Annual Meeting of Shareholders, we met with shareholders to discuss our business recovery from the pandemic, spend rebound, reduced credit losses, marketing investments, strong customer retention, executive compensation, corporate governance and ESG matters. ▪ We shared feedback and input from shareholders with the Compensation and Benefits Committee and the Nominating, Governance and Public Responsibility Committee.	▪ Shareholders appreciated our continuing efforts to back colleagues, customers and communities. ▪ Shareholders acknowledged our ESG efforts as disclosed in our EEO-1 data, ESG report and inaugural DE&I report. ▪ Shareholders recognized our investment in talent, commitment to 100% pay equity, and disclosure efforts. ▪ Shareholders supported our commitment to continued engagement throughout the year.	▪ The Compensation and Benefits Committee modified its Charter to include reviewing strategies relating to diversity, equity, and inclusion initiatives as well as key talent metrics. ▪ In 2021, the Committee focused on colleague financial well-being and backing our front-line colleagues by moving from a discretionary profit sharing contribution in the U.S. retirement plan to a fixed rate contribution. ▪ In 2022, the Committee proactively eliminated the cash perquisite allowance that was previously provided to NEOs and other executive officers to align with changing market practices. ▪ The Committee continues to consider the outcome of future say-on-pay votes as well as feedback from shareholders when evaluating our compensation programs.

2022 PROXY STATEMENT	50 •

Section 2: Company Performance Summary

2021 Company Performance

Our results for 2021 reflect the growth momentum we saw in our core business throughout the year as well as continued strong credit performance. After an unprecedented year in 2020 with the onset of the COVID-19 pandemic, in 2021 we focused on rebuilding our growth momentum by supporting our colleagues and winning as a team, firing up the core business, scaling next horizon opportunities, retaining financial flexibility, and making progress on ESG initiatives. Through the successful execution of our investment strategy, and as certain pandemic-related restrictions were lifted and macroeconomic conditions improved, we saw key areas of our business grow beyond pre-pandemic (2019) levels. For 2021, the Compensation and Benefit Committee determined the Company’s overall performance to be above the target levels established in the Company’s annual performance scorecard and took this into consideration in determining annual incentives for 2021 (see pages 54-56 for additional details).

(1)

FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes 2021 foreign exchange rates apply to 2020 results, 2020 foreign exchange rates apply to 2019 results). Total revenues net of interest expense on an FX-adjusted basis is a non-GAAP measure. Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

(2)

Return on equity (ROE) is calculated for the relevant periods by dividing the (i) preceding twelve months of net income ($8.1 billion, $3.1 billion and $6.8 billion for 2021, 2020 and 2019, respectively) by (ii) one-year monthly average of total shareholders’ equity ($23.9 billion, $22.0 billion and $22.8 billion for 2021, 2020 and 2019, respectively).

(3)

Diluted Earnings per share represents net income, less (i) earnings allocated to participating share awards of $56 million, $20 million and $47 million for the years ended December 31, 2021, 2020 and 2019, respectively, (ii) dividends on preferred shares of $71 million, $79 million and $81 million for the years ended December 31, 2021, 2020 and 2019, respectively, and (iii) equity-related adjustments of $16 million related to the redemption of preferred shares for the year ended December 31, 2021.

(4)

Adjusted Diluted Earnings per share, excluding the impacts of a litigation-related charge in the first quarter of 2019, is a non-GAAP measure. Management believes adjusted diluted EPS is useful in evaluating the ongoing operating performance of the Company. See Annex A for a reconciliation to diluted EPS on a GAAP basis.

(5)

TSR is the total return on common shares over a specified period, expressed as a percentage (calculated based on the change in stock price over the relevant measurement period and assuming reinvestment of dividends). Source: Bloomberg. Calculated as of December 31, 2021.

2022 PROXY STATEMENT	51 •

CEO Total Direct Compensation

The CEO’s 2021 total direct compensation decision is consistent with our pay-for-performance philosophy and focuses on variable and “at-risk” compensation that is closely aligned with Company performance and sensitive to the Company’s stock performance. The chart below shows that 95% of the CEO’s 2021 compensation is performance-based with a significant portion (67%) tied to the future performance of the Company.

The CEO’s compensation shown below reflects the target direct compensation for 2021 that was set at the start of 2021 as well as the Compensation and Benefits Committee’s compensation decision in January 2022 which took into consideration 2021 performance and external market data provided by the Compensation and Benefits Committee’s independent compensation consultant.

As shown below, 2021 actual compensation of $28.5 million is 39% above the 2021 target of $20.5 million and 43% above 2020 actual compensation of $19.96 million.

2022 PROXY STATEMENT	52 •

Section 3: Compensation Programs

The following table summarizes the key elements of our executive compensation program and demonstrates the program’s focus on annual and long-term incentive compensation that is closely aligned with Company performance and is sensitive to the Company’s stock performance. The Compensation and Benefits Committee periodically reviews executive compensation and may recommend adjustments driven by market data, performance and situations where there is a change in responsibility:

	Form of Payment	Performance Period	Description of Award	For More Information

Base Salary	Cash	Ongoing	◾ The fixed portion of total direct compensation	Page 53

Annual Incentive Award (AIA)	Cash	One year

◾  Annual cash-denominated performance-based component of executive compensation, designed to recognize Company performance and individual performance

◾  Linked to financial and non-financial goals approved annually by the Compensation and Benefits Committee

Pages 53-56

Long-Term Incentive Award (LTIA)	80% Performance Restricted Stock Units (PRSUs)	Three years

◾  Align incentives with shareholder interests and the Company’s long-term financial objectives

◾  Granted annually with a 3-year cliff vesting period

◾  Vesting of awards contingent on relative ROE and relative TSR performance versus a set of performance peers

◾  Dividends are accrued on the target number of shares and are paid out after vesting

Pages 56-57
	20% Stock Options (SOs)	Three years

◾  Align compensation earned with value shareholders receive over the same period of time

◾  Granted annually with a 3-year cliff vesting and 10-year total term

◾  Awards vest subject to positive cumulative net income over the 3-year performance period

Pages 56-57

2022 PROXY STATEMENT	53 •

Base Salary

Base salary is the fixed portion of total direct compensation for our executive officers, including the NEOs. The Compensation and Benefits Committee periodically reviews salaries as part of total compensation reviews.

Annual Incentive Award (AIA)

The AIA is structured to reflect specific and measurable Company goals, approved by the Compensation and Benefits Committee at the beginning of the year, including key objectives in four categories: Shareholder, Customer, Colleague and Strategic. The Committee believes each performance metric is a key driver of Company performance and aligns with the Company’s focus on continued long-term value creation.

The Committee uses the same Company Scorecard to determine annual incentives for all executives to promote an enterprise-wide focus. The Company Scorecard is based on the following metrics:

The AIA is a formulaic program that considers Company goals set at the beginning of the fiscal year, along with individual performance, to determine the final payout. The design works as follows for each NEO:

Individual NEO Target Amount	X	Company Performance Multiplier (0-150%)		X	Individual Performance Multiplier (0-125%)	=	Annual AIA Payout (Range: 0-187.5%)

		Performance Significantly Outperform (maximum)	Multiplier 150%
		Meets Expectations	100%
		Significantly Underperform	<100% Committee Discretion

Actual payout is subject to reduction considering the Compensation and Benefits Committee’s assessment of risk taking and risk management results during the year.

2022 PROXY STATEMENT	54 •

2021 Annual Incentive Awards

2021 Performance Multiplier – Company

The Compensation and Benefits Committee evaluated the following results against the performance objectives approved for all NEOs at the beginning of 2021. Financial goals approved at the start of the year were consistent with the full-year scenario that was informed by macroeconomic assumptions provided publicly in January 2021. For each metric, the goals represent a measurement for a range of outcomes that could result in a higher or lower payout. AIA payouts for 2021 performance occurred in February 2022.

Based on the Company’s overall performance in 2021 across Shareholder, Customer, Colleague and Strategic, the Compensation and Benefits Committee determined the 2021 Company Performance Multiplier to be above target at 150%. In order to reinforce the importance of risk management and control performance and, in accordance with discouraging imprudent risk-taking, the Committee approved a negative risk adjustment resulting in a Company Performance Multiplier of 145% for executive officers, including NEOs.

The following table provides details of Company performance in 2021, relative to the goals:

Shareholder (50%)	2021 Target	2021 Actual Performance	2020 Actual Performance

◾ Revenue Growth(1)	9%	17%	(17%	)

◾ EPS	$5.25	$10.02	$3.77

◾ ROE	18%	34%	14%

Customer (15%)

◾ Net Promoter Score	Goal achieved above target level

◾ Retention	Maintained retention rates above pre-pandemic (2019) levels

◾ Merchant Locations	Sustained virtual parity coverage in the U.S.(2), and continued to grow coverage internationally, adding over 7 million merchant locations outside of the U.S.

Colleague (15%)

A set of quantitative talent metrics in the following three categories (see ESG and DE&I reports for more details):

◾  Diversity Representation (Increasing underrepresented U.S. minority and global women representation across the Company, especially at senior managerial levels)

Goals achieved at or above target levels

◾ Talent Retention (Retaining our critical talent at all levels)

◾ Culture (Maintaining a strong level of inclusion and engagement)

(1)

FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes 2021 foreign exchange rates apply to 2020 results). Total revenues net of interest expense on an FX-adjusted basis is a non-GAAP measure. Management believes the presentation of information on an FX-adjusted basis is helpful to investors by making it easier to compare the Company’s performance in one period to that of another period without the variability caused by fluctuations in currency exchange rates.

(2)	Source: AXP internal data and The Nilson Report, February 2022.

2022 PROXY STATEMENT	55 •

Strategic (20%)	2021 Results

Support our colleagues and win as a team

  Developed and introduced the Amex Flex model that offers substantial enhanced flexibility while facilitating connection and collaboration across our colleague base

  Named Fortune’s 100 Best Companies to Work For (#10), Fortune’s Best Workplaces for Women (#2), and Forbes America’s Best Employers for Diversity (#24)

Fire up the core business

  Drove acquisition momentum, nearly doubling acquisition on premium fee-based products versus 2020; attracting younger cohorts who represented around 60% of new global consumer accounts acquired; and achieving one of the best years in history for U.S. small and mid-sized enterprises

  Relaunched our flagship U.S. Consumer & Business Platinum cards with enhanced value propositions and expanded our Global Lounge Collection

  Delivered 19% growth in Goods & Services billings vs. 2020 and 18% growth vs. 2019 (pre-pandemic)

  Ranked #1 credit card issuer in the J.D. Power 2021 U.S. Credit Card Satisfaction Study for the eleventh time in the last fifteen years, and #1 for our mobile app and website in the J.D. Power 2021 U.S. Online & Mobile App Credit Card Satisfaction Studies

Scale next horizon opportunities

  Launched our U.S. SME digital banking suite with an expanded range of cash flow management and working capital solutions including the American Express Business Checking Account and our first-ever proprietary debit card in the U.S.

  Continued to grow our business in China through our joint venture, launching over 60 American Express branded products with 18 issuing bank partners

  Introduced the Global Dining Access program with Resy, which provides exclusive restaurant access and premium dining experiences

  Broadened acceptance of new forms of payments through continued investments in network modernization

  Launched partnerships and pilot programs to expand our financial services offerings, including mortgage services and transactional banking, within both our US consumer and US commercial businesses

Invest for long-term growth while retaining financial flexibility

  Invested in value propositions, marketing, technology and talent to drive long-term growth

  Maintained strong balance sheet, with capital and liquidity levels above targeted levels and a common Equity Tier 1 ratio of 10.5% in the fourth quarter, within our 10-11% target range

  Returned $9 billion of capital to shareholders through dividend and share repurchases

  Global write-off and delinquency rates remained at near historical lows

Continue to increase ESG disclosure and progress on key ESG metrics

  Spent over $800 million since October 2020 toward Diversity, Equity & Inclusion Action Plan, including payments to diverse suppliers, financial assistance for minority-owned businesses, and colleague education and training

  Strengthened governance around our ESG strategy by establishing and disclosing objectives and goals for each of our ESG pillars

  Provided enhanced ESG reporting including an Interim ESG Update, inaugural DE&I report, and new disclosures on hiring, promotions, retention, and median pay

Performance Multiplier – Individual

The Compensation and Benefits Committee has discretion to modify awards downward or upward to differentiate and reward leadership performance. Factors considered in determining the appropriate individual multiplier for the NEOs included the assessment of risk taking, risk management, and performance against the Company’s leadership behaviors (Setting the Agenda, Bringing Others With You and Doing It the Right Way). The maximum individual performance multiplier for leadership performance is 125%.

2022 PROXY STATEMENT	56 •

Summary of NEOs’ AIA for 2021

The following table summarizes the actual AIA paid to each NEO for the 2021 performance year (in thousands).

Name	Target AIA	x	Company Multiplier	x	Individual Multiplier	=	Actual AIA*

S.J. Squeri	$4,500		145%		123%		$8,000

J.C. Campbell	$3,700		145%		125%		$6,700

D.E. Buckminster	$4,000		145%		125%		$7,250

A.D. Williams	$3,604		145%		120%		$6,275

L.E. Seeger	$2,850		145%		121%		$5,000

*

To comply with regulatory guidance that at least 50% of incentive compensation is deferred, Messrs. Campbell, Buckminster, and Williams and Ms. Seeger had a portion of their 2021 AIA paid in the form of Restricted Stock Units (RSUs). These RSUs were granted in January 2022 and are deferred for three years from the grant date, subject to positive cumulative net income but not to continued employment. The AIA figures in the above table do not reflect this adjustment.

Long-Term Incentive Award (LTIA)

Our LTIA aligns NEOs’ interests with those of shareholders and establishes retention incentives through multi-year, performance-based vesting periods. The elements of the Company’s LTIA and their respective features are described in the table below:

Element	Key Metrics	Features
Performance Restricted Stock Units (80% of award)	◾ 3-year average ROE as compared to performance peers ◾ 3-year TSR compared to the same performance peers as ROE	◾ 3-year cliff vesting period ◾ Payout tied to 3-year relative performance and stock price performance ◾ 0-120% of target shares awarded
Stock Options (20% of award)	◾ Positive cumulative net income	◾ 3-year cliff vesting period ◾ Vests subject to positive cumulative net income over the 3-year performance period ◾ 10-year term

Summary of 2021 NEO LTIA Awards (Granted in January 2022)

Based on Company and individual performance in 2021, the Compensation and Benefits Committee granted the following long-term incentive awards in January 2022. The payouts of these awards are dependent on the achievement of the metrics described above. The award amount for each NEO is as follows (in thousands):

	S.J. Squeri	J.C. Campbell	D.E. Buckminster	A.D. Williams	L.E. Seeger

Performance Restricted Stock Units	$15,200	$5,040	$5,520	$4,640	$3,760

Stock Options	$3,800	$1,260	$1,380	$1,160	$940

Total	$19,000	$6,300	$6,900	$5,800	$4,700

Not included in this table is any 2021 AIA paid in the form of RSUs granted in January 2022 to comply with regulatory guidance that at least 50% of incentive compensation is deferred.

2022 PROXY STATEMENT	57 •

Performance Restricted Stock Units

As a financial institution with a lending book and fee income, we consider effective returns on capital to be a validation of high performance. The program requires top-quartile relative Return On Equity (ROE) for Performance Restricted Stock Units to pay out at target, and above target payouts are contingent on Total Shareholder Return (TSR) performance being in the top third of our peer group regardless of our ROE performance. Median relative ROE performance results in an 80% payout.

AXP Relative ROE Performance(1)	Payout %(2)		AXP Relative TSR Performance(1)	Payout %

≥90th percentile	120%	&	67th Percentile or better of LTIA Performance Peer Group	Up to 120%
75th percentile	100%
50th percentile	80%		< 67th Percentile of LTIA Performance Peer Group	Cap at 100%
25th percentile	50%
<25th percentile	0%

(1)	Relative to the LTIA Performance Peer Group

(2)	Straight-line interpolation applies if performance is between two points.

LTIA Performance Peers

Our LTIA Performance Peers include large financial companies in the lending and payments business and reflect strong alignment with the Company’s business. Our peer group for this LTIA program includes the Company’s key competitors as well as a subset of S&P 500 Financials within similar industries as the Company and with ROEs subject to Comprehensive Capital Analysis and Review (CCAR) and other similar macroeconomic conditions as the Company, including global credit, lending and regulatory trends:

◾ Bank of America	◾ Fifth Third Bancorp	◾ M&T Bank	◾ State Street
◾ BNY Mellon	◾ Goldman Sachs	◾ Morgan Stanley	◾ Truist Financial
◾ Capital One Financial	◾ Huntington Bancshares	◾ Northern Trust	◾ U.S. Bancorp
◾ Citigroup	◾ JPMorgan Chase	◾ PayPal	◾ Visa
◾ Citizens Financial Group	◾ KeyCorp	◾ PNC Financial Services Group	◾ Wells Fargo
◾ Discover	◾ Mastercard	◾ Regions Financial

2022 PROXY STATEMENT	58 •

Section 4: Compensation Determination Process

Annual Compensation and Decision-Making Process

Our Compensation and Benefits Committee is responsible for assisting the Board of Directors in its oversight responsibilities related to executive compensation programs, including determining the payouts for the last completed fiscal year and setting the annual performance goals for the upcoming performance cycle for each of our executive officers including the CEO. Typically, the Committee follows the key activities outlined below:

Peer Group and Benchmarking

Our pay program is designed to reward achievement of financial and strategic goals and to attract, retain and motivate our leaders in a competitive talent market. The Compensation and Benefits Committee periodically examines pay practices and pay data for a Compensation Peer Group of 20 companies as a source of benchmarking data to better understand the competitiveness of our compensation program and its various elements. While the benchmarking data is used to assess the competitiveness of our compensation program, it is only one of a number of factors used to make final pay decisions. The Compensation Peer Group is different than our LTIA Performance Peer group which is selected for industry and financial metric comparability to assess our relative financial performance in determining potential LTIA payouts.

How We Select the Company’s Compensation Peer Group

In selecting the current compensation peer group, the Compensation and Benefits Committee identified prominent S&P 500 companies, with revenue levels similar to ours, in the following categories: (1) financial institutions; (2) iconic global consumer brands; and (3) payments and technology businesses. In 2021, the Committee, together with its independent compensation consultant, reviewed current peer and non-peer companies and concluded that no changes were necessary to the compensation peer group.

Compensation Peer Group for 2021

Financial Institutions	Iconic Global Consumer Brands	Payments & Technology Businesses
◾ Bank of America ◾ BNY Mellon ◾ BlackRock ◾ Capital One Financial ◾ Citigroup ◾ Goldman Sachs ◾ JPMorgan Chase ◾ Morgan Stanley ◾ U.S. Bancorp ◾ Wells Fargo	◾ Coca-Cola ◾ Colgate-Palmolive ◾ Nike ◾ PepsiCo ◾ Starbucks	◾ Cisco ◾ Discover ◾ Mastercard ◾ PayPal ◾ Visa

2022 PROXY STATEMENT	59 •

Role of the Independent Compensation Consultant

The Compensation and Benefits Committee is composed solely of independent directors. The Committee is responsible for approving our executive officer compensation decisions. It has retained Semler Brossy Consulting Group (Semler Brossy) as its independent compensation consultant. The Committee held six meetings over the course of 2021, all of which ended with executive sessions without management present. During 2021, Semler Brossy attended Compensation and Benefits Committee and American Express National Bank Board meetings, including executive sessions, and provided compensation advice independent of the Company’s management. Semler Brossy does not engage in other work for the Company. The Committee assessed the independence of Semler Brossy pursuant to SEC rules and concluded that their work did not raise any conflicts of interest.

2022 Annual Target Direct Compensation

The Compensation and Benefits Committee reviews target direct compensation each year. For 2022, the Committee approved increases to target compensation levels for all NEOs. In approving compensation adjustments, the Committee took into consideration the significant role and responsibility changes for Messrs. Campbell, Buckminster and Williams as well as other key factors including Company growth, sustained strong Company and individual performance, and external market movements. The Committee took into account market benchmarks and perspectives on market pay levels as provided by its independent compensation consultant.

All compensation components except base salary are performance based (in thousands):

	S.J. Squeri	J.C. Campbell	D.E. Buckminster	A.D. Williams	L.E. Seeger

Base Salary	$1,500	$1,000	$1,100	$1,000	$875

AIA(1)	$5,500	$3,700	$4,000	$3,700	$2,925

Performance Restricted Stock Units(2)	$15,200	$5,040	$5,520	$4,640	$3,760

Stock Options(3)	$3,800	$1,260	$1,380	$1,160	$940

Total Target Direct Compensation	$26,000	$11,000	$12,000	$10,500	$8,500

(1)	Actual AIA payout will be based on Company and individual performance in 2022 considering performance against pre-established goals.

(2)	Performance Restricted Stock Units cliff vest after three years based on relative ROE and relative TSR performance over the three-year period.

(3)	Stock Options cliff vest 100% after three years based on positive cumulative net income.

Settlement of Performance RSUs Awarded in January 2019

In 2019, as a result of shareholder feedback and to further align with management’s business objectives and shareholder-based results, the Company redesigned its Performance RSU program to reward based on an assessment of three-year ROE and TSR performance relative to a defined set of Performance Peers. The revised program requires top quartile relative ROE performance to vest at target, and top third relative TSR performance for above-target vesting.

The first awards under this new plan were granted in January 2019 and vested at target (100%) in January 2022 based on the Company’s relative ROE positioning (91st percentile) and TSR positioning (43rd percentile) for the three-year (2019-2021) performance period ending on December 31, 2021.

2022 PROXY STATEMENT	60 •

Section 5: Compensation Policies and Practices

Discouraging Imprudent Risk Taking

Our executive compensation program is:

Structured to provide a balance of cash and stock; annual and long-term incentives; and varied performance measures over different time horizons;

Designed to encourage the proper level of risk taking consistent with our business model and strategies; and

Designed to be consistent with regulatory principles for safety and soundness.

The following policies and procedures help discourage imprudent risk taking:

Discouraging Imprudent Risk Taking

Cross-Section of Metrics	We assess Company performance against a cross-section of key metrics and over multiple time frames to discourage undue focus on short-term results or on any one metric and to reinforce risk balancing in performance measurement. Our incentive plans are not overly leveraged (i.e., there is a cap on the maximum payout).

Annual Risk Goals	Our Chief Risk Officer reviews goals for safety and soundness in relation to the Company’s risk appetite and sets certain annual risk goals for the Company at the beginning of each year.

Monitoring of Risk	We monitor relevant metrics, including credit risk and market risk metrics, performance against our risk appetite thresholds as well as material operational risk events on a regular basis. We assign control and compliance ratings to each business unit as part of our annual assessment of performance.

Adjustment of Compensation	At year-end, our Chief Risk Officer meets with the Compensation and Benefits Committee and certifies as to whether actual results were achieved with proper risk governance and oversight, and whether the Company executed on its broad range of programs that help to avoid imprudent risk taking. The Chief Risk Officer issues a year-end memorandum summarizing an overall assessment of the Company’s risk profile. If deemed necessary, risk adjustments are made to Company annual incentive funding levels as well as to individual incentive awards.

Deferred Incentive Compensation	At least 50% of total incentive compensation for executive officers is deferred for at least three years with performance-based payout.

Performance Based Vesting	Performance Restricted Stock Units are used in place of time-based RSUs for the Company’s senior colleagues.

Stock Ownership Requirements	We have robust stock ownership requirements for our CEO and other NEOs (as described below).

Stock Ownership Guidelines

Our current stock ownership guidelines require the CEO and our other NEOs to own and maintain a substantial stake in the Company. The CEO and our other NEOs are required to accumulate shares (i.e., shares owned outright, excluding unvested/unearned shares and unexercised stock options) with a value equivalent to a target multiple of their base salary, and to retain 50% of the net after-tax shares received upon vesting or exercise of their equity awards until guidelines are met. The specific requirements are as follows:

As of December 31, 2021, all of our NEOs own more than their required target number of shares.

2022 PROXY STATEMENT	61 •

Clawback and Recoupment Policies

We seek to recover, to the extent practicable, performance-based compensation from any executive officer and certain other members of senior management under certain circumstances. The Company has two arrangements to clawback or cancel awards:

◾	Detrimental Conduct Agreement

◾	Incentive Compensation Recoupment Policy

The table below outlines our policies:

	Detrimental Conduct Agreement	Incentive Compensation Recoupment Policy

WHO	Approximately 1,500 colleagues at Vice President level and above (including CEO)	All colleagues

WHEN

Colleague engages in detrimental conduct:

◾ Working for a competitor (applies to approximately 500 colleagues)

◾ Soliciting American Express colleagues or customers

◾ Denigrating the Company in the media

◾ Engaging in certain misconduct that leads to termination

◾ Other detrimental conduct categories (e.g., sharing confidential information)

AXP financial results are restated:

◾ Colleagues engaged in fraud or misconduct that caused or partially caused the need for the restatement; and

◾ Less compensation would have been paid to the colleagues based upon the restated financial results

WHAT	Forfeit unvested equity awards and repay proceeds from Incentive Compensation Plan awards (including annual incentives for executive officers) that vested in the last two years and dividends paid on restricted stock	Company will seek to recover the difference between the amount actually paid and what should have been paid based on the restated financial results

In addition, the cash portion of the CEO’s AIA is subject to recoupment at the discretion of the Compensation and Benefits Committee if the Company does not achieve acceptable performance in the following year.

Perquisites

We provide limited perquisites to support our objective to attract and retain talent for key positions, as well as to address security concerns. For the CEO, the Company’s security policy requires him to use, for all travel purposes, to the maximum extent practicable, the automobiles and aircraft provided by the Company for business travel. Our NEOs are also eligible to receive certain benefits available to all other colleagues with a corporate card including Membership Reward points which are available for personal use. In 2022, the Company eliminated the annual cash perquisite allowance of $35,000 that was previously provided to executive officers of the Company, including NEOs.

2022 PROXY STATEMENT	62 •

Post-Employment Compensation

RETIREMENT BENEFITS

NEOs receive retirement benefits through the following plans:

◾	Retirement Savings Plan (RSP): A qualified 401(k) savings plan available to all eligible U.S. colleagues.

◾

Retirement Restoration Plan (RRP): A U.S. non-qualified savings plan that makes up for 401(k) benefits that would otherwise be lost as a result of contribution limits for qualified plans under U.S. law.

◾	Deferral Plan: Allows U.S. NEOs to defer a portion of their base salary and AIA payout. The annual deferral limit is equal to one times the NEO’s base salary.

NEO retirement benefits are more fully described under Retirement Plan Benefits on page 70 and under Non-Qualified Deferred Compensation on pages 71-72.

SEVERANCE: SENIOR EXECUTIVE SEVERANCE POLICY

The Compensation and Benefits Committee must pre-approve severance for the Company’s executive officers. Under the Senior Executive Severance Policy, NEOs who are terminated involuntarily (except in cases of misconduct) receive cash severance benefits equal to one and one half years of base salary and target AIA. The Company also provides pro rata AIA payment for the year of termination. LTIA continues to vest and certain benefits continue during the severance period, unless the executive begins full-time, outside employment. U.S.-based NEOs who are age 65 or older are not eligible for severance, unless the Compensation and Benefits Committee specifically approves severance for such an executive.

To protect shareholders and our business model, executives are required to comply with non-compete, non-solicitation, confidentiality and non-denigration provisions during the period of time they are receiving severance. Our uniform severance policy helps to avoid special treatment and provides an important enforcement mechanism for these protections.

Tax Treatment

Tax rules generally limit the deductibility of compensation paid to our NEOs to $1 million per year. The Compensation and Benefits Committee maintains the flexibility to pay nondeductible incentive compensation.

2022 PROXY STATEMENT	63 •

Section 6: Report of the Compensation and Benefits Committee

The Compensation and Benefits Committee has reviewed and discussed the CD&A with management. Based on its review and discussion, it recommended to the Board, and the Board approved, the inclusion of the CD&A in this Proxy Statement.

COMPENSATION AND BENEFITS COMMITTEE*

John J. Brennan, Chair Peter Chernin Ralph de la Vega Theodore J. Leonsis	Lynn A. Pike Daniel L. Vasella Ronald A. Williams

*	Reflects 2021 Compensation and Benefits Committee membership

Note Regarding 2021 Total Direct Compensation Decisions and Summary Compensation Table

It is important to recognize that the way the Compensation and Benefits Committee presents total direct compensation is different from the SEC-required disclosure in the Summary Compensation Table on the following page and is not a substitute for the information in that table.

In summary, the main difference between the Summary Compensation Table and total direct compensation is the timing of disclosure related to equity awards. The chart below details this methodology.

		Summary Compensation Table**	Total Direct Compensation

Concept and Purpose		Uses SEC methodology, which includes a mix of both cash compensation actually earned during 2021 and estimated value of equity granted in 2021 SEC-mandated compensation disclosure	Includes only pay that is awarded based on 2021 performance— reflects the Compensation and Benefits Committee’s January 2022 compensation decisions

Calculated as a sum of:	Base salary	◾Base salary paid in 2021	◾Base salary set for 2021

	Annual bonus	◾Annual cash bonus earned for 2021 performance, excluding any incentive deferred into RSUs	◾Total annual bonus (AIA) awarded for 2021 performance, regardless of form of payment (i.e., cash or equity)

	Equity awards	◾Accounting value of equity awards (Performance Restricted Stock Units and Stock Options) granted in 2021	◾Grant date value of equity awards (Performance Restricted Stock Units and Stock Options) granted in January 2022 for performance year ending 2021

**

The SEC rules also require disclosure of additional elements of compensation beyond the ones mentioned in this table, such as future pay opportunities for pension benefits, above market interest rate on deferred compensation and all other compensation.

2022 PROXY STATEMENT	64 •

Summary Compensation Table

The following Summary Compensation Table summarizes the compensation of our NEOs for the year ended December 31, 2021, using the SEC-required disclosure rules. It is important to recognize that 2021 total direct compensation determined by the Compensation and Benefits Committee is different than the amounts disclosed below. See page 63 for key differences between the Summary Compensation Table and total direct compensation awarded by the Compensation and Benefits Committee for 2021 Performance.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2),(3)	Option Awards(2)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (5)	All Other Compensation(6)	Total

S.J. Squeri	2021	$1,500,000	$8,000,000	$12,549,027	$2,899,974	N/A	$16,429	$548,492	$25,513,922

Chairman and CEO	2020	$1,500,000	$3,960,000	$13,016,122	$2,899,986	$2,322,000	$64,575	$458,636	$24,221,319

	2019	$1,500,000	$7,000,000	$10,318,663	$2,439,992	$1,875,000	$83,985	$578,362	$23,796,002

J.C. Campbell	2021	$1,000,000	$6,500,000	$4,586,779	$1,059,973	N/A	N/A	$206,880	$13,353,632

Vice Chairman and Chief Financial Officer	2020	$1,000,000	$3,285,000	$4,857,541	$1,059,986	$1,290,000	N/A	$206,880	$11,699,407
	2019	$1,000,000	$5,300,000	$4,405,932	$899,979	$1,875,000	N/A	$264,580	$13,745,491

D.E. Buckminster	2021	$1,100,000	$7,075,000	$5,106,092	$1,179,977	N/A	$8,249	$264,357	$14,733,675

Vice Chairman and Group President, Global Consumer Services Group	2020	$1,083,333	$3,600,000	$5,296,166	$1,179,992	$1,118,000	$54,684	$232,212	$12,564,387
	2019	$983,333	$5,700,000	$4,059,749	$959,993	$1,625,000	$68,497	$274,100	$13,670,672

A.D. Williams	2021	$951,634	$6,037,500	$5,022,813	$1,159,960	N/A	$0	$190,801	$13,362,708

Group President, Enterprise Services and CEO of AENB	2020	$850,000	$2,995,000	$4,353,631	$969,994	$860,000	$53,347	$186,869	$10,268,841
	2019	$841,667	$4,850,000	$3,467,769	$819,983	$1,250,000	$59,057	$240,332	$11,528,808

L.E. Seeger	2021	$850,000	$4,850,000	$3,807,873	$879,999	N/A	N/A	$186,810	$10,574,682

Chief Legal Officer	2020	$841,667	$2,330,000	$3,949,666	$879,976	$946,000	N/A	$191,729	$9,139,038

	2019	$800,000	$2,350,000	$3,044,865	$719,983	$1,375,000	N/A	$223,910	$8,513,758

(1)

The amounts in this column reflect AIA cash payments for annual performance. For Messrs. Campbell, Buckminster, and Williams and Ms. Seeger, 2021 Bonus amounts exclude the portion of AIA that was made in the form of RSUs granted in January 2022 to comply with regulatory guidance that at least 50% of incentive compensation is deferred. Payment of these RSUs is deferred for three years from the grant date, subject to positive cumulative net income performance but not to continued employment. The amounts excluded (and awarded in RSUs) are as follows: Messrs. Campbell ($200,000), Buckminster ($175,000), and Williams ($237,500) and Ms. Seeger ($150,000).

(2)

Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718, Compensation – Stock Compensation. Additional details on accounting for stock-based compensation can be found in Note 10 Stock Plans, to our Consolidated Financial Statements contained in our 2021 Annual Report on Form 10-K.

(3)

For each executive’s award of Performance Restricted Stock Units, the maximum value as of the grant date, assuming the highest level of performance will be achieved and based on the closing price of the Company’s common shares on the NYSE on the grant date, is as follows: Messrs. Squeri ($13,919,949), Campbell ($5,087,863), Buckminster ($5,663,908) and Williams ($5,567,753) and Ms. Seeger ($4,223,865).

(4)

The amounts in this column reflect the cash payment made to the NEO in respect to a payout under the Portfolio Grant award program that was eliminated in 2019 and last paid out for the 2020 performance year. For the 2021 performance year, there were no other payouts in respect to non-equity incentive compensation.

(5)

The amounts in this column reflect the actuarial increase or decrease in the present value of the NEOs’ benefits under all defined benefit pension plans established by the Company. The amounts reflect the impact of changes in interest rates and the NEOs’ changes in age during the year which are used to measure the present value. Mr. Campbell and Ms. Seeger are not eligible to participate in the defined benefit plan due to their employment commencement dates.

(6)	See the All Other Compensation table on the following page for additional information.

2022 PROXY STATEMENT	65 •

All Other Compensation

Name	Year	Perquisites and Other Personal Benefits(1)	Tax Payments/ Reimbursements(2)	Company Contributions to Defined Contribution Plans(3)	Executive Life Insurance(4)	Total

S.J. Squeri	2021	$303,552	N/A	$240,000	$4,940	$548,492

J.C. Campbell	2021	$35,000	N/A	$160,000	$11,880	$206,880

D.E. Buckminster	2021	$84,047	$0	$176,000	$4,270	$264,357

A.D. Williams	2021	$38,930	N/A	$144,131	$7,740	$190,801

L.E. Seeger	2021	$38,930	N/A	$136,000	$11,880	$186,810

(1)	See the Perquisites and Other Personal Benefits table below for additional information regarding the components of this column.

(2)

For Mr. Buckminster, who was on international assignment in London until June 2014, trailing tax equalization payments or reimbursements have been made and recorded following the termination of his assignment in order to address any foreign tax obligations relating to income received, awarded or earned during his assignment. In 2021, American Express realized a foreign tax credit of approximately $67,000 relating to payments made by the Company on Mr. Buckminster’s behalf in previous years. This amount was returned to the Company and is not reflected in the table above.

(3)	This column reflects Company contributions to the NEOs’ accounts under the Company’s RSP and RRP-RSP. See pages 70-72 for a further description of the RSP and the RRP-RSP.

(4)	This column reflects income imputed to the NEOs under the Company’s executive life insurance program.

Perquisites and Other Personal Benefits

Name	Year	Local and Other Travel Benefits(1)	Personal Use of Company Aircraft(1),(2)	Flexible Perquisite Allowance(3)	Home Security System(4)	Security During Personal Trips(4)	International Assignment/ Relocation(5)	Other Benefits(6)	Total

S.J. Squeri	2021	$20,563	$198,603	$35,000	$9,308	$32,043	N/A	$8,035	$303,552

J.C. Campbell	2021	N/A	$0	$35,000	N/A	N/A	N/A	$0	$35,000

D.E. Buckminster	2021	N/A	$0	$35,000	N/A	N/A	$48,368	$719	$84,087

A.D. Williams	2021	N/A	$0	$35,000	N/A	N/A	N/A	$3,930	$38,930

L.E. Seeger	2021	N/A	$0	$35,000	N/A	N/A	N/A	$3,930	$38,930

(1)

In 2021, the local travel allowance only applied to Mr. Squeri. The Company’s security policy requires Mr. Squeri to use for all travel purposes, to the maximum extent practicable, the automobiles and aircraft provided by the Company to executives for business travel. The calculation of the incremental cost for personal use of Company-owned automobiles and aircraft is based on the variable cost to the Company of operating the automobiles and aircraft and includes, among other things, fuel costs, maintenance costs and, in the case of aircraft, the cost of trip-related crew hotels and meals, and landing and ground handling fees. The calculation does not include fixed costs that would have been incurred regardless of whether there was any personal use of the automobiles or aircraft (e.g., purchase costs and depreciation, driver and flight crew fixed salaries and benefits, insurance costs, etc.).

(2)

Mr. Squeri’s personal use of Company aircraft is limited to $200,000 per year and Mr. Squeri is required to reimburse the Company for any incremental costs in excess of $200,000 per year for travel on Company aircraft that is deemed by the SEC to be personal use.

(3)	The amount in this column reflects the cash perquisite allowance paid to NEOs in March 2021. Effective 2022, this allowance has been eliminated.

(4)

The amounts in these columns include costs associated with home security and security during personal trips for Mr. Squeri. For home security, amounts include $4,983 for security system installation and $4,325 for ongoing security services.

(5)

The amounts shown include international tax and reporting services (not payments or reimbursements) in connection with Mr. Buckminster’s repatriation to the U.S. due to trailing tax liabilities. The services provided to Mr. Buckminster are provided to all employees on international assignment.

(6)

This column reflects the aggregate amount of other perquisites and personal benefits provided, none of which individually exceeded the greater of $25,000 or 10% of the total amount of all perquisites and other personal benefits reported for the NEO. These other benefits consist of office parking, reimbursements for certain information technology services and, on occasion, use of club memberships for personal rather than business purposes. We generally incur no incremental cost for the provision of such additional benefits.

2022 PROXY STATEMENT	66 •

Grants of Plan-Based Awards

The following table provides information on awards granted to each of our NEOs.

Name	Award Type(1)	Grant Date	Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			Exercise Price or Base Price of Option Awards ($/sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(3)
				Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

S.J. Squeri	AIA		1/26/2021	$0	$4,500,000	$8,437,500

	SO	1/29/2021	1/26/2021					90,766		$116.26	$2,899,974

	PRSU	1/29/2021	1/26/2021				0	99,776	119,731		$12,549,027

J.C. Campbell	AIA		1/26/2021	$0	$3,700,000	$6,937,500

	SO	1/29/2021	1/26/2021					33,176		$116.26	$1,059,973

	PRSU	1/29/2021	1/26/2021				0	36,469	43,762		$4,586,779

D.E. Buckminster	AIA		1/26/2021	$0	$4,000,000	$7,500,000

	SO	1/29/2021	1/26/2021					36,932		$116.26	$1,179,977

	PRSU	1/29/2021	1/26/2021				0	40,598	48,717		$5,106,092

A.D. Williams	AIA		1/26/2021	$0	$3,603,836	$6,757,192

	SO	1/29/2021	1/26/2021					30,359		$116.26	$969,970

	PRSU	1/29/2021	1/26/2021				0	33,373	40,047		$4,197,389

	SO	4/30/2021	4/15/2021					4,257		$153.35	$189,990

	PRSU	4/30/2021	4/15/2021				0	4,955	5,946		$825,424

L.E. Seeger	AIA		1/26/2021	$0	$2,850,000	$5,343,750

	SO	1/29/2021	1/26/2021					27,543		$116.26	$879,999

	PRSU	1/29/2021	1/26/2021				0	30,276	36,331		$3,807,873

1. Award types

Annual Incentive Award (AIA): The AIA is an annual cash-denominated performance-based component of executive compensation. Performance is measured against measurable goals and actual amounts paid are based on 2021 performance. Additional information regarding how the payout amounts for these awards are determined is on pages 53-56.

Stock Options (SO): Stock Options have a ten-year term and 100% of these shares become exercisable on the third anniversary of the grant date, subject to positive cumulative net income over the three-year vesting period. The exercise price of these awards is the closing price of the Company’s common shares on the NYSE on the grant date.

Performance Restricted Stock Units (PRSU): PRSU awards vest on the third anniversary of the grant date based on relative ROE and relative TSR performance during the performance period. See pages 56-57 for additional information on our PRSU program.

2. Estimated future payouts under non-equity/equity incentive plan awards

The amounts shown under these columns represent potential threshold, target and maximum payouts for achievement of performance levels for awards granted.

AIA: Actual annual cash incentive payout amounts are determined by Company performance and an individual performance multiplier, ranging from 0% to 187.5% of target levels.

Mr. Williams’ AIA reflects the increase in his target AIA as a result of his appointment to the role of Group President, Enterprise Services and CEO, American Express National Bank (AENB) in April 2021. Mr. Williams’ target AIA was increased to $3.7 million from $3.4 million. Per Company policy, AIA was pro-rated considering his time in each role.

PRSU: Actual payout is determined by relative ROE and relative TSR multipliers, ranging from 0% to 120% of target levels.

3. Grant date fair value of stock awards

Represents the aggregate grant date fair value of the awards pursuant to FASB ASC Topic 718, Compensation – Stock Compensation. Additional details on accounting for stock-based compensation can be found in Note 10, Stock Plans, to our Consolidated Financial Statements contained in our 2021 Annual Report on Form 10-K.

Awards may vest upon retirement, death, disability, termination or, in certain circumstances, in connection with a change in control of the Company, as described in the Potential Payments Upon Termination or CIC table.

2022 PROXY STATEMENT	67 •

Outstanding Equity Awards at Fiscal Year-End 2021

	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(a)

S.J. Squeri	1/29/2021				90,766	(1)	$116.26	1/29/2031			99,776	(b)	$16,323,354
	1/29/2020				112,272	(1)	$131.68	1/29/2030			105,710	(b)	$17,294,156
	1/29/2019				104,407	(1)	$100.96	1/29/2029			96,671	(b)	$15,815,376
	1/23/2018	66,225	(1)	—			$97.98	1/23/2028
	10/31/2017	234,619	(2)	—			$95.52	10/31/2024
	1/26/2015	6,777	(1)	—			$83.30	1/26/2025
	1/28/2014	26,260	(1)	—			$86.64	1/28/2024

J.C. Campbell	1/29/2021				33,176	(1)	$116.26	1/29/2031			36,469	(b)	$5,966,328
	1/29/2020				41,037	(1)	$131.68	1/29/2030			38,638	(b)	$6,321,177
	1/29/2020										759	(c)	$124,172
	1/29/2019				38,510	(1)	$100.96	1/29/2029			35,657	(b)	$5,833,485
	1/29/2019										5,942	(c)	$972,111
	4/30/2018	4,046	(1)	—			$98.75	4/30/2028
	1/23/2018	27,770	(1)	—			$97.98	1/23/2028
	1/24/2017	26,147	(1)	—			$77.43	1/24/2027
	1/26/2016	36,726	(1)	—			$55.09	1/26/2026
	1/26/2015	25,777	(1)	—			$83.30	1/26/2025
	1/28/2014	21,008	(1)	—			$86.64	1/28/2024

D.E. Buckminster	1/29/2021				36,932	(1)	$116.26	1/29/2031			40,598	(b)	$6,641,833
	1/29/2020				45,683	(1)	$131.68	1/29/2030			43,012	(b)	$7,036,763
	1/29/2019				41,078	(1)	$100.96	1/29/2029			38,034	(b)	$6,222,362
	4/30/2018	8,093	(1)	—			$98.75	4/30/2028
	1/23/2018	18,237	(1)	—			$97.98	1/23/2028
	10/31/2017	117,309	(2)	—			$95.52	10/31/2024
	1/24/2017	20,918	(1)	—			$77.43	1/24/2027
	1/26/2016	23,505	(1)	—			$55.09	1/26/2026
	1/26/2015	13,111	(1)	—			$83.30	1/26/2025
	1/28/2014	11,344	(1)	—			$86.64	1/28/2024
	1/29/2013	16,354	(1)	—			$59.45	1/29/2023

2022 PROXY STATEMENT	68 •

	Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)(a)

A.D. Williams	4/30/2021				4,257	(1)	$153.35	4/30/2031			4,955	(b)	$810,638
	1/29/2021				30,359	(1)	$116.26	1/29/2031			33,373	(b)	$5,459,823
	1/29/2020				37,553	(1)	$131.68	1/29/2030			35,358	(b)	$5,784,569
	1/29/2019				35,087	(1)	$100.96	1/29/2029			32,488	(b)	$5,315,037
	4/30/2018	8,093	(1)	—			$98.75	4/30/2028
	1/23/2018	14,507	(1)	—			$97.98	1/23/2028
	10/31/2017	117,309	(2)	—			$95.52	10/31/2024

L.E. Seeger	1/29/2021				27,543	(1)	$116.26	1/29/2031			30,276	(b)	$4,953,154
	1/29/2020				34,068	(1)	$131.68	1/29/2030			32,077	(b)	$5,247,797
	1/29/2019				30,808	(1)	$100.96	1/29/2029			28,526	(b)	$4,666,854

Exercisability of Option Awards and vesting of Stock Awards is subject to continuous employment by the Company, except as noted below. Unvested awards may vest upon retirement, death, disability, termination or change in control of the Company as described on pages 73-76.

Notes Relating to Option Awards

(1)	These SOs vest 100% on the third anniversary of the grant date, subject to positive cumulative net income over the three-year performance period starting with the year of grant.

(2)

These SOs vested on October 31, 2020 and have a term of seven years, an exercise price equal to the closing price on the grant date and vesting subject to (i) a stock price goal of thirty percent above the closing price on the grant date, which must be met for a period of 20 consecutive trading days during the five-year period beginning on the grant date, (ii) a financial goal of positive cumulative net income for the three-year period and (iii) a three-year service condition. The stock price goal was satisfied during 2019. Fifty percent of the net after-tax shares received upon exercise must be held for at least 12 months.

Notes Relating to Stock Awards

(a)	The market value of the stock awards is based on the closing price per share of our stock on December 31, 2021 which was $163.60.

(b)

These awards vest on the third anniversary of the grant date, subject to the Company’s ROE and TSR performance relative to the Company’s Performance Peers listed on page 57. The number of awards shown is based on the trend in performance and projected payout as of December 31, 2021.

(c)	These awards will be payable on the third anniversary of the grant date subject to positive cumulative net income and are not subject to continued employment.

2022 PROXY STATEMENT	69 •

Option Exercises and Stock Vested in 2021

The following table contains information about exercises of Stock Options by the NEOs and shares acquired by the NEOs upon the vesting of Performance RSUs, in each case during 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

S.J. Squeri	69,635	$3,925,727	61,236	$7,418,741

J.C. Campbell	74,677	$7,222,132	31,816	$3,989,968

D.E. Buckminster	19,493	$1,887,995	26,330	$3,460,833

A.D. Williams	80,795	$6,478,992	22,600	$3,008,944

L.E. Seeger	20,625	$1,388,148	20,625	$2,634,179

(1)	Amounts reflect the difference between the exercise price of the SO and the market price of our common stock at the time of exercise.

(2)	Amounts reflect the market value of our common stock on the day on which the PRSUs vested.

2022 PROXY STATEMENT	70 •

Retirement Plan Benefits

The table below shows the present value of accumulated benefits (PVAB) payable to each of the NEOs under the American Express Retirement Plan and the American Express Retirement Restoration Plan (RRP), a nonqualified plan, except for Mr. Campbell and Ms. Seeger who are not eligible to participate in these plans due to their employment commencement date.

Pension Benefits 2021

Name	Plan Name	Number of Years Credited Service (#)	PVAB ($)(1)	Payments During Last Fiscal Year ($)

S.J. Squeri	Retirement Plan	36	$415,533	$0

	RRP-Retirement Plan		$777,076	$0

	Total		$1,192,609	$0

D.E. Buckminster	Retirement Plan	35	$380,281	$0

	RRP-Retirement Plan		$493,941	$0

	Total		$874,222	$0

A.D. Williams	Retirement Plan	31	$291,017	$0

	RRP-Retirement Plan		$218,949	$0

	Total		$509,966	$0

(1)	PVAB was determined using the same measurement date (December 31, 2021) and assumptions as used for financial reporting purposes:

◾	Discount rate equal to 2.70%

◾	Pri-2012 Mortality Table projected with MP-2021 longevity improvements

◾	Retirement age is assumed to be the normal retirement age as defined in the plan (age 65)

◾	Form of payment is the value of the cash balance account payable as a lump-sum distribution upon retirement

Retirement Plan: Messrs. Squeri, Buckminster and Williams participate in the Retirement Plan, which is a defined benefit cash balance retirement plan for eligible U.S. employees. Benefit accruals were discontinued in the Retirement Plan since 2007, and the Plan continues to credit participants with interest on their outstanding account balances. The Retirement Plan sets the interest rate each year based on the average of the interest rates for certain five-year U.S. Treasury Notes, with a minimum interest rate of 5%. The maximum interest rate is the lower of 10% or the applicable interest rate specified in the Retirement Plan. For 2021, the interest rate is 5%.

RRP-Retirement Plan: Each RRP participant who participated in the Retirement Plan has a Retirement Plan-related account for benefits that could not be provided under the Retirement Plan as a result of IRS limitations on tax-qualified plans. RRP-Retirement Plan benefits accrued and vested in a similar manner to benefits under the Retirement Plan. Benefit accruals were discontinued in the RRP-Retirement Plan since 2007, and the Plan continues to credit participants with interest on their outstanding account balances at the same interest rate as the Retirement Plan. Participants may elect to receive payment of their RRP-Retirement Plan benefits in either a lump sum or annual installments over a period of five, ten or fifteen consecutive years. Lump sum payments are made on or about the January 1 or July 1 that is at least six months following the participant’s separation from service and installment payments commence on or about the July 1 of the calendar year following the year in which the participant separates from service.

2022 PROXY STATEMENT	71 •

Non-Qualified Deferred Compensation

The following table shows the executive or Company contributions, earnings, withdrawals and account balances for the NEOs in the RRP-RSP accounts and the deferred compensation programs. These programs are unfunded, unsecured deferred compensation programs.

Non-Qualified Deferred Compensation 2021

Name	Plan Name	Executive Contributions in Last FY	Company Contributions in Last FY(1)	Aggregate Earnings in Last FY(2)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE(3)

S.J. Squeri	RRP-RSP	N/A	$230,500	$1,107,689	$0	$7,457,260

	Deferral Plan	$600,600	N/A	$810,808	$151,323	$7,783,530

	Total	$600,600	$230,500	$1,918,497	$151,323	$15,240,790

J.C. Campbell	RRP-RSP	N/A	$136,800	$111,990	$0	$1,708,588

	Deferral Plan	$110,000	N/A	$190,285	$0	$2,752,572

	Total	$110,000	$136,800	$302,275	$0	$4,461,160

D.E. Buckminster	RRP-RSP	N/A	$152,800	$12,657	$0	$2,146,609

	Deferral Plan	$282,000	N/A	$932,571	$310,124	$11,854,853

	Total	$282,000	$152,800	$945,228	$310,124	$14,001,462

A.D. Williams	RRP-RSP	N/A	$120,931	$195,789	$0	$2,563,087

	Deferral Plan	$95,164	N/A	$245,300	$0	$2,372,087

	Total	$95,164	$120,931	$441,089	$0	$4,935,174

L.E. Seeger	RRP-RSP	N/A	$112,800	$73,740	$0	$1,140,053

	Deferral Plan	$139,800	N/A	$283,747	$0	$1,743,749

	Total	$139,800	$112,800	$357,487	$0	$2,883,802

(1)	The amounts in this column are also included in the “All Other Compensation” table on page 65.

(2)

Earnings on RRP-RSP and Deferral Plan balances are determined based on hypothetical investment of those account balances at the direction of the participant in the investment options available under the RSP (other than the self-directed brokerage account and the Company Stock Fund). In addition to the investment options in the RSP, a Market Interest Rate option is available for pre-2011 Deferral Plan balances only. The Market Interest Rate option earns a rate of return based on the SEC defined market rate for deferred compensation for the year, which is 120% of the long-term Applicable Federal Rate for December of the preceding year. There are no above-market earnings for the Deferral Plan; therefore, no earnings are reported in the Summary Compensation Table.

(3)

Of the total amounts shown in this column, the following amounts have been reported as “Salary,” “Bonus” or “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table in this proxy statement and prior years’ proxy statements: for Mr. Squeri, $5,356,321; for Mr. Campbell, $1,871,177; for Mr. Buckminster, $2,430,390; for Mr. Williams, $813,639; and for Ms. Seeger, $976,540. The amounts in the preceding sentence do not include: 1) amounts deferred by each executive before becoming an NEO; and 2) amounts reported in prior years’ proxy statements as above-market earnings on deferred compensation.

RSP: All U.S. active participants, including the NEOs, are immediately 100% vested in the Company matching contribution, which is generally up to 6% of total pay (base pay and eligible incentive pay capped at one times base pay).

Previously, the Company made an annual discretionary profit sharing contribution for eligible U.S. employees based on the Company’s performance for the year. Effective January 1, 2021, the Company will make an annual fixed rate contribution for eligible U.S. employees. The fixed rate contribution is 2% of total pay for eligible U.S. manager-level employees and above (including NEOs). Company fixed rate contributions and discretionary profit sharing contributions generally vest on the third anniversary of an employee’s service with the Company.

For Company employees who commenced their employment prior to April 1, 2007, an additional conversion contribution of up to 8% of total pay was generally also contributed. The percentage was based on an individual’s projected age and service as of December 31, 2008. Conversion contributions stopped at the end of 2017 for certain executives including the NEOs and stopped at the end of 2018 for all other employees.

2022 PROXY STATEMENT	72 •

RRP-RSP: Each RRP participant has a RRP-RSP account for benefits that cannot be provided under the RSP as a result of IRS limitations on U.S. tax-qualified plans. The Company matches employee contributions in the RRP-RSP account up to 6% of total pay in excess of IRS compensation limits, only to the extent the employee voluntarily defers compensation under the Company’s Non-Qualified Deferral Plan. Conversion contributions in the RRP-RSP were stopped as described above for the RSP. Compensation for RRP-RSP account purposes includes the same components of compensation as for the RSP, as well as the value of base pay and annual cash incentive amounts deferred by a participant under the Non-Qualified Deferral Plan. Participants may elect to receive payment of their RRP-RSP benefits in either a lump sum or annual installments over a period of five, ten or fifteen consecutive years.

Participants are allowed to make a one-time change to the form of payment for their RRP-RSP benefits so long as the change is made at least one year before the participant’s separation from service and the payment commencement date is delayed by at least five years. The payment election and any one-time change to the payment election apply to both the RRP-Retirement Plan and RRP-RSP balances. New participants will have a default lump sum election for contributions attributable through the first full year of participation, which is not subject to any one-time change.

Deferral Plan: As part of planning for retirement or other long-term financial needs, the Company provides the U.S. NEOs and certain other senior level U.S. paid employees with an annual opportunity to defer a portion of their base salary or cash annual incentive award up to one times their base salary. Under the Deferral Plan, certain participants may elect for payment to commence upon separation from service or a specified date at least five years after deferral, but not later than separation from service, and to receive payment in either a lump sum or annual installments over a period of five, ten or fifteen consecutive years. For 2007 and prior years, participants were able to defer receipt until termination of employment or a specified date at least five years after deferral, but not later than ten years after termination of employment.

Deferral Plan Earnings: Earnings for NEOs on deferral balances are based on investment options similar to those offered under the RSP (other than the self-directed brokerage account and the Company Stock Fund). Furthermore, for participants, including NEOs, with pre-2011 balances, the Deferral Plan allows for an additional investment option that provides a market interest rate based on 120% of the long-term Applicable Federal Rate for December of the preceding year. Interest crediting on deferrals was previously based on ROE-linked interest crediting schedules up until December 31, 2010.

2022 PROXY STATEMENT	73 •

Potential Payments Upon Termination or CIC

The tables below show certain potential payments that would have been made to an NEO if the NEO’s employment had terminated on December 31, 2021, under various scenarios, including a change in control (CIC). The tables do not include the pension benefits nor Non-Qualified Deferred Compensation that would be paid to an NEO, which are set forth in the Pension Benefits 2021 and Non-Qualified Deferred Compensation 2021 tables on the previous pages, except to the extent that the NEO is entitled to an additional benefit as a result of the termination. In addition, the tables do not include the value of vested but unexercised SOs as of December 31, 2021. The footnotes to the tables describe the assumptions used in estimating the amounts shown in the tables.

Because the payments to be made to an NEO depend on several factors, the actual amounts to be paid out upon an NEO’s termination of employment can only be determined at the time of an executive’s actual separation from the Company. Additionally, to protect shareholders and our business model, executives are required to comply with non-compete, non-solicitation and certain other provisions during any period of time they receive severance.

S.J. Squeri
	Retirement	Death	Disability	Termination w/o Cause not in Connection with CIC	Termination w/o Cause or Constructive Term. in Connection with CIC

Incremental Benefits Due to Termination Event(1)

Severance(2)	$0	$0	$0	$9,000,000	$9,000,000

Value of LTIA(3)	$60,971,220	$0	$0	$0	$0

Deferred Compensation(4)	$0	$0	$0	$0	$0

Retirement Savings Plan(5)	$0	$0	$57,188	$0	$0

Other Benefits(6)	$570,141	$0	$0	$161,825	$126,825

Total Value of Incremental Benefits	$61,541,361	$0	$57,188	$9,161,825	$9,126,825

J.C. Campbell
	Voluntary Resignation	Death	Disability	Termination w/o Cause not in Connection with CIC	Termination w/o Cause or Constructive Term. in Connection with CIC

Incremental Benefits Due to Termination Event(1)

Severance(2)	$0	$0	$0	$7,050,000	$7,050,000

Value of LTIA(3)	$1,096,284	$22,360,289	$22,360,289	$14,823,409	$22,360,289

Deferred Compensation(4)	$0	$0	$0	$0	$0

Retirement Savings Plan(5)	$0	$0	$92,489	$0	$0

Other Benefits(6)	$0	$0	$0	$163,700	$128,700

Total Value of Incremental Benefits	$1,096,284	$22,360,289	$22,452,778	$22,037,109	$29,538,989

2022 PROXY STATEMENT	74 •

D.E. Buckminster
	Retirement	Death	Disability	Termination w/o Cause not in Connection with CIC	Termination w/o Cause or Constructive Term. in Connection with CIC

Incremental Benefits Due to Termination Event(1)

Severance(2)	$0	$0	$0	$7,650,000	$7,650,000

Value of LTIA(3)	$16,117,768	$8,390,194	$8,390,194	$8,390,194	$8,390,194

Deferred Compensation(4)	$0	$0	$0	$11,006	$11,006

Retirement Savings Plan(5)	$0	$0	$94,504	$0	$0

Other Benefits(6)	$500,608	$0	$0	$163,585	$128,585

Total Value of Incremental Benefits	$16,618,376	$8,390,194	$8,484,698	$16,214,785	$16,179,785

A.D. Williams
	Retirement	Death	Disability	Termination w/o Cause not in Connection with CIC	Termination w/o Cause or Constructive Term. in Connection with CIC

Incremental Benefits Due to Termination Event(1)

Severance(2)	$0	$0	$0	$6,905,753	$6,905,753

Value of LTIA(3)	$13,532,052	$7,751,290	$7,751,290	$7,751,290	$7,751,290

Deferred Compensation(4)	$0	$0	$0	$0	$0

Retirement Savings Plan(5)	$0	$0	$248,423	$0	$0

Other Benefits(6)	$13,462	$0	$0	$167,581	$132,581

Total Value of Incremental Benefits	$13,545,514	$7,751,290	$7,999,713	$14,824,624	$14,789,624

L.E. Seeger
	Retirement	Death	Disability	Termination w/o Cause not in Connection with CIC	Termination w/o Cause or Constructive Term. in Connection with CIC

Incremental Benefits Due to Termination Event(1)

Severance(2)	$0	$0	$0	$5,550,000	$5,550,000

Value of LTIA(3)	$12,057,309	$6,257,039	$6,257,039	$6,257,039	$6,257,039

Deferred Compensation (4)	$0	$0	$0	$0	$0

Retirement Savings Plan (5)	$0	$0	$126,775	$0	$0

Other Benefits (6)	$0	$0	$0	$167,338	$132,338

Total Value of Incremental Benefits	$12,057,309	$6,257,039	$6,383,814	$11,974,377	$11,939,377

2022 PROXY STATEMENT	75 •

Potential Payments Upon Termination of Employment/CIC as of December 31, 2021

The Company has no employment agreements with any of the NEOs nor does it have any change in control plans or arrangements that would provide benefits to any of the NEOs solely in the event of a change in control. The following table summarizes treatment of LTIA awards and AIA bonus based on events as listed below:

Treatment of Awards
Event	Performance Restricted Stock Units (PRSUs)	Stock Options (SO)	AIA Bonus

Voluntary Resignation or Retirement

Voluntary Resignation/Not Retirement Eligible: All unvested PRSUs are forfeited

Early Retirement: All unvested PRSUs outstanding for more than one year continue to vest, subject to performance

Full Retirement: All unvested PRSUs continue to vest, subject to performance

Voluntary Resignation/Not Retirement Eligible: All unvested SOs are forfeited

Early Retirement: Unvested SOs outstanding for more than one year continue to vest

Full Retirement: All unvested SOs continue to vest

Voluntary Resignation/Not Retirement Eligible: AIA is forfeited

Early/Full Retirement: A pro rata AIA for the year of termination subject to performance at the end of the performance period, subject to the Compensation and Benefits Committee’s discretion

Death/Disability	All unvested PRSUs will vest at target	All unvested SOs will vest	A pro rata AIA for the year of termination subject to performance at the end of the performance period, subject to the Compensation and Benefits Committee’s discretion

Termination w/o Cause not in Connection with CIC

Not Retirement Eligible: All unvested PRSUs continue to vest and are forfeited upon the earlier of the end of the severance period or commencement of fulltime outside employment

Retirement Eligible: All unvested PRSUs continue to vest, subject to performance and applicable Retirement treatment as noted above and are forfeited upon the earlier of the end of the severance period or commencement of fulltime outside employment

Not Retirement Eligible: All unvested SOs continue to vest and are forfeited upon the earlier of the end of the severance period or commencement of fulltime outside employment

Retirement Eligible: All unvested SOs continue to vest, subject to performance and applicable Retirement treatment as noted above and are forfeited upon the earlier of the end of the severance period or commencement of fulltime outside employment

A pro rata portion of the target AIA for the year of termination is paid out at the end of the performance period

Termination w/o Cause or Constructive Term. in Connection with CIC	All unvested PRSUs will vest, subject to performance attained as of the termination date	All unvested SOs will vest	An average of the prior two years of actual AIA is paid out following termination

(1)

An NEO in the U.S. is “retirement eligible” if they are at least age 55 with 10 or more actual or deemed years of service to the Company prior to termination of service. With respect to LTIA granted, once retirement eligible, all LTIA outstanding for more than one year will vest in full upon retirement (referred to as “early retirement”), subject to applicable performance. Once an NEO is at least age 62 with 10 or more actual or deemed years of service to the Company (referred to as “full retirement”), all outstanding LTIA will vest in full upon retirement, subject to applicable performance. As of 2021, Mr. Squeri is full retirement eligible.

For Messrs. Squeri, Buckminster and Williams and Ms. Seeger, the event of death, disability, termination without cause not in connection with a change in control (CIC), and termination without cause or constructive termination in connection with CIC, the table includes the incremental benefit that they would receive under these scenarios over and above what they would otherwise receive upon retirement.

Upon Voluntary Resignation, Mr. Campbell is eligible to receive RSUs granted in lieu of AIA subject to positive cumulative net income. For Mr. Campbell, the event of death, disability, termination without cause not in connection with CIC, and termination without cause or constructive termination in connection with CIC, the table includes the incremental benefit that he would receive under these scenarios over and above what he would otherwise receive upon voluntary resignation.

(2)

Severance reflects one and a half years of base salary and target AIA. The sum of these two numbers is paid out in equal installments over one and a half years. This treatment is applicable to termination without cause not in connection with CIC and termination without cause or constructive termination in connection with CIC under the Senior Executive Severance Policy.

2022 PROXY STATEMENT	76 •

(3)

Value of LTIA: PRSU and SO values are based on a share price of $163.60, the closing price per share of our common stock as of December 31, 2021. For PRSUs, the value reflects the target value. For SOs, the value reflects the “in the money” value of SOs that vest upon termination of employment or termination following CIC. As of 2021, Mr. Squeri is full retirement eligible and is eligible to receive all outstanding LTIA upon retirement, subject to applicable performance.

(4)

Deferred Compensation: Reflects one and a half years of additional interest crediting (using the prior year’s interest rate assuming 1.58% for 1994–2004 programs) on the grandfathered amounts (amounts that were earned and vested on or prior to December 31, 2004). Grandfathered amounts are paid out at the end of the one and a half years severance period in the form elected by the NEO.

(5)	Retirement Savings Plan: Upon disability, reflects future Company contributions in the RSP through age 65.

(6)

Other Benefits: For Messrs. Squeri, Buckminster, and Williams, includes the payment of unused accrued and unaccrued vacation for the calendar year. Under our Key Executive Life Insurance Plan, for Messrs. Squeri and Buckminster, approximately $4,342 and $3,555, respectively, is for the cash surrender value and approximately $570,141 and $466,760, respectively, is the projected lump-sum payment related to life insurance. For all NEOs, under termination without cause not in connection with CIC, reflects one and a half years of contributions to U.S. medical, dental, health savings accounts and premiums, if applicable, under the basic and post-2003 Key Executive Life Insurance Plans, perquisite allowance for the year of termination, and outplacement services. Under termination without cause or constructive termination in connection with CIC, reflects the same as termination without cause not in connection with CIC excluding the cash perquisite allowance for the year of termination.

2022 PROXY STATEMENT	77 •

Equity Compensation Plans

The following table provides summary information with respect to the Company’s equity compensation plans under which the Company’s common shares may be issued to employees or non-employees (such as consultants or advisors) as of December 31, 2021. Information relating to employee stock purchase plans and employee savings plans (such as 401(k) plans) is not included. Information is provided in the aggregate for the Company’s equity compensation plans, each of which was approved by the Company’s shareholders. There are no such plans that have not been approved by shareholders.

Equity Compensation Plan Information

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(B) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (A))

Equity compensation plans approved by shareholders	3,103,467	$93.33	11,887,743

Equity compensation plans not approved by shareholders	0	0	0

Total	3,103,467	$93.33	11,887,743

Pay Ratio

Our CEO to median compensated employee pay ratio is 378:1, with the 2021 Summary Compensation Table annual total compensation amount for Mr. Squeri being $25,513,922 and the equivalent annual total compensation for the identified median compensated employee being $67,460. To calculate the annual total compensation for the identified median employee, we used the same methodology as set forth in the 2021 Summary Compensation Table in this proxy statement and did not make any assumptions, adjustments or estimates with respect to their total compensation.

In determining our pay ratio for 2021, we concluded there were no significant changes to our employee population or employee compensation arrangements since 2020 that we believe would significantly impact our pay ratio disclosure. However, the median employee we used for our 2020 calculation and disclosure left the company during 2021. As it was no longer possible to use the original median employee, we determined a new median employee whose compensation was substantially similar to the compensation of the original median employee identified for 2019, based on the methodology used to select the original median employee as disclosed in the proxy statement for our 2020 Annual Meeting of Shareholders.

2022 PROXY STATEMENT	78 •

Shareholder Proposal

Item 4: Shareholder Proposal Relating to Independent Board Chairman

Our Board recommends that you vote AGAINST this proposal.

Kenneth Steiner, 14 Stoner Ave., Apt. 2M, Great Neck, NY 11021, has advised that he is the owner of not less than 500 common shares and that he intends for Mr. John Chevedden to introduce the following proposal on his behalf.

Proposal 4 — Independent Board Chairman

The shareholders request that the Board of Directors adopt an enduring policy, and amend the governing documents as necessary in order that 2 separate people hold the office of the Chairman and the office of the CEO as follows:

Selection of the Chairman of the Board The Board requires the separation of the offices of the Chairman of the Board and the Chief Executive Officer.

Whenever possible, the Chairman of the Board shall be an Independent Director.

The Board has the discretion to select a Temporary Chairman of the Board who is not an Independent Director to serve while the Board is seeking an Independent Chairman of the Board.

The Chairman shall not be a former CEO of the company.

This policy could be phased in when there is a contract renewal for our current CEO or for the next CEO transition.

This proposal topic won 52% support at Boeing and 54% support at Baxter International in 2020. Boeing then adopted this proposal topic in 2020. The roles of Chairman and CEO are fundamentally different and should be held by 2 directors, a CEO and a Chairman who is completely independent of the CEO and our company.

This proposal topic won 39% support at an earlier American Express annual meeting. This likely represented 45% support from the shares that have access to independent proxy voting advice and are not forced to rely on the biased views of management.

Our Lead Director from 2018 to 2021, Mr. Ronald Williams, with 15-years long tenure, violated an important attribute of a Lead Director -independence. As director tenure goes up director independence goes down.

An independent Chairman would be free of CEO duties and have more time to focus on improving succession planning for the American Express Board. For instanced a new director, Mr. Thomas Baltimore, received the most negative votes at our 2021 annual meeting. Mr. Baltimore received up to 40 times the negative votes of other AXP directors.

With the current CEO serving as Chair this means giving up a substantial check and balance safeguard that can only occur with an independent Board Chairman.

A lead director can delegate most of the lead director duties to the CEO office and then simply rubber-stamp it. There is no way shareholders can be sure of what goes on.

The lack of an independent Board Chairman is an unfortunate way to discourage new outside ideas and an unfortunate way to encourage the CEO to pursue pet projects that would not stand up to effective oversight.

Please vote yes:

Independent Board Chairman—Proposal 4

2022 PROXY STATEMENT	79 •

Board of Directors Statement in Opposition

The Board recommends a vote AGAINST this proposal because:

1	Our Board believes it is critically important to maintain the flexibility to choose the leadership structure that will best fit the Company’s circumstances and Board composition at any given time. Mandating a fixed leadership structure regardless of the circumstances could impede the Board’s effectiveness and ability to act in the best interests of the Company and its shareholders.	2	Our Board and the Nominating, Governance and Public Responsibility Committee review the Board’s leadership structure annually, including assessing the feedback from key shareholders, and have chosen to maintain a unified Chairman and CEO role combined with a Lead Independent Director with clearly defined and significant responsibilities.	3	Our Board believes that our current leadership structure along with active independent director committee chairs, and independent-minded, skilled and committed directors, provides strong independent leadership, an appropriate framework for effective Board oversight, and best serves the interests of our shareholders at this time.

Our Board believes that any decision to combine or separate the roles of Chairman and CEO should be within a board’s discretion and based on the specific circumstances of a corporation, the independence and capabilities of its directors, and the leadership provided by its CEO and Lead Independent Director. Our Board does not believe that separate roles for the Chairman and CEO should be mandated or that such a separation would necessarily deliver an additional benefit for shareholders.

Our Board is led by a combination of our Lead Independent Director, John J. Brennan, and our Chairman and CEO, Stephen J. Squeri, supplemented by engaged independent director committee chairs and independent-minded, skilled, and committed directors. We have elected five new directors since January 2020, all of whom are independent and have brought fresh and diverse perspectives and added to our Board’s mix of objectivity, skills, and experience. Our Board believes that this leadership structure and our composition fosters an environment in which the Board can work effectively and communication flows efficiently between management and the Board. Moreover, this structure creates a suitable climate for independent directors to appropriately make inquiries of and challenge management.

The succession planning discussions that resulted in Mr. Squeri being named as Chairman and CEO included extensive consideration of the Board’s leadership structure, both in light of the Company’s particular circumstances and its status as a highly regulated entity subject to the requirements of federal and state banking laws as a bank holding company, capital and liquidity regulation, stress testing and capital planning, consumer financial products regulation, and payments regulation. In addition, each year, the Board and the Nominating, Governance and Public Responsibility Committee review the Board’s leadership structure to ensure the appropriate level of oversight, independence, and responsibility. In addition, the Board’s leadership structure is a topic covered by our annual written Board evaluation process, where feedback can be given anonymously.(1) The outcome of these reviews and evaluations is that the Board has annually determined that having Mr. Squeri as one clear leader in both the Chairman and CEO roles, alongside a strong Lead Independent Director, provides the best leadership structure for the Company at this time given his unparalleled Company expertise and deep industry experience through his 36-year career at the Company.

In evaluating the Company’s leadership structure, the Board has identified various advantages to combining the Chairman and CEO roles. First, combining the roles allows the Company the ability to communicate to shareholders and other stakeholders with a single and consistent voice. This structure avoids potential duplication of leadership, which can impair decision-making and create internal confusion. In addition, we believe superior knowledge of our highly regulated and complex business by a CEO who also serves as Chairman results in more efficient Board functioning and leadership, as well as more focused and tailored Board meeting agendas. The Company’s strong operational and stock price performance under Mr. Squeri’s leadership underscores these benefits, as the Company has significantly outperformed its performance peers both in terms of stock price and return on equity(2) during his tenure. For example, from February 1, 2018 when Mr. Squeri took office until December 31, 2021, the Company’s stock price increased by almost 64%, while the average stock price of its peers only increased by approximately 23%. Our Board believes that Mr. Squeri’s dual role has enabled him to develop and execute our key initiatives to create value for our shareholders, including during the COVID-19 pandemic, and will continue to position the Company for success in an extremely competitive and dynamic environment.

(1)	For more information, please see “Our Board Leadership Structure” beginning on page 18.
(2)	Return on equity is calculated by dividing net income by shareholders’ equity.

2022 PROXY STATEMENT	80 •

Our Board also believes that the strong governance framework we already have in place provides the independent leadership and oversight sought by the proposal. Furthermore, as evidenced below, our Board believes that our current governance framework supports the objective and independent Board leadership structure necessary to effectively challenge and oversee management, including the CEO.

◾	All of our Board members are independent within the meaning of applicable laws and listing standards, with the exception of the Chairman and CEO.

◾

We have a Lead Independent Director with significant responsibilities that are described in detail on pages 18-19. We believe that his role is clearly defined and robust, and that combined with his extensive understanding of our business and the Company gleaned from his five years on our Board, his past experience as a CEO, CFO and Chairman of the Board of The Vanguard Group, Inc., and his willingness and capacity to devote the time required to serve in this role, make him exceptionally well qualified to serve as our Lead Independent Director.

◾	We also recently adopted a number of changes to our Corporate Governance Principles to memorialize responsibilities that our Lead Independent Director has historically performed, including:

◾	Serving as the Chair of the Compensation and Benefits Committee;

◾	Assisting with the recruitment and interviewing of diverse and qualified candidates for the Board;

◾	Leading the annual evaluation of the Chairman and CEO and the evaluation of the performance and effectiveness of the Board;

◾	Participating in the setting of Board meeting agendas, including the ability to request additional agenda items;

◾	Advising and meeting with the committee chairs as needed to assist with the fulfillment of their responsibilities to their committees and the Board; and

◾	Consulting with the Chair of the Nominating, Governance and Public Responsibility Committee and the Board on succession planning and appointments for Board committees.

◾	Our Corporate Governance Principles also limit the number of management directors on the Board to no more than two at any given time.

◾

At each of our Board meetings, our independent directors meet in independent director-only executive sessions that are chaired by our Lead Independent Director with no members of management present. Our independent directors use these executive sessions to discuss matters of concern as well as any matter they deem appropriate, including evaluation of senior management, CEO and management succession, matters to be included on Board agendas, Board informational needs, Board priorities, and Board effectiveness.

◾	Each committee of the Board operates under a written charter that has been approved by the committee itself as well as the Board and that details oversight of key matters.

◾

The chairs—and all members—of the Audit and Compliance, Nominating, Governance and Public Responsibility, Compensation and Benefits, and Risk Committees, are independent directors, as required under each committee’s respective charter. These committees are also authorized to conduct independent investigations and to utilize independent external advisors.

◾	Our Board conducts a formal annual evaluation of the Chairman and CEO in an executive session where he is not present.

◾	All directors have full access to all members of management and all employees on a confidential basis.

Further, while some companies may separate the roles of Chairman and CEO in practice, it remains rare that such separation is mandated as a matter of the company’s corporate governance policy. According to data from The Conference Board, only 15.7% of companies in the S&P 500 have a formal policy mandating such separation as of December 31, 2020. Such policies limit the ability of a board to determine what leadership structure is most appropriate for a company’s particular circumstances, and there is no clear data to suggest that separation of the Chairman and CEO roles per se increases shareholder value or enhances company performance. We have also discussed our Board leadership structure during our shareholder engagement process, and many of our large shareholders have expressed their support of the Board’s decision to maintain flexibility to choose the leadership structure that best fits the Company’s circumstances at a given time.

The proposal also contains a number of misleading and unsubstantiated claims. For example, it points to the 15-year Board tenure of our previous Lead Independent Director, Mr. Williams, without acknowledging that on September 26, 2021, our independent directors elected Mr. Brennan to serve as Lead Independent Director in anticipation of Mr. Williams’ retirement from our Board in 2022 in accordance with our mandatory retirement age. The proponent argues that as director tenure goes up, director independence goes down, citing Mr. Williams’ long tenure, which obviously does not apply to our current Lead Independent Director, given his shorter tenure on our Board. Furthermore, the proponent cites no support, empirical or otherwise, for such a claim that the length of tenure causes a director’s independence to decrease. In fact, Mr. Williams’ independence has remained robust throughout his tenure as Lead Independent Director and Chair of the Compensation Benefits Committee, as evidenced by the below target payout to management of 86% under the Portfolio Grant Program in 2018.

The proposal also falsely claims that this topic won 39% support at a previous annual meeting of the Company, and that this likely represented 45% support from the shares that had access to independent proxy voting advice. The first claim is inaccurate, as this earlier proposal won 35.38% support at our annual meeting in 2018, and the second is unsubstantiated, as the proposal provides no basis for this figure. In addition, the proposal makes a misleading claim that Mr. Baltimore received 40 times the negative votes of other directors,

2022 PROXY STATEMENT	81 •

which seems to have been calculated by comparing the number of “against” votes received by Mr. Baltimore to the number of “against” votes received by Ms. Pike, who received the least number of “against” votes of all directors. Mr. Baltimore received a high rate of support, with more than 83% of votes cast, and the proponent’s statistic, while presented as supposed evidence of our Lead Independent Director’s lack of focus on Board succession planning, is more appropriately viewed as a testament to the exceptionally high level of support that our other directors received in their elections. Finally, in claiming that the Lead Independent Director can “delegate most of [his] duties to the CEO office and then simply rubber-stamp it” and that the combined Chairman and CEO role encourages the CEO to “pursue pet projects,” the proponent accuses management and the Board of neglecting their fiduciary duties without providing any evidence supporting such claim. Each of our Lead Independent Directors has and intends to continue to perform his or her duties without delegating them, consistent with our Corporate Governance Principles, which duties expressly include the annual evaluation of the CEO’s performance and effectiveness.

In summary, our Board continues to believe that our current leadership structure has served our shareholders well and remains in our shareholders’ best interests. We believe that our Chairman and CEO has deep knowledge of the business and day-to-day operations of the Company, a clear grasp of the Company’s competitive landscape, an understanding of shareholder interests, and strong relationships with customers, business partners, and employees, all of which allow him to provide effective leadership. Moreover, we believe our Lead Independent Director has a clearly defined role with significant responsibilities to ensure effective oversight and governance by an independent Board. Finally, we believe it is in our shareholders’ best interests for the Board to retain flexibility to either separate or combine the roles of Chairman and CEO in the future.

Board Recommendation

In summary, our Board believes that the approval of this shareholder proposal is not in the best interests of shareholders or the Company. For the reasons described above, our Board recommends that you vote AGAINST this proposal.

2022 PROXY STATEMENT	82 •

Stock Ownership Information

The table below shows how many American Express Company common shares certain individuals and entities beneficially owned on March 7, 2022, except as noted. These individuals and entities include: (1) owners of more than 5% of our outstanding common shares; (2) our current directors and nominees; (3) the executive officers named in the Summary Compensation Table on page 64; and (4) all current directors, nominees and executive officers as a group. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares, except as we describe below. The “Number of Shares Owned” column does not include restricted stock units granted to executive officers or SEUs owned by directors because they are not beneficially owned under SEC rules. The SEUs credited to the directors’ accounts as of December 31, 2021 are shown in the last column in the table below.

Name	Number of Shares Owned(4)		Right to Acquire(5)	Percent of Class (%)	Number of SEUs Owned by Director

Warren Buffett Berkshire Hathaway Inc. and subsidiaries 3555 Farnam Street Omaha, NE 68131	151,610,700	(1)	—	19.97%	N/A

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	46,602,078	(2)	—	6.02%	N/A

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	45,902,704	(3)	—	5.9%	N/A

Thomas J. Baltimore	324		—	*	2,027

Charlene Barshefsky	20,134		—	*	71,249

John J. Brennan	4,000		—	*	17,464

Douglas E. Buckminster	99,882		269,949	*

Jeffrey C. Campbell(6)	105,893		179,984	*

Peter Chernin	18,300		—	*	46,494

Ralph de la Vega	—		—	*	17,674

Michael O. Leavitt	—		—	*	23,604

Theodore J. Leonsis	4,005		—	*	35,591

Karen L. Parkhill	37		—	*	3,716

Charles E. Phillips	—		—	*	2,151

Lynn A. Pike	1,065		—	*	3,716

Laureen E. Seeger	47,867		—	*

Stephen J. Squeri(7)	246,354		170,632	*

Daniel L. Vasella	—		—	*	36,641

Lisa W. Wardell	—		—	*	1,948

Anré D. Williams(8)	114,178		35,087	*

Ronald A. Williams	59,125		—	*	76,593

Christopher D. Young	—		—	*	11,697

All current directors, nominees and executive officers (26 individuals)(9)	863,441		749,155	*	350,565

*	Less than 1%

(1)

Based on information contained in a report on Form 13F that Berkshire Hathaway Inc. (Berkshire) filed with the SEC, which contained information provided by Berkshire as of December 31, 2021. Of the shares listed in the table, National Indemnity Co. and its subsidiaries beneficially owned 122,198,179 shares. National Indemnity Co. is a subsidiary of Berkshire. Mr. Buffett, Berkshire and certain subsidiaries of Berkshire share voting and investment power over these shares. Based on information provided to the Company, Mr. Buffett owned 32% of the aggregate voting power of the outstanding shares of Berkshire’s Class A Common Stock and Class B Common Stock. As a result of this ownership position in Berkshire, Mr. Buffett may be considered the beneficial owner of the shares that Berkshire beneficially owns.

2022 PROXY STATEMENT	83 •

In 1995, we signed an agreement (as amended from time to time) with Berkshire designed to ensure that Berkshire’s investment in our Company will be passive. The passivity commitments remain in effect as long as Berkshire owns 10% or more of our voting securities. Berkshire made similar commitments to the Board of Governors of the Federal Reserve System. Berkshire and its subsidiaries have also agreed to follow our Board’s recommendations in voting company common shares they own up to 17% of our shares outstanding as long as Mr. Squeri is our CEO and Berkshire owns 5% or more of our voting securities. With certain exceptions, Berkshire and its subsidiaries may not sell Company common shares to any person who owns more than 5% of our voting securities or who attempts to change the control of the Company.

(2)	Based on information contained in a report on Form 13G that The Vanguard Group, Inc. (Vanguard) filed with the SEC, which contained information provided by Vanguard as of December 31, 2021.

(3)	Based on information contained in a report on Form 13G that BlackRock, Inc. (BlackRock) filed with the SEC, which contained information provided by BlackRock as of December 31, 2021.

(4)	This column includes shares held in RSP and ESOP accounts on March 7, 2022, as follows:

Name	Number of Shares in RSP and ESOP Accounts

Stephen J. Squeri	124

Jeffrey C. Campbell	—

Douglas E. Buckminster	—

Laureen E. Seeger	—

Anré D. Williams	10

All current executive officers (12 individuals)	3,869

(5)	These are shares that the named individuals have the right to acquire within 60 days of March 7, 2022 upon the exercise of stock options or the vesting of performance restricted stock units they hold.

(6)	Includes 37,222 shares held in a revocable grantor trust in respect of which Mr. Campbell and his spouse are the trustees and hold shared voting and investment power.

(7)	Includes 128,035 shares held in a grantor retained annuity trust in respect of which Mr. Squeri is the trustee and holds sole voting and investment power.

(8)	Includes 114,167 shares held jointly with his spouse in respect of which Mr. Williams holds shared voting and investment power.

(9)

On March 7, 2022, the current directors, nominees and executive officers beneficially owned 1,612,596 shares or about ..2% of our outstanding shares. No current director, nominee or executive officer beneficially owned more than 1% of our outstanding shares.

2022 PROXY STATEMENT	84 •

Other Information

Attending the Annual Meeting of Shareholders and Webcast

Admission

We do not require tickets for admission to the meeting but do limit attendance to shareholders as of the record date or their proxy holders. Please bring proof of your common share ownership, such as a current brokerage statement, and photo identification. Only shareholders or their valid proxy holders may address the meeting. Please note that cameras, camcorders, videotaping equipment and other recording devices, and large packages, banners, placards and signs will not be permitted in the meeting.

Due to concerns regarding COVID-19 and to assist in protecting the health and well-being of our shareholders and colleagues, all attendees at this year’s Annual Meeting of Shareholders will be required to comply with our COVID-19 protocols as described below .

Street Name Holders

If your shares are held in a bank, brokerage or other institutional account, you are a beneficial owner of these shares but not the record holder. This is known as holding shares in “street name.” If you wish to vote the shares you hold in “street name” in person at the meeting, you must obtain a legal proxy from your bank, broker or other intermediary and bring it with you to hand in with your ballot.

Webcast

You can access a live audio webcast and a replay of the meeting on our Investor Relations website at http://ir.americanexpress.com.

Vote Confirmation

You may confirm your vote was cast in accordance with your instructions. Beginning April 19, 2022, and for up to 60 days after the annual meeting, you may confirm your vote beginning 24 hours after your vote is received, whether it was cast by proxy card, electronically or telephonically. To obtain vote confirmation, log onto proxyvote.com using your control number (included on your notice, on your proxy card or in the instructions that accompanied your proxy materials) and receive confirmation on how your vote was cast. If you hold your shares through a bank or brokerage account, the ability to confirm your vote may be affected by the rules of your bank or broker, and the confirmation will not confirm whether your bank or broker allocated the correct number of shares to you.

COVID-19 Protocols

This year’s Annual Meeting of Shareholders will be held on Tuesday, May 3, 2022, at 9:00 a.m. Eastern Time. We currently plan to conduct the meeting in person at our offices at 200 Vesey Street, New York, New York 10285. We continue to be mindful of the public health concerns posed by the COVID-19 pandemic. In-person attendance will require compliance with protocols consistent with then applicable federal, state and local guidelines, mandates or recommendations, as well as with requirements imposed by our building.

Measures that we intend to implement and follow to protect the safety of our shareholders, colleagues and members of our Board of Directors at this year’s Annual Meeting of Shareholders include:

◾

Requiring evidence of a completed COVID-19 vaccination series by means of a COVID-19 vaccination record card from the Centers for Disease Control and Prevention (CDC) or a CDC-approved electronic application such as Docket or Excelsior Pass;

◾	Completing a questionnaire confirming current health status and any possible recent exposure to COVID-19;

◾	Encouraging social distancing guidelines for all attendees, which may include dispersed seating and additional rooms;

◾	Providing masks upon registration and encouraging attendees to wear appropriate face coverings while in our facilities;

◾	Providing no food or beverage service; and

◾	Providing no shareholder gifts or materials other than ballots and rules of procedure.

In addition, any person in attendance who does not comply with the above measures, who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. Attendees will not be allowed into the auditorium until shortly before the meeting begins. To ensure the continued safety of all, once the meeting has concluded, all attendees will be asked to leave the premises as soon as possible. These measures are subject to change due to the fluidity of the public health situation, and we reserve the right to make adjustments, take any additional precautionary measures or impose any additional procedures or limitations on meeting attendees as we deem appropriate in relation to the physical meeting and access to our premises.

2022 PROXY STATEMENT	85 •

As the COVID-19 pandemic and the public health response to it continue to evolve, we may decide to hold the meeting in a different location or solely by means of remote communication (i.e., a virtual-only meeting). In such event, we will issue a press release and make a public filing with the U.S. Securities and Exchange Commission announcing any changes to the Annual Meeting of Shareholders, and we will also announce any changes at http://ir.americanexpress.com and proxyvote.com. We encourage you to check these websites for the most up-to-date information prior to the Annual Meeting if you are considering attending. We also urge all of our shareholders to consider carefully the risks of travel and public gatherings such as the Annual Meeting of Shareholders in the continuing pandemic before making the decision to attend in person.

Solicitation of Proxies; Expenses

We are providing this Proxy Statement to you in connection with the solicitation of proxies by our Board for the 2022 Annual Meeting of Shareholders, including any adjournment or postponement of the meeting.

We will pay the expenses of soliciting proxies on behalf of the Board. Our directors, officers or employees may solicit proxies for us in person or by mail, telephone, facsimile or electronic transmission. We have hired Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford, CT 06902, to help us distribute and solicit proxies. We will pay them $19,000 plus expenses for these services. Proxies may be solicited by mail, telephone, facsimile, telegraph, the Internet, e-mail, newspapers and other publications of general distribution and in person.

Notice of Business to Come Before the Meeting

Our Board and the Company’s management have not received notice of, and are not aware of, any business to come before the Annual Meeting other than the agenda items referred to in this Proxy Statement. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

Additional Voting Information

Voting at the Annual Meeting

Shares represented by valid proxies or voting instruction forms that are received on time will be voted as specified. If you sign and return your proxy card or voting instruction form but do not indicate specific choices, your shares will be voted as our Board recommends. The way you vote your shares prior to the meeting will not limit your right to change your vote at the meeting.

Record Date

You may vote all common shares that you owned as of the close of business on March 7, 2022, the record date for the meeting. On the record date, we had 757,288,906 common shares outstanding and entitled to vote. Each common share is entitled to one vote on each matter properly brought before the meeting.

Ownership of Shares

You may own common shares in one or more of the following ways:

◾

Directly in your name as the shareholder of record, including shares purchased through the Computershare Investment Plan, our transfer agent’s stock purchase plan, or restricted stock awards issued to employees under our long-term incentive plans

◾

If your shares are registered directly in your name, you are the holder of record of these shares and we are sending proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to our tabulating agent.

◾	Indirectly through a broker, bank or other intermediary in street name

◾

If you hold your shares in street name, your broker, bank or other intermediary is sending proxy materials to you and you may direct them how to vote on your behalf by completing the voting instruction form that accompanies your proxy materials or following the instructions in the notice you received.

◾	Indirectly through the American Express Company Stock Fund of our RSP or the Employee Stock Ownership Plan (ESOP) of Amex Canada, Inc. and Amex Bank of Canada

◾

If you participate in the Computershare Investment Plan, which is the stock purchase plan administered by Computershare, the Company’s transfer agent, your proxy includes the number of shares enrolled in that plan as well as any shares you have acquired through dividend reinvestment. If you participate in the RSP or ESOP, your proxy includes shares that the relevant plan has credited to your account.

◾

To allow sufficient time for the RSP and the ESOP trustees to vote, the trustees must receive your voting instructions by 11:59 p.m. Eastern Time on April 28, 2022. If the trustees for the RSP and the ESOP do not receive your instructions by that date, the trustees will not vote your shares.

2022 PROXY STATEMENT	86 •

How to Cast Your Vote

You may vote common shares that you owned as of the close of business on March 7, 2022, which is the record date for the meeting. We encourage you to vote as soon as possible, even if you plan to attend the meeting. Please follow the instructions on your proxy card, voting instruction form or on the notice of internet availability of proxy materials that you received. If you submit your vote prior to the meeting, you may still attend the meeting and vote at the meeting.

You may vote in the following ways:

By Telephone	You can vote by calling the number on your proxy card or voting instruction form or provided on the website listed on your notice.

Online	You can vote online at proxyvote.com.

By Mail	If you received written materials, you can vote by mail by marking, dating and signing your proxy card or voting instruction form and returning it in the envelope provided.

At the Meeting	You can vote in person at the annual meeting. If you hold your shares in street name, you must obtain a proxy from the record holder to vote in person.

For telephone and online voting, you will need the 16-digit control number included on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials. Telephone and online voting are available through 11:59 p.m. Eastern Time on April 28, 2022, for shares held in employee plans, and through 11:59 p.m. Eastern Time on May 2, 2022, for all other shares.

Confidential Voting

We maintain the confidentiality of the votes of individual shareholders. Your vote will not be disclosed unless the law requires disclosure, you authorize disclosure or your vote is cast in a contested election. If you write comments on your proxy card, management may learn how you voted in reviewing your comments. In addition, the Inspectors of Election and selected employees of our independent tabulating agent may have access to individual votes in the normal course of counting and verifying the vote.

Effect of Not Casting Your Vote

If you hold your shares in street name, you must instruct your bank, broker or other nominee how to vote your shares. Under NYSE rules, brokers are permitted to exercise discretionary voting authority on “routine” matters when voting instructions have not been received from a beneficial owner ten days prior to the shareholder meeting. The only “routine” item on this year’s Annual Meeting Agenda is Item 2 (Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm).

Therefore, if you hold your shares in street name and you wish to have your shares voted on all items in this Proxy Statement, please return your voting instruction form or cast your instructions by telephone or online. Otherwise, your shares will not be voted on any items with the exception that your broker may vote in its discretion on Item 2.

Revocation of Proxies

You can revoke your proxy at any time before your shares are voted if you:

◾	Submit a written revocation to our Company’s Corporate Secretary and Chief Governance Officer;

◾	Submit a later-dated proxy;

◾	Provide subsequent telephone or online voting instructions; or

◾	Vote at the meeting.

If you hold your shares in street name, please follow the directions provided to you by your bank, broker or other intermediary to change or revoke any voting instructions you have already provided.

2022 PROXY STATEMENT	87 •

Quorum and Required Vote

We will have a quorum and will be able to conduct the business of the annual meeting if the holders of a majority of the votes that shareholders are entitled to cast are present at the meeting or by proxy. For the 2022 Annual Meeting of Shareholders, to elect directors and adopt the other proposals, the following votes are required under our governing documents and New York State law:

Item	Vote Required**	Do abstentions count as votes cast?	Is broker discretionary voting allowed?*

Election of directors	Approval of the majority of the votes cast	No	No

Ratification of appointment of independent registered public accounting firm	Approval of the majority of the votes cast	No	Yes

Advisory resolution to approve executive compensation**	Approval of the majority of the votes cast	No	No

Shareholder proposal**	Approval of the majority of the votes cast	No	No

*

A broker non-vote occurs when a broker submits a proxy but does not vote for an item because it is not a “routine” item and the broker has not received voting instructions from the beneficial owner. As described under Effect of Not Casting Your Vote, your broker may vote in its discretion only on Item 2, Ratification of Appointment of the Company’s Independent Registered Public Accounting Firm.

**	Advisory/Non-binding

There are no cumulative voting rights. Abstentions and broker non-votes are not considered as votes cast and will have no effect on the outcome of the vote on any of the proposals. If any other matter comes before the meeting, the named proxies will use their best judgment in voting the proxies.

Multiple Shareholders Sharing the Same Address

We are sending only one notice or one Proxy Statement and Annual Report to the address of multiple shareholders unless we have received contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, saving paper and reducing printing costs. If any shareholder residing at such an address wishes to receive an individual copy of the materials, or if you are receiving multiple copies of our Proxy Statement and Annual Report and would like to enroll in this service, please contact the Company’s Corporate Secretary and Chief Governance Officer (see page 30 for contact information).

2023 Annual Meeting of Shareholders Information

Shareholder Proposals for Inclusion in the 2023 Proxy Statement

To be considered for inclusion in next year’s Proxy Statement, any shareholder proposals submitted in accordance with SEC Rule 14a-8 must be received by our Corporate Secretary and Chief Governance Officer at our principal executive offices no later than November 18, 2022. Any such proposals must comply with all of the requirements of SEC Rule 14a-8.

Other Shareholder Proposals for Presentation at the 2023 Annual Meeting

Under our bylaws, shareholders must follow certain advance notice procedures to nominate a person for election as a director at an annual or special meeting, or to introduce an item of business at an annual meeting. Under these advance notice procedures, shareholders must submit the proposed nominee or item of business by delivering a notice to the Corporate Secretary and Chief Governance Officer at our principal executive offices. We must receive notice as follows:

◾

If it is a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting, we must receive notice not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. Assuming that the 2022 Annual Meeting of Shareholders is held on schedule, we must receive notice pertaining to the 2023 Annual Meeting of Shareholders no earlier than January 3, 2023 and no later than February 2, 2023.

◾

Alternatively, if we hold the 2022 Annual Meeting of Shareholders on a date that is not within 25 days before or after such anniversary date, we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

◾

If we hold a special meeting to elect directors, we must receive a shareholder’s notice of intention to introduce a nomination no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Our bylaws provide that notice of a proposed nomination must include certain information about the shareholder and the nominee, as well as a written consent of the proposed nominee to serve if elected. A notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business and certain

2022 PROXY STATEMENT	88 •

other information about the shareholder. Any notice (other than a proposal pursuant to Rule 14a-8) that is received outside of the window specified above for proposed items of business will be considered untimely under Rule 14a-4(c) under the Securities Exchange Act of 1934. The persons named in the proxy for the meeting may exercise their discretionary voting power with respect to all such matters, including voting against them.

All director nominations and shareholder proposals, other than shareholder proposals made pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must comply with the requirements of the Company’s bylaws. You may obtain a copy of the Company’s bylaws at no cost from the Company’s Corporate Secretary and Chief Governance Officer (see below for contact information).

Availability of Form 10-K

If you would like a paper copy of our 2021 Form 10-K, excluding certain exhibits, please contact Kristina V. Fink, Corporate Secretary and Chief Governance Officer, American Express Company, 200 Vesey Street, New York, New York 10285, by email at corporatesecretarysoffice@aexp.com.

2022 PROXY STATEMENT     A-1   •

Annex A—Information Regarding Non-GAAP Financial Measures

(Billions, except percentages and per share amounts)

Total Revenues Net of Interest Expense	2018	2019	2020	2021

GAAP Total Revenues Net of Interest Expense	$40.3	$43.6	$36.1	$42.4

Total Revenues Net of Interest Expense (FX-adjusted)(1)	$39.9	$43.4	$36.3

YoY% Increase/(Decrease) in GAAP Total Revenues Net of Interest Expense		8%	(17%)	17%

YoY% Increase/(Decrease) in Total Revenues Net of Interest Expense (FX-adjusted)(1)		9%	(17%)	17%

Adjusted Diluted EPS		2019	2020	2021

GAAP Diluted EPS		$7.99	$3.77	$10.02

2019 First Quarter Litigation-Related Charge ($0.27 per share pre-tax)		$0.21	—	—

Adjusted Diluted EPS		$8.20	$3.77	$10.02

Certain components may not sum in total due to rounding.

(1)

FX-adjusted information assumes a constant exchange rate between the periods being compared for purposes of currency translation into U.S. dollars (i.e., assumes 2021 foreign exchange rates apply to 2020 results, 2020 foreign exchange rates apply to 2019 results).

THANKS, AS ALWAYS, FOR YOUR CONTINUED SUPPORT. WE'RE ALL IN THIS TOGETHER.

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VOTE ONLINE - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 28, 2022 (for holders in employee benefit plans), or up until 11:59 P.M. Eastern Time on May 2, 2022 (for all other shareholders). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 28, 2022 (for holders in employee benefit plans), or until 11:59 P.M. Eastern Time on May 2, 2022 (for all other shareholders). Have your proxy card in hand when you call and then follow the instructions. Toll free in the U.S. and Canada.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

VOTE CONFIRMATION
You may confirm that your instructions were received and included in the final tabulation to be issued at the Annual Meeting of Shareholders on May 3, 2022 via the ProxyVote Confirmation link at www.proxyvote.com by using the information that is printed in the box marked by the arrow .. Vote Confirmation is available 24 hours after your vote is received beginning April 19, 2022, with the final vote tabulation remaining available through July 3, 2022.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D72406-P64318	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

AMERICAN EXPRESS COMPANY

Vote on Directors

The Board of Directors recommends that you vote FOR each director nominee listed in Proposal 1 below (please mark your vote for each director separately):

1.	Election of director nominees proposed by the Board of Directors for a term of one year.		For	Against	Abstain

	1a.	Thomas J. Baltimore	☐	☐	☐			For	Against	Abstain

	1b.	Charlene Barshefsky	☐	☐	☐		1m. Lisa W. Wardell	☐	☐	☐

	1c.	John J. Brennan	☐	☐	☐		1n. Christopher D. Young	☐	☐	☐

	1d.	Peter Chernin	☐	☐	☐	Vote on Proposals

	1e.	Ralph de la Vega	☐	☐	☐	The Board of Directors recommends that you vote FOR the following proposals:		For	Against	Abstain

	1f.	Michael O. Leavitt	☐	☐	☐	2.	Ratification of appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2022.	☐	☐	☐

	1g.	Theodore J. Leonsis	☐	☐	☐	3.	Approval, on an advisory basis, of the Company’s executive compensation.	☐	☐	☐

	1h.	Karen L. Parkhill	☐	☐	☐	The Board of Directors recommends that you vote AGAINST the following proposal:		For	Against	Abstain

	1i.	Charles E. Phillips	☐	☐	☐	4.	Shareholder Proposal Relating to Independent Board Chairman.	☐	☐	☐

	1j.	Lynn A. Pike	☐	☐	☐	The proxies are authorized to vote in their discretion upon any other matter that may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

	1k.	Stephen J. Squeri	☐	☐	☐	Signed proxies returned without specific voting instructions as to any director or item will be voted as the Board of Directors recommends.
	1l.	Daniel L. Vasella	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Notice to employees participating in the American Express Retirement Savings Plan (RSP) or the Employee Stock Ownership Plan (ESOP) of Amex Canada, Inc. and Amex Bank of Canada.

Your voting instructions must be received on or before 11:59 P.M. Eastern Time on April 28, 2022, by Broadridge, which is acting on behalf of the Trustees of the RSP and ESOP. If your voting instructions are not received by 11:59 P.M. Eastern Time on April 28, 2022, the Trustees of the RSP and the ESOP will not vote the shares.

Annual Meeting of Shareholders Participation

Please check our Investor Relations website for the most current COVID-19 protocols required to attend the meeting - http://ir.americanexpress.com.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders:

The Annual Report, Notice and Proxy Statement are available at www.proxyvote.com.

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D72407-P64318

AMERICAN EXPRESS COMPANY

Proxy for the Annual Meeting of Shareholders

to be held on Tuesday, May 3, 2022

Solicited on behalf of the Board of Directors

The undersigned hereby appoints Laureen E. Seeger, Richard Starr and Kristina V. Fink, or any of them, proxies or proxy, with full power of substitution, to vote all common shares of American Express Company (the Company) that the undersigned is entitled to vote at the Annual Meeting of Shareholders (the Meeting) to be held at the American Express Company’s headquarters at 200 Vesey Street, New York, NY 10285, on Tuesday, May 3, 2022 at 9:00 A.M. Eastern Time and at any adjournment(s) or postponement(s) of the Meeting, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the proxy statement, and in their discretion upon any matter that may properly come before the Meeting or any adjournment(s) or postponement(s) of the Meeting. The undersigned hereby revokes any proxies submitted previously.

To ensure timely receipt of your vote and to help the Company reduce costs, you are encouraged to submit your voting instructions online or by telephone. Follow the instructions on the reverse side of this card.

If you choose to submit your voting instructions by mail: Mark, sign, and date this proxy card on the reverse side and return it promptly in the envelope provided. You do not need to mark any boxes if you wish to vote as the Board of Directors recommends.

(Please sign and date on the reverse side)